UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Cautionary Note Regarding Forward-Looking Statements
This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our Climate Risk Strategy and related goals, commitments and strategies as well as other ESG -related information. We use words such as “ambition,” “anticipates,” “believes,” “expects,” “future,” “goal,” “target,” “plan,” “must,” “will,” “should,” “aim,” “strive,” “intends” and similar expressions to identify forward-looking statements. These statements involve risks and uncertainties. Actual results could differ materially from any future results expressed or implied by the forward-looking statements for a variety of reasons, including due to the risks and uncertainties that are discussed in our most recently filed periodic reports on Form 10-K, subsequent filings on Forms 10-Q, and Forms 8-K. We assume no obligation to update any forward-looking statements or information, which speak as of their respective dates.
Incorporation by Reference
To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of ConocoPhillips under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement titled “Audit and Finance Committee Report” (to the extent permitted by the rules of the U.S. Securities and Exchange Commission (SEC)) and “Human Resources and Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically stated otherwise in such filing. This Proxy Statement includes website addresses and references to additional materials found on those websites, which are provided for convenience only. These websites and materials are not incorporated into this Proxy Statement by reference.

A Message from Our Chairman and Chief Executive Officer and Lead Director
March 30, 2026
Dear Fellow Stockholders,
On behalf of the Board of Directors (the “Board”) and the Executive Leadership Team, we are pleased to invite you to participate in the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The meeting will take place virtually on Tuesday, May 12, 2026, at 9:00 a.m. Central Daylight Time. There will be no in-person meeting. The attached Notice of the 2026 Annual Meeting of Stockholders and Proxy Statement provides information about the business we plan to conduct.
Maintaining Our Competitive Position
Last year, we successfully completed the integration of Marathon Oil Corporation, adding more high-quality, low cost of supply resource to our portfolio. We captured more than $1 billion of synergies and approximately $1 billion of additional one-time benefits, while still delivering pro forma production growth.
We also identified an incremental $1 billion in cost reduction and margin enhancement opportunities. We are already making great progress and are on track to capture those savings on a run-rate basis by year-end 2026. These sustainable efficiency improvements and cost reductions make our company more resilient and strengthen our position for decades to come.
Meeting Global Energy Demand
One of our objectives is to help meet global energy demand. In 2025, we delivered strong operational performance with full-year production of 2,375 thousand barrels of oil equivalent per day. Our global portfolio is deep, durable and diverse, and we’re recognized as having the most advantaged U.S. inventory position in the sector. We further strengthened that position, with a more than 15% improvement in Lower 48 drilling and completion efficiencies year over year.
Beyond the Lower 48, we continued to advance the Willow project in Alaska and equity LNG projects at North Field East and North Field South in Qatar and Port Arthur LNG (PALNG) on the U.S. Gulf Coast. These projects are well positioned to deliver strong returns and compelling multiyear free cash flow growth. Additionally, we advanced our commercial LNG strategy by placing an initial 5 million tonnes per annum (MTPA) of PALNG Phase 1 offtake and secured additional offtake of 5 MTPA, bringing our total commercial offtake portfolio to 10 MTPA. The diversification and flexibility embedded in our distinctive LNG strategy enables us to manage short-term risks and uncertainties while continuing to expand our business for what we see as significant LNG demand in the future.
Delivering Competitive Returns On and Of Capital
We delivered full-year 2025 earnings of $8.0 billion, or $6.35 per share, and cash provided by operating activities totaled $19.8 billion. We achieved our cash from operations (CFO)-based return of capital target, once again returning 45% of CFO to shareholders through buybacks and the dividend. In December, we increased our ordinary dividend by 8%, in line with our commitment to grow the base dividend at a top-quartile S&P 500 rate. Meanwhile, we paid down debt and further strengthened our investment-grade balance sheet, putting us in a very strong financial position. We are well positioned to continue delivering returns on and of capital to shareholders through the cycles.
Achieving Our Emissions Reduction Targets
In 2025, we completed our approved emissions abatement projects and met our annual greenhouse gas emissions intensity target, advancing our goal to reduce emissions intensity by 50 to 60% by 2030. We also reached our target of zero routine flaring by the end of 2025 for heritage ConocoPhillips assets by taking economically viable steps to eliminate routine flaring in accordance with the World Bank Zero Routine Flaring Initiative. Building on this achievement, we introduced a new commitment this year to maintain flaring intensity of less than 0.75% of gas produced at operated assets.

S	SAFETY No task is so important that we can’t take the time to do it safely. A safe company is a successful company.

P	PEOPLE We respect one another. We recognize that our success depends upon the capabilities and inclusion of our employees. We value different voices and opinions.

I	INTEGRITY We are ethical and trustworthy in our relationships with internal and external stakeholders. We keep our promises.

R	RESPONSIBILITY We are accountable for our actions. We care about our neighbors. Sustainability is core to our company and creates shared value for our stakeholders.

I	INNOVATION We anticipate change and respond with creative solutions. We are responsive to the changing needs of the industry. We embrace learning. We are not afraid to try new things.

T	TEAMWORK We have a “can do” attitude that inspires top performance from everyone. We encourage collaboration. We celebrate success. We win together.

4   ConocoPhillips

A Message from Our Chairman and Chief Executive Officer and Lead Director
Looking to the Future
Looking ahead, we remain focused on executing our operating plan and delivering our returns-focused value proposition. We are steadfast in our commitment to operating safely, efficiently and responsibly across all aspects of our business. We believe we have the highest-quality asset base in our peer space, and we’re uniquely investing in our high-quality, longer-cycle projects in Alaska and LNG to drive strong returns and compelling, multiyear free cash flow growth. With an ongoing focus on capital and cost discipline, we are well positioned for long-term success.
Your input is valued, and your vote is very important.
We strongly believe that regular engagement with all stakeholders  —  stockholders, employees, customers, suppliers, advocacy groups, governments, and communities  —  is critical to our long-term success. The Annual Meeting is an opportunity for stockholders to express their views on ConocoPhillips’ business.
Whether or not you plan to participate in the Annual Meeting, and no matter how many shares you own, we encourage you to vote in advance. Your vote is important to us and to our business. Prior to the meeting, you may sign and return your proxy card, use telephone or internet voting, or visit the Annual Meeting website at www.conocophillips.com/annualmeeting to register your vote. Voting instructions begin on page 125.
Thank you for your continued support.

Ryan M. Lance Chairman and Chief Executive Officer	Robert A. Niblock Lead Director
2026 Proxy Statement   5

Notice of 2026 Annual Meeting
of Stockholders
Date and Time	Virtual Meeting	Record Date
Tuesday, May 12, 2026 9:00 a.m. (CDT)	Online at www.virtualshareholder meeting.com/COP2026	March 18, 2026
Proposals Requiring Your Vote
Purpose		Board Recommendation	Page
1	Election of 13 Directors	For each nominee	14
2	Ratification of Independent Registered Public Accounting Firm	For	59
3	Advisory Approval of the Compensation of Our Named Executive Officers	For	61
4	Stockholder Proposal — Independent Board Chairman	Against	118
Participate in the Future of ConocoPhillips — Vote Now
Use your smartphone or computer: www.proxyvote.com
Dial (800) 690-6903 toll-free 24/7
Cast your ballot, sign your proxy card, and send by mail in the enclosed postage-paid envelope
You may participate in the Annual Meeting and vote electronically

Only stockholders of record at the close of business on March 18, 2026 will be entitled to receive notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at our offices in Houston, Texas during ordinary business hours for a period of 10 days prior to the meeting.
Visit our Annual Meeting website at www.conocophillips.com/annualmeeting to learn more about our Annual Meeting, review and download this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), submit questions in advance of the Annual Meeting, and sign up for electronic delivery of materials for future annual meetings.
By Order of the Board of Directors
Kelly B. Rose
Corporate Secretary
March 30, 2026

Your vote is very important to us and to our business. Even if you plan to attend the Annual Meeting, please vote right away. For more information on voting, please see “Available Information and Q&A About the Annual Meeting and Voting” beginning on page 123.

Important Notice regarding the availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to be held on May 12, 2026. This Proxy Statement and our 2025 Annual Report are available at www.conocophillips.com/annualmeeting.

6   ConocoPhillips

Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding ConocoPhillips’ 2025 performance, please review our Annual Report.
About ConocoPhillips
Company Overview
ConocoPhillips is one of the world’s leading exploration and production companies, based on both production and reserves, with a globally diversified asset portfolio. Headquartered in Houston, Texas, as of December 31, 2025, ConocoPhillips had operations and activities in 14 countries, $122 billion of total assets, and approximately 9,900 employees. Production averaged 2,375 thousand barrels of oil equivalent per day (“MBOED”) in 2025, and proved reserves were 7.6 billion barrels of oil equivalent (“BBOE”) as of December 31, 2025. We explore for, produce, transport, and market crude oil, bitumen, natural gas, NGLs and LNG on a worldwide basis. Our diverse, low cost of supply portfolio includes resource-rich unconventional plays in North America; conventional assets in North America, Europe, Africa and Asia; LNG developments; oil sands in Canada; and an inventory of global exploration prospects.
ConocoPhillips is one of the world’s leading E&P companies based on both production and reserves, with a globally diversified asset portfolio.
2026 Proxy Statement   7

Proxy Summary
Strong Financial and Operational Performance in Line with Our Returns-Focused Value Proposition
Throughout 2025, ConocoPhillips delivered strong financial and operational performance consistent with our value proposition of superior returns to stockholders through price cycles. We successfully integrated Marathon Oil, adding more high-quality, low cost of supply resource to our portfolio.
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We delivered full year total company and Lower 48 production of 2,375 MBOED and 1,484 MBOED, respectively. We integrated Marathon Oil and doubled synergy capture to more than $1 billion on a run-rate basis in 2025 while achieving approximately $1 billion of additional one-time benefits. We advanced our commercial LNG strategy by placing an initial 5 million tonnes per annum (MTPA) of Port Arthur LNG (PALNG) Phase 1 offtake and secured additional offtake of 5 MTPA, bringing our total commercial offtake portfolio to 10 MTPA. We achieved Lower 48 drilling and completion efficiency improvements of more than 15% year over year and also achieved first oil at Surmont Pad 104W-A.

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We achieved a 10% return on capital employed,(1) and we delivered competitive returns of capital by distributing $9.0 billion to stockholders, including $5.0 billion through share repurchases and $4.0 billion in cash through the ordinary dividend.

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We executed our approved emissions abatement projects and achieved our annual GHG emissions intensity target, advancing our goal to reduce operational emissions intensity by 50 to 60% by 2030. We were awarded Gold Standard Reporting in 2025 by Oil & Gas Methane Partnership 2.0 (OGMP 2.0) and reached our target of zero routine flaring by the end of 2025 for heritage ConocoPhillips assets.

We continue to be guided by our SPIRIT Values and remain committed to our foundational principles, which consist of maintaining balance sheet strength, providing peer-leading distributions, making disciplined investments, and demonstrating responsible and reliable ESG performance. Supporting these core principles are our strategic cash flow allocation priorities: (1) invest enough capital to sustain production and pay the existing dividend; (2) grow the dividend annually; (3) maintain ‘A’ credit rating; (4) return greater than 30% of cash from operations to stockholders; and (5) make disciplined investments to enhance returns.
A summary of the many important accomplishments we achieved in 2025 is shown below:
2025 Highlights — Delivering on Our Returns-Focused Value Proposition
Strategy	Financial	Operations

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Integrated Marathon Oil, delivering $1B+ in run-rate synergies and an additional ~$1B of one-time benefits.

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Closed $3.2B in dispositions in 2025 and on track to meet $5B total disposition target by year-end 2026.

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Advanced global LNG strategy placing initial 5 MTPA of PALNG Phase 1 offtake; secured additional offtake of 5 MTPA to bring total commercial offtake portfolio to 10 MTPA.

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Distributed $9.0B to stockholders; $5.0B in share repurchases and $4.0B in ordinary dividends.

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$8.0B earnings; $6.35 EPS; $7.7B adjusted earnings(1); $6.16 adjusted EPS.(1)

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10% ROCE(1); 10% cash adjusted ROCE.(1)

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Generated cash provided by operating activities of $19.8B; $19.9B CFO(2); $7.3B FCF(1); ending cash of $7.4B.(3)

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Delivered FY company and Lower 48 production of 2,375 MBOED and 1,484 MBOED, respectively.

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Achieved more than 15% improvement in Lower 48 drilling and completion efficiencies year over year.

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Achieved first oil at Surmont Pad 104W-A.

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Identified an incremental $1B in cost reduction and margin enhancement opportunities; on track to capture those savings on a run-rate basis by year-end 2026.

(1)
Adjusted earnings, adjusted EPS, return on capital employed (ROCE), cash adjusted ROCE and free cash flow (FCF) are non-GAAP measures. Further information related to these measures as well as reconciliations to the nearest GAAP measure are included in Appendix A.

(2)
Cash provided by operating activities was ~$19.8B. Excluding operating working capital change of ($0.1B), cash from operations (CFO) was $19.9B. CFO is a non-GAAP measure. Further information related to this measure is included in Appendix A.

(3)
Ending cash includes cash, cash equivalents and restricted cash totaling $6.9B and short-term investments of $0.5B. Restricted cash was $0.4B. Balance excludes $1.1B in long-term investments.

We maintained our ongoing practice of engaging with stockholders throughout 2025 and received consistent feedback that our disciplined, returns-focused strategy is the right one for our business and that our stockholders appreciate our ongoing efforts to increase the transparency and robustness of our disclosures.
8   ConocoPhillips

Proxy Summary
Stockholder Engagement
ConocoPhillips understands the importance of maintaining a robust stockholder engagement program. During 2025, ConocoPhillips continued this long-standing practice. As applicable, executives and management from our investor relations, sustainable development, human resources, government affairs and legal groups routinely engaged with stockholders on a variety of topics, including our strategy and value proposition, corporate governance, executive compensation, human capital management, culture, climate change and sustainability. When appropriate, directors also met with stockholders. We spoke with representatives from our top institutional investors, fund managers, public pension funds and socially responsible funds to hear their views on these important topics. Overall, investors expressed strong support for ConocoPhillips. We believe our regular stockholder engagement was productive and provided an open exchange of ideas and perspectives for both ConocoPhillips and our stockholders. For more information, see “Stockholder Engagement and Board Responsiveness” beginning on page 43 and “2025 Say on Pay Vote Result, Stockholder Engagement and Board Responsiveness” beginning on page 66.
2026 Proxy Statement   9

Proxy Summary
Director Nominees
The Board recommends a vote FOR each of the 13 nominees listed below. All of the nominees are currently serving as directors.*
Dennis V. Arriola Former CEO, Avangrid, Inc. Age: 65 Director Since: 2022	Nelda J. Connors Founder and CEO, Pine Grove Holdings Age: 60 Director Since: 2024	Gay Huey Evans CBE Former Chairman, London Metal Exchange Age: 71 Director Since: 2013

Jeffrey A. Joerres Former Executive Chairman and CEO, ManpowerGroup Inc. Age: 66 Director Since: 2018	Ryan M. Lance Chairman and CEO, ConocoPhillips Age: 63 Director Since: 2012	Timothy A. Leach Former Chairman and CEO, Concho Resources Inc. Age: 66 Director Since: 2021

Kathleen A. McGinty VP and Chief Sustainability and External Relations Officer, Johnson Controls International plc Age: 62 Director Since: 2025	William H. McRaven Retired U.S. Navy Four-Star Admiral (SEAL) Age: 70 Director Since: 2018	Sharmila Mulligan Former Chief Strategy Officer, Alteryx Age: 60 Director Since: 2017

Arjun N. Murti Partner, Veriten LLC Age: 57 Director Since: 2015	Robert A. Niblock Former Chairman, President and CEO, Lowe’s Companies, Inc. Age: 63 Director Since: 2010	David T. Seaton Former Chairman and CEO, Fluor Corporation Age: 64 Director Since: 2020
R.A. Walker Former Chairman and CEO, Anadarko Petroleum Corporation Age: 69 Director Since: 2020
Committees Currently and effective as of May 11, 2026
Executive Committee	Audit and Finance Committee	Committee on Directors’ Affairs
Human Resources and Compensation Committee	Public Policy and Sustainability Committee	Circle indicates Chair
Lead Director

*
Ages as of April 1, 2026

10   ConocoPhillips

Proxy Summary
Diversity of Board Skills and Experience
Board Skills and Experience
CEO or Senior Officer CEO or senior officer experience demonstrates a practical understanding of organizations, processes, strategy, risk, and risk management.

Environmental/Sustainability
Environmental/sustainability experience ensures that strategic business essentials and long-term value creation for stockholders are achieved with a responsible, sustainable business model.

Financial Reporting Financial reporting, audit knowledge, and experience in capital markets, both debt and equity, are critical to ConocoPhillips’ success.
Global Global business or international experience provides valued perspectives on how we grow our businesses outside the United States.
Human Capital Management Human capital management experience is essential for effective oversight on matters such as culture, succession planning, development and retention.
Industry Industry experience provides valuable perspective on issues specific to our business within the energy industry.
Public Company Board Service Public company board service experience supports our goals of strong board and management accountability, transparency and protection of stockholder interests.
Regulatory/Government Regulatory/government experience offers valuable insight into how the energy industry is heavily regulated and directly affected by governmental actions and decisions.
Technology Technology expertise adds exceptional value to our Board as we increasingly utilize our global data assets to monitor and optimize our operations.
Director Nominees: Tenure and Backgrounds
In 2025, we were pleased to onboard a new director, Kathleen A. McGinty, to our Board.
The median tenure of our director nominees is eight years, with four nominees having a tenure of five years or less, five nominees having a tenure of six to 10 years, and four nominees having a tenure greater than 10 years. The median age of our director nominees is 64. Directors generally may not stand for reelection after they reach the age of 75, and 12 director nominees are at least 5 years younger and eight nominees are at least 10 years younger than that age. Four of our director nominees are female, and four of our nominees are from underrepresented communities, in each case representing more than 30% of our total director nominees.
2026 Proxy Statement   11

Proxy Summary
Governance Highlights
Our Board oversees the development and execution of our strategy. We have robust governance practices and procedures that support our strategy. To maintain and enhance independent oversight, our Board is focused on its composition and effectiveness and has implemented measures for continuous improvement.
The measures outlined below align our corporate governance structure with our strategic objectives and enable the Board to effectively communicate and execute our culture of compliance and rigorous risk management.
Comprehensive, Integrated Governance Practices

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Our Board is committed to regular renewal and refreshment, and we continually assess whether our composition appropriately relates to ConocoPhillips’ current and evolving strategic needs. See “Board Composition and Refreshment” beginning on page 32.

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In assessing Board composition, the Committee on Directors’ Affairs considers any planned retirements from the Board, as well as diversity of skills, background and experience.

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As a result, we have an experienced and diverse group of nominees. See “How Are Nominees Selected?” beginning on page 14.

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The Board balances its commitment to maintaining institutional knowledge with the need for fresh perspectives that board refreshment and director succession planning provide.

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Our Board’s thorough onboarding and director education processes complement our recruitment process. See “Director Onboarding and Education” beginning on page 33.

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Our independent Lead Director’s robust duties are set forth in our Corporate Governance Guidelines. See “Board Leadership Structure” beginning on page 35.

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Our non-employee directors meet privately in executive session at each regularly scheduled Board meeting.

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Our Board reviews CEO and senior management succession and development plans at least annually and assesses candidates during Board and committee meetings and in less formal settings.

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Our Board and committees conduct intensive and thoughtful annual evaluations of the Board, its committees, and its directors, including self-evaluations and peer assessments. See “Board and Committee Evaluations” on page 34.

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Our directors provide feedback on Board and committee effectiveness, including areas such as Board composition and the Board/management succession-planning process.

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Our Board regularly assesses its leadership structure.

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Our Board’s decision-making is informed by input from stockholders.

The governance best practices we have adopted support these general principles:

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Annual election of all directors.

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Long-standing commitment to sustainability.

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Stock ownership guidelines for directors and
Senior Officers.

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Independent Audit and Finance, Human Resources and Compensation, and Directors’ Affairs committees.

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Transparent public policy engagement.

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Prohibition on pledging and hedging for all employees.

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Proxy access.

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Active stockholder engagement.

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Majority independent Board.

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Executive sessions of non-employee directors held at each regularly scheduled Board meeting.

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Empowered independent Lead Director.

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Majority vote standard in uncontested elections.

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Robust clawback policy.

12   ConocoPhillips

Proxy Summary
Executive Compensation
Compensation Designed Around Our Strategy and Informed by Stockholder Feedback
Our executive compensation programs and metrics are aligned with our returns-focused value proposition and are directly tied to our strategic priorities (see page 69). The following chart summarizes the principal components of our 2025 executive compensation program (percentages are shown for each component of our CEO’s 2025 target compensation).
(1)
The financial metric for PSP 23 is Relative Adjusted ROCE only.

Each year, the Human Resources and Compensation Committee of the Board (“HRCC”), advised by its independent compensation consultant and informed by feedback from stockholders, undertakes a rigorous review of our compensation programs. The HRCC believes that a substantial portion of our executive compensation should be equity-based and focused on rewarding long-term performance and that this approach more closely aligns the interests of our top executives with those of our stockholders (see page 64).
Compensation and Governance Practices
Through our robust process described under the heading “HRCC Annual Compensation Cycle” on page 75, the HRCC has adopted strong governance practices consistent with the market, some of which are summarized below.
What We Do
Executive compensation aligned with stockholder interests and primarily performance based.
“Double trigger” vesting after a change in control for long-term incentive awards.
Significant stock ownership guidelines for Senior Officers and directors.
Payouts capped on executive incentive programs.
Executives’ incentive compensation subject to robust clawback policy.
What We Don’t Do
No excise tax gross-ups for our change in control plan participants.
No current payment of dividend equivalents on unvested long-term incentives for executives.
No pledging, hedging, short sales or derivative transactions, and no repricing of stock options.
No employment agreements for our named executive officers (“NEOs”).
Don’t reward executives for excessive, inappropriate or unnecessary risk-taking.
2026 Proxy Statement   13

Item 1: Election of Directors and Director Biographies
What am I Voting On?
You are voting on a proposal to elect the 13 nominees named in this Proxy Statement to one-year terms as ConocoPhillips directors.
What is the makeup of the Board of Directors and how often are the members elected?
Our Board currently has 13 members. Directors are elected at the annual stockholder meeting each year. Any vacancy on the Board created between annual stockholder meetings (if, for example, a current director resigns or the size of the Board is increased) may be filled by a majority vote of the remaining directors then in office. Any director appointed to fill a vacancy would hold office until the next election.
Under our Corporate Governance Guidelines, directors generally may not stand for reelection after they reach the age of 75.
What if a nominee is unable or unwilling to serve?
All director nominees have consented to serve. However, should a director become unable or unwilling to serve before the date of the Annual Meeting and should the Board not elect to reduce the size of the Board, shares represented by proxies may be voted for a substitute nominated by the Board.
How are directors compensated?
Please see our discussion of director compensation beginning on page 51.
How are nominees selected?
The Committee on Directors’ Affairs regularly evaluates the size and composition of the Board and continually assesses that composition in relation to ConocoPhillips’ strategic needs, which change as the business environment evolves. We seek director candidates who possess the highest personal and professional ethics, integrity and values and who are committed to representing the long-term interest of all ConocoPhillips stakeholders. As directors exit from the Board, whether planned or unplanned, the Committee on Directors’ Affairs seeks to onboard new directors to backfill the needed skills and experience of the outgoing directors. When possible, for example in connection with a planned retirement, we seek sufficient overlap in service to allow for the transfer of institutional knowledge and sharing of experiences.
14   ConocoPhillips

Item 1: Election of Directors and Director Biographies
The chart below shows our process for identifying and integrating new directors.
How We Select and Onboard/Integrate New Board Members

1	Board Composition Assessment	Board assesses its current composition and identifies skills or characteristics needed to enhance its effectiveness, considering things like:
		• the company’s strategy. • current director tenure.	• established retirement age. • results of evaluations.

2	Candidate Sources	Candidates suggested by:
		• non-employee directors. • stockholders.	• outside search firms. • management.

3	Candidate Assessments	Pool of candidates vetted based on:
		• qualifications. • leadership experience. • integrity, ethics and judgment.	• independence. • competing obligations and potential conflicts. • mix of skills and experience already on the Board.

4	Committee Interviews	Committee on Directors’ Affairs interviews promising candidates and recommends nominees to the full Board.

5	Nomination Process	Board nominates candidates for election at next annual meeting or elects new members to serve until stockholders vote at next annual meeting.

6	Director Orientation	New directors undergo orientation and training.

7	Board Self-Evaluation	Members of the Board provide self-evaluations and evaluations of the full Board and committees.
Our Corporate Governance Guidelines contain director independence standards consistent with the standards prescribed in the NYSE Listed Company Manual and provide that, at all times, at least a substantial majority of the Board must meet those standards. The Committee on Directors’ Affairs also seeks to ensure that the Board reflects a range of talents, ages, skills, personal attributes and expertise — particularly in the areas of leadership and management, financial reporting, issues specific to oil and gas-related industries, both domestic and international markets, public policy and government regulation, technology, public company board service, human capital management, and environmental and sustainability matters — sufficient to provide sound and prudent guidance with respect to ConocoPhillips’ strategic needs. The Board seeks to maintain a diversity of skills, backgrounds and experiences and also requires that its members be able to dedicate the time and resources necessary to ensure the diligent performance of their duties, including attending Board and applicable committee meetings. To that end, the Committee on Directors’ Affairs considers the number of other boards on which each candidate already serves. Non-employee directors may not serve on more than four other boards of publicly traded companies in addition to the Board, and ConocoPhillips’ Chief Executive Officer may not serve on the board of more than one other publicly traded company. Directors should seek approval from the Chair of the Board and the Chair of the Committee on Directors’ Affairs in advance of accepting an invitation to serve on another public company board.
2026 Proxy Statement   15

Item 1: Election of Directors and Director Biographies
The following are some of the key qualifications and skills the Committee on Directors’ Affairs considered in evaluating the director nominees. The chart on the next page shows how these qualifications and skills are distributed among our nominees. The individual biographies beginning on page 19 provide additional information about how each nominee’s specific experiences, qualifications and skills align with and further the strategic direction of ConocoPhillips.
CEO or Senior Officer	Financial Reporting	Industry

We believe that directors with CEO or senior officer experience provide valuable insights. These individuals have a demonstrated record of leadership and a practical understanding of organizations, processes, strategy, risk and risk management, and the methods to drive change and growth. Through their service as top leaders at other companies, they also bring valuable perspectives on common issues affecting large and complex organizations.

We measure operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to ConocoPhillips’ success. Accordingly, we seek to have a number of directors who could qualify as audit committee financial experts (as defined by SEC rules), and we expect all of our directors to be financially knowledgeable. We also believe it is important to have knowledge and experience in capital markets, both debt and equity, given our position as a large publicly traded company.
We seek to have directors with significant experience in the energy industry. These directors have valuable perspective on issues specific to our business.
Global	Regulatory/Government	Technology

As a global energy company, our future success depends, in part, on how we grow our businesses outside the United States. Directors with global business or international experience provide valued perspectives on our operations.

The perspectives of directors who have experience within the regulatory field are important. The energy industry is heavily regulated and directly affected by governmental actions and decisions, and we believe that directors with government experience offer valuable insight in this regard.

Experience or expertise in information technology helps us pursue and achieve our business objectives. Leadership and understanding of technology, cybersecurity risk, cloud computing, scalable data analytics and big data technologies add exceptional value to our Board as we increasingly utilize our global data assets to monitor and optimize our operations.

Public Company Board Service	Environmental/Sustainability	Human Capital Management

ConocoPhillips aspires to the highest standards of corporate governance and ethical conduct. Service on the boards and board committees of other large, publicly traded companies provides an understanding of corporate governance practices and trends and insights into: (1) board management; (2) relations between the Board, the CEO and senior management; (3) agenda setting; and (4) succession planning. We believe this experience supports our goals of strong board and management accountability, transparency and protection of stockholder interests.

Our sustainable development approach is integrated into ConocoPhillips’ planning and decision-making. Directors who have experience with sustainability, including through leadership roles in our industry, strengthen the Board’s oversight and ensure that strategic business essentials and long-term value creation for stockholders are achieved with a responsible, sustainable business model which fosters a stable and healthy environment for tomorrow and proactively addresses stakeholder interests.

We could not execute our differential strategy without employees, which is why we value directors with experience in effectively engaging, developing, motivating, retaining and rewarding employees and with experience in managing workplace culture.

16   ConocoPhillips

Item 1: Election of Directors and Director Biographies
Nominee Skills Matrix
					Nominee Skills
					CEO or senior officer	Financial reporting	Industry	Global	Regulatory/ government	Technology	Public company board service	Environmental/ sustainability	Human capital management
Nominee and Primary Occupation	Other Current U.S. Public Company Directorships	Dir. Since	Age*	Indep.
Dennis V. Arriola Former Chief Executive Officer, Avangrid, Inc.	• Commercial Metals Company	2022	65	●
Nelda J. Connors Founder and Chief Executive Officer, Pine Grove Holdings	• Carnival Corporation and Carnival plc • Otis Worldwide Corporation • Zebra Technologies Corporation	2024	60	●
Gay Huey Evans CBE Former Chairman, London Metal Exchange		2013	71	●
Jeffrey A. Joerres Former Executive Chairman and Chief Executive Officer, ManpowerGroup Inc.	• Artisan Partners Asset Management Inc. • The Western Union Company	2018	66	●
Ryan M. Lance Chairman and Chief Executive Officer, ConocoPhillips	• Freeport-McMoRan, Inc.	2012	63
Timothy A. Leach Former Chairman and Chief Executive Officer, Concho Resources Inc.	• Halliburton Company	2021	66
Kathleen A. McGinty Vice President and Chief Sustainability and External Relations Officer, Johnson Controls International plc		2025	62	●
William H. McRaven Retired U.S. Navy Four-Star Admiral (SEAL)		2018	70	●
Sharmila Mulligan Former Chief Strategy Officer, Alteryx		2017	60	●
Arjun N. Murti Partner, Veriten LLC	• Liberty Energy Inc.	2015	57	●
Robert A. Niblock Lead Director Former Chairman, President, and Chief Executive Officer, Lowe’s Companies, Inc.	• PNC Financial Services Group, Inc.	2010	63	●
David T. Seaton Former Chairman and Chief Executive Officer, Fluor Corporation	• The Mosaic Company • Newmont Corporation	2020	64	●
R.A. Walker Former Chairman and Chief Executive Officer, Anadarko Petroleum Corporation		2020	69	●

*
As of April 1, 2026

2026 Proxy Statement   17

Item 1: Election of Directors and Director Biographies
Generally, the Committee on Directors’ Affairs identifies candidates through business and organizational contacts of the directors and management, though third-party search firms occasionally assist as well. Stockholders are also welcome to recommend director candidates for consideration. If you wish to recommend a candidate for nomination to the Board, please follow the procedures described under “Submission of Future Stockholder Proposals and Nominations” on page 122 for nominations made directly by a stockholder. Candidates recommended by stockholders are evaluated on the same basis as all other candidates.
At the 2025 Annual Meeting of Stockholders, 12 of the 13 current nominees for directors were elected. The Committee on Directors’ Affairs recommended and the Board concurred in electing Ms. Kathleen A. McGinty to the Board on July 1, 2025. Ms. McGinty was identified as part of the Committee on Directors’ Affairs regular process for identifying potential director nominees. Ms. McGinty was identified through a third-party search firm.
What vote is required to approve this proposal?
Each nominee requires the affirmative vote of a majority of the votes cast at the Annual Meeting; the number of votes cast “for” a director must exceed the number of votes cast “against” that director. In a contested election (if the number of nominees exceeded the number of directors to be elected), directors would be elected by the vote of a plurality of the shares represented at the meeting and entitled to vote on the election of directors.
What if a Director Nominee does not receive a majority of the votes cast?
If a nominee who is serving as a director is not elected at the Annual Meeting and no one else is elected in place of that director, then, under Delaware law, the director continues to serve on the Board as a “holdover director.” However, under our By-Laws, a holdover director is required to tender a resignation to the Board. The Committee on Directors’ Affairs then would consider the resignation and recommend to the Board whether to accept or reject it or whether some other action should be taken. The Board would then make a decision, without participation by the holdover director. The Board is required to disclose publicly (by a news release, filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind that decision within 90 days from the date the election results are certified.
18   ConocoPhillips

Item 1: Election of Directors and Director Biographies
Who are this year’s Director Nominees?
The following 13 directors are standing for election to hold office until the 2027 Annual Meeting of Stockholders. Each of the director nominees is a current director. Committee membership is effective as of May 11, 2026.
Dennis V. Arriola	ConocoPhillips Committees:
Former Chief Executive Officer, Avangrid, Inc. Age: 65 Director Since: September 2022	Audit and Finance Committee
Human Resources and Compensation Committee

Mr. Arriola is an Operating Partner at Sandbrook Capital. He previously served as Chief Executive Officer of Avangrid, Inc. from 2020 until 2022. He joined Avangrid from Sempra Energy, a publicly traded energy infrastructure company, where he served as Executive Vice President and Group President, and Chief Sustainability Officer. Throughout his career, Mr. Arriola has served in a broad range of leadership positions in gas and electric utilities as well as renewables, including as Chairman, President and Chief Executive Officer of Southern California Gas Co., Senior Vice President and Chief Financial Officer of both San Diego Gas & Electric and Southern California Gas Co., Vice President of Communications and Investor Relations for Sempra, and Regional Vice President and General Manager of Sempra’s South American operations.
Mr. Arriola serves on the Board of Directors of Commercial Metals Company and the Automobile Club of Southern California. He previously served on the boards of Avangrid, Inc., Meritage Homes, the California Latino Economic Institute, the U.S. Chamber of Commerce, the California Business Roundtable, the Edison Electric Institute, and the boards of several Sempra operating companies, including Infraestructura Energética Nova, a publicly traded company in Mexico, Luz del Sur SAA, a publicly traded company in Peru, and Chilquinta Energía in Chile.

Skills and Qualifications:
Mr. Arriola’s extensive experience in the energy sector, including leadership positions in companies with global operations in gas and electric utilities as well as renewables, brings valuable perspective to the Board. The Board believes that his career experience, including in sustainability, will greatly enhance the Board’s ability to guide ConocoPhillips in executing its strategy.

Other current U.S. public company directorships: • Commercial Metals Company
CEO or senior officer	Financial reporting	Industry
Global	Regulatory/government	Public company board service
Environmental/sustainability	Human capital management
2026 Proxy Statement   19

Item 1: Election of Directors and Director Biographies
Nelda J. Connors	ConocoPhillips Committees:
Founder and Chief Executive Officer, Pine Grove Holdings Age: 60 Director Since: September 2024	Audit and Finance Committee
Public Policy and Sustainability Committee

Ms. Connors is the founder and Chief Executive Officer of Pine Grove Holdings, LLC, a woman- and minority-owned privately held investment company. Prior to founding Pine Grove Holdings in 2011, Ms. Connors served as President and Chief Executive Officer of Atkore International Group Inc., a manufacturer of electrical, safety and infrastructure products, from 2008 to 2010 while Atkore was a division of Tyco International and from 2010 to 2011 following Atkore’s spin-off as a separate, privately held entity. Ms. Connors held various managerial positions for Eaton Corporation, a diversified industrial manufacturer, overseeing the operations of multiple divisions and products across various geographic regions. Prior to Eaton, she held various executive and managerial roles in the automotive industry.
Ms. Connors serves on the boards of Carnival plc, Otis Worldwide Corporation, Zebra Technologies Corporation and Arconic Corporation. She previously served on the boards, including in various committee roles, of Baker Hughes Company, Boston Scientific Corporation, BorgWarner Inc., EnerSys Inc., Delphi Technologies plc, Case New Holland Industrial N.V., and Echo Global Logistics, Inc. In addition, she served as an Advisor to the U.S. Board of Directors of Nissan Motor Corporation and on the Advisory Board for Queen’s Gambit Special Purpose Acquisition Company.

Skills and Qualifications:
Ms. Connors’ extensive experience in the industrial and manufacturing industries, as well as her experience sitting on multiple public company boards, brings valuable expertise on operational excellence and corporate finance to the Board.

Other current U.S. public company directorships: • Carnival Corporation and Carnival plc • Otis Worldwide Corporation • Zebra Technologies Corporation
CEO or senior officer	Financial reporting	Global
Public company board service	Human capital management
20   ConocoPhillips

Item 1: Election of Directors and Director Biographies
Gay Huey Evans CBE	ConocoPhillips Committees:
Former Chairman, London Metal Exchange Age: 71 Director Since: March 2013	Committee on Directors’ Affairs
Human Resources and Compensation Committee

Ms. Huey Evans is the former Chairman of the Board of Directors of the London Metal Exchange. She was a member of His Majesty’s Treasury Board, Sub-Committee, and Nominations Committee and a non-executive director of S&P Global Inc. She currently serves as an Advisor of Secro Inc. and as Trustee of Benjamin Franklin House, and was previously an Advisor of Quantexa Ltd. and a Senior Advisor of Chatham House. She was also Vice Chairman, Investment Banking and Investment Management at Barclays Capital from 2008 to 2010, head of governance of Citi Alternative Investments (EMEA) from 2007 to 2008 and President of Tribeca Global Management (Europe) Ltd. from 2005 to 2007, both part of Citigroup. From 1998 to 2005, she was director of the markets division and head of the capital markets sector at the U.K. Financial Services Authority. She previously held various senior management positions with Bankers Trust Company in New York and London.
Ms. Huey Evans previously served on the boards of S&P Global Inc., IHS Markit, Itau BBA International Limited, Aviva plc, The London Stock Exchange Group plc, Falcon Private Wealth Ltd, and Standard Chartered plc. She also previously served as Trustee of the Beacon Awards, which celebrate British philanthropy and as Trustee of Wellbeing of Women, where she was Chair of the Investment Committee.

Skills and Qualifications:
Ms. Huey Evans’ in-depth knowledge of, and insight into, global capital markets from her extensive experience in the international financial services industry brings valuable expertise to ConocoPhillips’ businesses.
Ms. Huey Evans was awarded a CBE in 2021 for services to the economy and philanthropy, and an OBE in 2016 for services to financial services and diversity. She is a passionate advocate for ensuring markets build trust through accessibility and transparency and for increased diversity in business.

CEO or senior officer	Financial reporting	Global
Regulatory/government	Public company board service
2026 Proxy Statement   21

Item 1: Election of Directors and Director Biographies
Jeffrey A. Joerres	ConocoPhillips Committees:
Former Executive Chairman and Chief Executive Officer, ManpowerGroup Inc. Age: 66 Director Since: July 2018	Committee on Directors’ Affairs
Executive Committee
Human Resources and Compensation Committee (Chair)

Mr. Joerres served as Chief Executive Officer of ManpowerGroup Inc. from 1999 to 2014, as Chairman of the Board from 2001 to 2014 and as Executive Chairman from May 2014 to December 2015. Mr. Joerres joined ManpowerGroup in 1993 and served as Vice President of Marketing and Senior Vice President of European Operations and Marketing and Major Account Development.
He currently serves on the boards of The Western Union Company and Artisan Partners Asset Management Inc. Mr. Joerres also serves as a Senior Advisor for Apollo Global Management. He previously served as a director of Johnson Controls International plc and Artisan Funds, Inc. Additionally, Mr. Joerres is on the board of the Green Bay Packers and Kohler Co. Mr. Joerres is a former Director and Chairman of the Federal Reserve Bank of Chicago and previously served on the board of the Boys and Girls Clubs of Milwaukee.

Skills and Qualifications:
Mr. Joerres’s extensive global leadership, human capital management experience and substantial involvement on both public and private boards enable him to provide guidance to the Board with respect to ConocoPhillips’ people and operations.

Other current U.S. public company directorships: • Artisan Partners Asset Management Inc. • The Western Union Company
CEO or senior officer	Financial reporting	Global
Regulatory/government	Public company board service	Human capital management
22   ConocoPhillips

Item 1: Election of Directors and Director Biographies
Ryan M. Lance	ConocoPhillips Committees:
Chairman and Chief Executive Officer, ConocoPhillips Age: 63 Director Since: April 2012	Executive Committee (Chair)

Mr. Lance was appointed Chairman and Chief Executive Officer in May 2012, having previously served as Senior Vice President, Exploration and Production — International since May 2009.
Mr. Lance previously served as President, Exploration and Production — Europe, Asia, Africa and the Middle East from September 2007 to April 2009. From February 2007 to September 2007, he served as Senior Vice President, Technology, and prior to that, Mr. Lance served as Senior Vice President, Technology and Major Projects beginning in 2006. He served as President, Downstream Strategy, Integration and Specialty Businesses from 2005 to 2006.

Skills and Qualifications:
Mr. Lance’s service as Chairman and Chief Executive Officer of ConocoPhillips makes him well qualified to serve both as a director and Chairman of the Board. Mr. Lance’s extensive experience in the industry as an executive in our exploration and production businesses and as the global representative of ConocoPhillips makes his service as a director invaluable.

Other current U.S. public company directorships: • Freeport-McMoRan, Inc.
CEO or senior officer	Industry	Global
Regulatory/government	Public company board service	Environmental/sustainability
Human capital management
2026 Proxy Statement   23

Item 1: Election of Directors and Director Biographies
Timothy A. Leach	ConocoPhillips Committees:
Former Chairman and Chief Executive Officer, Concho Resources Inc. Age: 66 Director Since: January 2021	Public Policy and Sustainability Committee

Mr. Leach previously served as Advisor to the Chief Executive Officer for ConocoPhillips until August 31, 2025, a role he assumed in May 2022, following his tenure as Executive Vice President, Lower 48. Prior to joining ConocoPhillips, Mr. Leach served as chairman and chief executive officer of Concho Resources Inc. from its formation in February 2006, until its acquisition by ConocoPhillips in January 2021. During his time at Concho, Mr. Leach also served as president from July 2009 until May 2017.
Mr. Leach serves on the board of Halliburton Company. He previously served as an appointed member of the Texas A&M University System Board of Regents from 2017 to 2023 and served as Chairman from 2021 to 2023.

Skills and Qualifications: Mr. Leach brings invaluable contributions to the Board with his extensive industry experience and valuable expertise in strategic leadership of a public company.
Other current U.S. public company directorships: • Halliburton Company
CEO or senior officer	Financial reporting	Industry
Regulatory/government	Public company board service	Environmental/sustainability
Human capital management
24   ConocoPhillips

Item 1: Election of Directors and Director Biographies
Kathleen (“Katie”) A. McGinty	ConocoPhillips Committees:
Vice President and Chief Sustainability and External Relations Officer, Johnson Controls International plc Age: 62 Director since: July 2025	Audit and Finance Committee
Public Policy and Sustainability Committee

Ms. McGinty has served as Vice President and Chief Sustainability and External Relations Officer at Johnson Controls International plc since 2019, and is Chairman of the Johnson Controls Foundation. Throughout her career, Ms. McGinty has worked in both the public and private sector and served on the highest levels of U.S. federal and state governments. She served as chair of the White House Council on Environmental Quality, Deputy Assistant to President Clinton, Pennsylvania Secretary of Environmental Protection and chair of the Pennsylvania Energy Development Authority.
Ms. McGinty serves on the Board of Directors of MN8 Energy and the Foundation for Energy Security and Innovation and on the Steering Committee of Greenhouse Gas Protocol. She also serves on the boards of the American Council for an Energy Efficient Economy and the Carnegie Mellon Scott Institute for Energy Innovation. Ms. McGinty previously served on the boards of Iberdrola and NRG Energy.

Skills and Qualifications: Ms. McGinty’s leadership on sustainability and experience in the private sector and in many key government positions brings a valuable perspective to the Board.
CEO or senior officer	Industry	Global
Regulatory/government	Technology	Public company board service
Environmental/sustainability	Human capital management
2026 Proxy Statement   25

Item 1: Election of Directors and Director Biographies
William H. McRaven	ConocoPhillips Committees:
Retired U.S. Navy Four-Star Admiral (SEAL) Age: 70 Director Since: October 2018	Audit and Finance Committee
Human Resources and Compensation Committee

William H. McRaven is a Senior Advisor at Lazard Financial. He is also a retired U.S. Navy Four-Star Admiral (SEAL) and the former Chancellor of the University of Texas System. During his time in the military, he commanded special operations forces at every level, eventually taking charge of all U.S. Special Operations. His military career included combat during Desert Storm and both the Iraq and Afghanistan wars. As the Chancellor of the University of Texas System from January 2014 until May 2018, he led one of the nation’s largest and most respected systems of higher education, with over 230,000 students and 100,000 faculty, staff and health care professionals.
Mr. McRaven is a recognized national authority on U.S. foreign policy and has advised Presidents George W. Bush and Barack Obama and other U.S. leaders on defense issues. He currently serves on the Advisory Board of Haveli Investments and formerly served on the Advisory Board of Palantir Technologies Inc. He also serves on the Council on Foreign Relations, the National Football Foundation, the International Crisis Group, and The Mission Continues.

Skills and Qualifications: Mr. McRaven’s international, logistical and administrative experience brings valuable expertise on global business issues and government relations to the Board.
CEO or senior officer	Financial reporting	Global
Regulatory/government	Human capital management
26   ConocoPhillips

Item 1: Election of Directors and Director Biographies
Sharmila Mulligan	ConocoPhillips Committees:
Former Chief Strategy Officer, Alteryx Age: 60 Director Since: July 2017	Audit and Finance Committee
Public Policy and Sustainability Committee

Ms. Mulligan served as the Chief Strategy Officer at Alteryx from April 2019 to August 2021 following the company’s acquisition of ClearStory Data, where she served as Founder and Chief Executive Officer since its inception in September 2011. From 2009 to 2011, Ms. Mulligan served as Executive Vice President for Aster Data Systems, Inc. until its acquisition by Teradata Corporation. Prior to Aster Data, Ms. Mulligan was a Vice President of Software Solutions for HP Inc. Prior to HP, Ms. Mulligan was Executive Vice President of Products and Marketing at Opsware Inc. from 2002 until its eventual acquisition by HP in 2007. Prior to Opsware Inc., Ms. Mulligan led product management and held vice president positions at Netscape Communications, Microsoft and General Magic.
Ms. Mulligan serves as Strategic Advisor to Veriten LLC. She also serves on the Advisory Board and Board of Visitors at Northwestern University and is an advisor to numerous enterprise software and consumer technology companies. Ms. Mulligan previously served on the Board of Directors of Lattice Engines, Inc. until its acquisition.

Skills and Qualifications:
Ms. Mulligan’s experience in key aspects of artificial intelligence, cloud computing, scalable data analytics, and a broad range of big data technologies plus Internet of Things adds exceptional value to the Board. Her experience as a CEO enables her to provide the Board with beneficial strategic leadership qualities.

CEO or senior officer	Financial reporting	Technology
Human capital management
2026 Proxy Statement   27

Item 1: Election of Directors and Director Biographies
Arjun N. Murti	ConocoPhillips Committees:
Partner, Veriten LLC Age: 57 Director Since: January 2015	Audit and Finance Committee (Chair)
Executive Committee
Human Resources and Compensation Committee

Mr. Murti is a Partner at Veriten LLC and a Senior Advisor at Warburg Pincus. He previously served as a partner at Goldman Sachs from 2006 to 2014. Prior to becoming partner, he served as Managing Director from 2003 to 2006 and as Vice President from 1999 to 2003. During his time at Goldman Sachs, Mr. Murti worked as a sell-side equity research analyst covering the energy sector. He was Co-Director of Equity Research for the Americas from 2011 to 2014.
Previously, Mr. Murti held equity analyst positions at JP Morgan Investment Management from 1995 to 1999 and at Petrie Parkman from 1992 to 1995.
Mr. Murti serves on the Board of Directors of Liberty Energy Inc. He also serves on the advisory boards of ClearPath and Columbia Center on Global Energy Policy, and as a board observer to Welligence Energy Analytics.

Skills and Qualifications:
Mr. Murti brings to the Board a deep understanding of financial oversight and accountability with his experience as a Partner at Goldman Sachs. He has spent more than 30 years in the financial services industry with an extensive focus, both domestic and global, on the energy industry. This experience provides the Board with valuable insight into financial management and analysis.

Other current U.S. public company directorships: • Liberty Energy Inc.
Financial reporting	Industry	Global
Public company board service	Environmental/sustainability	Human capital management
28   ConocoPhillips

Item 1: Election of Directors and Director Biographies
Robert A. Niblock, Lead Director	ConocoPhillips Committees:
Former Chairman, President and Chief Executive Officer, Lowe’s Companies, Inc. Age: 63 Director Since: February 2010 Lead Director Since: May 2019	Committee on Directors’ Affairs (Chair)
Executive Committee
Human Resources and Compensation Committee

Mr. Niblock served as Chairman of the Board and Chief Executive Officer of Lowe’s Companies, Inc. from January 2005 until July 2018 and as President of Lowe’s from 2011 until July 2018, after having served in that role from 2003 to 2006. Mr. Niblock became a member of the Board of Directors of Lowe’s when he was named Chairman-and CEO-elect in 2004. Mr. Niblock joined Lowe’s in 1993 and during his career with the company, he also served as Vice President and Treasurer, Senior Vice President and Executive Vice President and CFO. Before joining Lowe’s, Mr. Niblock had a nine-year career with accounting firm Ernst & Young.
Mr. Niblock serves on the Board of Directors of PNC Financial Services Group, Inc. He previously served as a member of the Board of Directors of Lamb Weston Holdings, Inc. from 2020 to 2025 and as a member of the Board of Directors of the Retail Industry Leaders Association from 2003 until 2018. He also served as its Secretary from 2012 until 2018, as its Chairman in 2008 and 2009 and as Vice Chairman in 2006 and 2007.

Skills and Qualifications:
The Board values his experience as a CEO and in financial reporting matters. Mr. Niblock’s experience as a CEO of a large public company allows him to provide the Board with valuable operational and financial expertise.

Other current U.S. public company directorships: • PNC Financial Services Group, Inc.
CEO or senior officer	Financial reporting	Public company board service
Human capital management
2026 Proxy Statement   29

Item 1: Election of Directors and Director Biographies
David T. Seaton	ConocoPhillips Committees:
Former Chairman and Chief Executive Officer, Fluor Corporation Age: 64 Director Since: March 2020	Committee on Directors’ Affairs
Executive Committee
Public Policy and Sustainability Committee (Chair)

Mr. Seaton was the Chairman and Chief Executive Officer of Fluor Corporation until 2019. He became CEO and joined Fluor’s board of directors in February 2011 and was elected to the role of Chairman of the Board in February 2012. Mr. Seaton held numerous positions in both operations and sales globally since joining the company in 1985.
Mr. Seaton serves on the Board of Directors of The Mosaic Company, Newmont Corporation and Salas O’Brien. He also serves as a Senior Advisor for the Boston Consulting Group’s Infrastructure Practice and 8VC Enterprises LLC. He has served in leadership positions of numerous business associations, including the Business Roundtable, the International Business Council, the American Petroleum Institute, the U.S.-Saudi Arabian Business Council, and the National Association of Manufacturers. In 2011, he was appointed by the U.S. Secretary of Energy to serve as a member of the National Petroleum Council.
Mr. Seaton is the former Chairman of the National Board of Governors of the Boys and Girls Clubs of America and previously served in leadership positions for the Boys and Girls Clubs of America.

Skills and Qualifications:
As a former CEO of a multinational engineering and construction company, Mr. Seaton brings valuable experience and expertise in operational and financial matters. The Board believes Mr. Seaton’s international business experience with global issues facing a large, multinational public company makes him well qualified to serve as a member of the Board.

Other current U.S. public company directorships: • The Mosaic Company • Newmont Corporation
CEO or senior officer	Financial reporting	Industry
Global	Regulatory/government	Public company board service
Environmental/sustainability	Human capital management
30   ConocoPhillips

Item 1: Election of Directors and Director Biographies
R.A. Walker	ConocoPhillips Committees:
Former Chairman and Chief Executive Officer, Anadarko Petroleum Corporation Age: 69 Director Since: March 2020	Human Resources and Compensation Committee
Committee on Directors’ Affairs

Mr. Walker was the Chairman and Chief Executive Officer of Anadarko Petroleum Corporation until August of 2019, when the company was purchased by Occidental Petroleum. He joined Anadarko in 2005 as Senior Vice President and Chief Financial Officer, later serving as President and Chief Operating Officer, before becoming CEO in 2012. Prior to his time at Anadarko, he worked in the oil and gas industry, investment and commercial banking, and as an institutional investor.
Mr. Walker is currently Senior Advisor of Jefferies Financial Group Inc. He previously served on the Board of Directors of BOK Financial Corporation, CenterPoint Energy Corporation, Enable Midstream Partners, LP, and Health Care Services Corporation.

Skills and Qualifications:
In addition to his former role as Chairman and CEO of Anadarko, Mr. Walker has significant energy industry, commercial and investment banking, and asset management experience, as well as technology, regulatory, governmental and international business experiences. He has served on and chaired numerous boards of public and private companies, industry trade associations and philanthropic organizations, bringing a broad range of experience and expertise to the Board.

CEO or senior officer	Financial reporting	Industry
Global	Regulatory/government	Technology
Public company board service	Environmental/sustainability	Human capital management
FOR	The Board recommends you vote FOR each nominee standing for election as director.
2026 Proxy Statement   31

Item 1: Election of Directors and Director Biographies
Board Composition and Refreshment
We are continuously evaluating the overall balance of the Board, including review of longer-tenured directors with great institutional knowledge as well as new directors with fresh external viewpoints. A great deal of time, rigor and care is put into the Board refreshment process. We are pleased to announce that we added Kathleen A. McGinty to our Board on July 1, 2025.
When considering candidates to fill a vacancy on the Board, the priority is finding a candidate with the necessary skills and qualifications. As part of our Board’s commitment to regular renewal and refreshment:
•
The Committee on Directors’ Affairs routinely and on an ongoing basis assesses the Board’s composition, taking into consideration any planned retirements from the Board, as well as background, skills and experience;

•
We conduct an annual Board and Committee assessment process; and

•
Our Corporate Governance Guidelines provide that directors generally may not stand for reelection after they reach the age of 75.

Four of the 13 director nominees have joined the Board in the past 5 years. The average age of our director nominees is 64 and the average tenure of our director nominees is 8 years.
Board Changes in the Past 5 Years
4 new highly skilled directors have joined our Board
5 directors have left our Board
Skills enhanced in the past 5 years
CEO or senior officer experience
Industry experience
Expertise in environmental matters and sustainability
Regulatory/Government

32   ConocoPhillips

Item 1: Election of Directors and Director Biographies
Director Onboarding and Education
The Board has an orientation and onboarding program for new directors and provides continuing education for all directors that is overseen by the Committee on Directors’ Affairs.

New Director Orientation
The orientation program is tailored to the needs of each new director depending on his or her level of experience serving on other boards and knowledge of ConocoPhillips and the oil and gas industry. Materials provided to new directors include information on ConocoPhillips’ strategic plans, financial matters, corporate governance practices, Code of Business Ethics and Conduct and other key policies and practices. The onboarding process includes a series of meetings with members of senior management and their staff for deep-dive briefings on ConocoPhillips’ operations and financial strategies and SPIRIT Values. In addition, the orientation program includes a visit to ConocoPhillips’ headquarters.

Continuing Director Education
Continuing director education is provided during portions of Board and committee meetings and is focused on topics necessary to assist directors in fulfilling their duties, including regular reviews of compliance and corporate governance developments; business-specific learning opportunities through site visits and Board meetings and briefing sessions on topics that present special risks and opportunities to ConocoPhillips. Education often takes the form of “white papers” covering timely subjects or topics. As part of the Board’s annual evaluation process, directors are asked to identify areas where they feel continuing education would be helpful.

Director Education Seminars
Directors may attend educational seminars and programs sponsored by external organizations. ConocoPhillips covers the reasonable expenses for a director’s participation in outside continuing education approved by the Committee on Directors’ Affairs.

2026 Proxy Statement   33

Item 1: Election of Directors and Director Biographies
Board and Committee Evaluations
Each year, the Board performs a rigorous full Board evaluation, and each director performs a self-evaluation and an evaluation of each of his or her peers. Generally, the evaluation process described below is managed by the Corporate Secretary’s office with oversight by the Committee on Directors’ Affairs. When appropriate, the Committee on Directors’ Affairs may decide to retain an independent third party to manage the evaluation process for enhanced refreshment and transparency.

1	Evaluation Questionnaires
•
Formal opportunity for directors to identify potential improvements.

•
Solicit candid feedback from each director regarding the performance and effectiveness of the Board, its committees and individual directors.

2	Individual Interviews	• Lead Director has an in-depth conversation with each member of the Board.

3	Review of Feedback
•
Lead Director reviews questionnaire and interview responses with Committee on Directors’ Affairs.

•
Lead Director reviews questionnaire and interview responses with full Board in executive session.

4	Use of Feedback
•
The Committee on Directors’ Affairs develops recommendations.

•
The Committee on Directors’ Affairs and the Lead Director identify areas for improvement of individual directors and of the Board as a whole.

The Committee on Directors’ Affairs uses the results of individual director evaluations as a part of the nomination process for the next annual meeting.

5	Changes Implemented
•
As a result of this evaluation process, the Board has strengthened its structure and procedures in the following ways over the past few years:

–
achieved successful transitions of committee leadership roles;

–
provided more materials as pre-read to improve efficiencies at meetings and allow more time for discussion and deliberation;

–
more robust committee reports to the full Board;

–
individual director coaching; and

–
added new highly skilled directors to enhance the Board’s composition.

In addition to participating in the full Board evaluation, members of each committee also complete a detailed questionnaire annually to evaluate how well the committee is operating and to suggest improvements. Each committee’s Chair summarizes the responses and reviews them with the members of each respective committee.
The Committee on Directors’ Affairs reviews these evaluation processes annually and develops any changes it deems necessary to maintain best practices.
34   ConocoPhillips

Corporate Governance at ConocoPhillips
The Committee on Directors’ Affairs and our Board annually review our governance structure, taking into account any changes in Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) rules, as well as current best practices. Our Corporate Governance Guidelines address the matters shown below, among others.
• Director qualifications • Director responsibilities • Board committees	• Director access to officers, employees and independent advisors • Director compensation and stock ownership requirements	• Director orientation and continuing education • Chief Executive Officer evaluation and management succession planning • Board performance evaluations
The Corporate Governance Guidelines are posted on our website at www.conocophillips.com under “Investors > Corporate Governance” and are available in print upon request (see “Available Information and Q&A about the Annual Meeting and Voting” beginning on page 123).
Board Leadership Structure
Board Overview
• Chairman and Chief Executive Officer: Ryan M. Lance • Lead Director: Robert A. Niblock	• Active engagement by all directors • Eleven of our 13 director nominees are independent	• All members of the Audit and Finance Committee, Human Resources and Compensation Committee, and Committee on Directors’ Affairs are independent
Annual Evaluation of Leadership Structure and Annual Election of Independent Lead Director
ConocoPhillips believes that independent board oversight is an essential component of strong corporate performance and enhances stockholder value. The Board believes there is no single organizational model that is the best and most effective in all circumstances. As a result, the Board periodically considers whether the offices of Chairman and CEO should be combined or separated and who should serve in such capacities.
Under our Corporate Governance Guidelines, our Board chooses its Chairman based on what is in the best interest of ConocoPhillips and our stockholders. The Chairman and CEO may, but need not, be the same person. As part of its annual review and evaluation process, the Board reviews its leadership structure and whether combining or separating the roles of Chairman and CEO is in the best interest of ConocoPhillips and our stockholders.
Our Corporate Governance Guidelines require that, in the event the Board determines that it is in the best interest of ConocoPhillips and its stockholders for the offices of Chairman and CEO to be held by the same person (or in the event the office of Chairman is not held by the CEO, but is nonetheless not independent), an independent lead director must be selected from among the non-employee directors. The Board will continue to reexamine its corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet our needs.
2026 Proxy Statement   35

Corporate Governance at ConocoPhillips
Why We Believe in Our Leadership Structure
In 2025, the Board reviewed our leadership structure and determined that continuing with a combined Chairman and CEO, with our independent Lead Director, continues to be in the best interest of ConocoPhillips and our stockholders. The Board believes its current structure and processes ensure our Chairman and CEO is positioned to guide the Board in setting priorities for ConocoPhillips and addressing the risks and challenges we face; this provides for robust, effective and independent oversight of management by the Board and our independent Lead Director.

Ryan M. Lance	Robert A. Niblock
Chairman and Chief Executive Officer	Lead Director (Since May 2019)

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Possesses extensive knowledge and deep understanding of the business and challenges we face.

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Facilitates timely deliberation by the Board of items of the highest priority through his day-to-day insight into our challenges and opportunities.

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Promotes unity and reliability through consistent leadership direction internally and externally.

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Serves as a bridge between the Board and management, promoting collaboration while ensuring oversight.

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Positioned to most effectively execute the strategy for the business to maximize stockholder value.

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Proven successful in leading ConocoPhillips through business cycles and major transactions, including subsequent integration of acquired businesses.

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Extensive experience serving on public company boards provides strong background in corporate governance.

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Deep understanding of our business and extensive institutional knowledge having served as an active director since 2010, including rotations on all of the Committees of the Board.

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Respected by management and the other Directors, promoting a collaborative environment for decision-making, while enabling strong oversight of executive leadership.

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Strong working relationship with our Chairman and CEO.

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Deeply invested in ensuring the effectiveness and independence of the Board, holding in-depth conversations with each director as part of the annual evaluation process.

The Board consists of 11 independent directors. Furthermore, each of the Audit and Finance, Human Resources and Compensation, and Directors’ Affairs committees is made up entirely of independent directors. The Chairs of the Board’s committees establish their agendas and review their committee materials in advance of meetings, conferring with other directors and members of management as each deems appropriate. Moreover, each director is free to suggest agenda items and to raise matters that are not on the agenda at Board and committee meetings. Our Corporate Governance Guidelines require our Lead Director to preside over an executive session of the non-employee directors at every meeting. Each executive session may include a discussion of the performance of the Chairman and CEO, matters concerning the relationship of the Board with the Chairman and CEO and other members of senior management, and such other matters as the non-employee directors deem appropriate. In addition, our Lead Director presides over a meeting of our independent directors at least once a year as required by the NYSE rules. No formal action of the Board is taken at these executive sessions, although the non-employee directors may subsequently recommend matters for consideration by the full Board. The Board may invite guest attendees for the purpose of making presentations, responding to questions by the directors or providing counsel on specific matters within their areas of expertise.
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Lead Director’s Responsibilities:

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Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the Board, and manages the discussion with the Chairman following such executive sessions.

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Serves as liaison between the Chairman and the non-employee directors.

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Advises the Chairman of the Board’s informational needs and ensures appropriate information is provided to the Board.

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In consultation with the Chairman, approves meeting agendas for the Board.

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Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items.

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Has authority to call meetings of the non-employee directors.

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Approves the retention of consultants that report directly to the Board.

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Ensures that the Board’s self-assessments are conducted annually to promote efficient and effective Board performance and functioning.

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Evaluates the performance of the CEO in consultation with the Chair of the Human Resources and Compensation Committee.

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If requested by stockholders, after consulting with the Chairman and CEO, ensures that he or she will be available for appropriate engagements with those stockholders.

Board Independence
The Corporate Governance Guidelines contain director independence standards that are consistent with the standards set forth in the NYSE Listed Company Manual to assist the Board in determining the independence of ConocoPhillips’ non-employee directors. Under such standards, the Board has determined that all non-employee directors, other than Timothy A. Leach, meet the standards regarding independence set forth in the Corporate Governance Guidelines and are free of any material relationship with ConocoPhillips (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with ConocoPhillips). In making such determination, the Board specifically considered the fact that many of our directors may be directors, retired officers and stockholders of companies with which we conduct business. In addition, some of our directors may serve as employees of, or consultants or advisors to, companies that do business with ConocoPhillips and its affiliates. In all cases, the Board determined that the nature of the business conducted and the interest of the director by virtue of such position were immaterial both to ConocoPhillips and to the director.
In recommending that each non-employee director, other than Timothy A. Leach, is independent, our Board, with input from the Committee on Directors’ Affairs, considered relationships that, while not constituting related-party transactions in which a director had a direct or indirect material interest, nonetheless involved transactions between ConocoPhillips and a company with which a director is affiliated, whether through employment status or by virtue of serving as a director. Included in the Committee’s review were the following transactions, which occurred in the ordinary course of business. In all instances, it was determined that the nature of the business conducted and the dollar amounts involved were immaterial, both to ConocoPhillips and the relevant counterparty, and fell within independence standards set forth in the ConocoPhillips Corporate Governance Guidelines and the NYSE Listed Company Manual.
Director	Matters Considered
Dennis V. Arriola	Ordinary course business transactions with Commercial Metals Company
Gay Huey Evans CBE	Ordinary course business transactions with S&P Global Inc.
Kathleen A. McGinty	Ordinary course business transactions with Johnson Controls International plc
Arjun N. Murti	Ordinary course business transactions with Liberty Energy Services
Robert A. Niblock	Ordinary course business transactions with PNC Financial Services
David T. Seaton	Ordinary course business transactions with Boston Consulting Group
2026 Proxy Statement   37

Corporate Governance at ConocoPhillips
Related Party Transactions
In accordance with SEC and NYSE rules, we maintain a policy on related party transactions (“Related Party Transaction Policy”), which requires the Audit and Finance Committee to review all Reportable Related Party Transactions in advance. A Reportable Related Party Transaction is a transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) in which:
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We (or one of our subsidiaries) was, is or will be a participant;

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The aggregate amount involved exceeds $120,000 in any fiscal year; and

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Any person who is, or at any time since the beginning of ConocoPhillips’ last fiscal year was, an executive officer, director, director nominee or holder of at least 5% of our equity securities (each a “Covered Person”), or any of such Covered Person’s immediate family members, had, has or will have a direct or indirect material interest.

In accordance with the Related Party Transaction Policy, Covered Persons are required to identify business and financial affiliations involving themselves or their immediate family members that could reasonably be expected to give rise to a Reportable Related Party Transaction. Based on this information, our legal staff, in consultation with the finance team, performs the necessary diligence to determine whether any such Reportable Related Party Transaction exists or will exist, once completed. Upon determining that a transaction is or will be a Reportable Related Party Transaction, all relevant facts and circumstances are presented to the Audit and Finance Committee, which reviews transactions for materiality and determines whether the transaction is in the best interest of ConocoPhillips, before either approving or disapproving it. In making its decision, the Audit and Finance Committee considers whether the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the Covered Person’s interest in the transaction, taking into account the conflicts of interest provisions of ConocoPhillips’ Code of Business Ethics and Conduct and such other factors as it believes are relevant. The Audit and Finance Committee shall prohibit any transactions that it determines are inconsistent with the interests of ConocoPhillips and its stockholders.
The Audit and Finance Committee approved the following Reportable Related Party Transactions:
Cameron J. Smith, son-in-law of William L. Bullock, Jr., our former Executive Vice President and Chief Financial Officer, was employed in a non-executive position. The aggregate value of the compensation paid or accrued to Mr. Smith during fiscal year 2025 was approximately $545,209, consisting of salary (including location premium), annual incentive (earned in fiscal 2025 and paid in fiscal 2026), restricted stock units and employee awards. In addition, Mr. Smith received the standard benefits provided to other non-executive ConocoPhillips employees for his services during fiscal year 2025. Mr. Smith terminated employment at the end of 2025 as part of a staffing reduction and received severance benefits commensurate with those provided to similarly situated terminated employees. Those benefits were paid in 2026 and are included in the figure above. In addition, his previously disclosed restricted stock units were vested and settled as a result of his termination, and he became entitled to a distribution of his company retirement plan benefits.
Shane Sirdashney, son of Heather G. Hrap, our Senior Vice President, Human Resources and Real Estate and Facilities Services, was employed in a non-executive position. The aggregate value of the compensation paid or accrued to Mr. Sirdashney during fiscal year 2025 was approximately $163,309, consisting of salary (including location premium), annual incentive (earned in fiscal 2025 and paid in 2026), restricted stock units and employee awards. In addition, Mr. Sirdashney received the standard benefits provided to other non-executive ConocoPhillips employees for his services during fiscal year 2025.
Timothy A. Leach continues to serve as a director and also served as an employee of the company until August 31, 2025, but not as an executive officer. Mr. Leach received compensation from the company for the services he provided as an employee from January 1, 2025 through August 31, 2025. Starting in September of 2025 Mr. Leach was compensated for his continued services as a non-employee director. The compensation he received as an employee in 2025 is summarized in footnote (2) beginning on page 53 and the compensation he received as a non-employee director is summarized in the tables with the other non-employee directors beginning on page 53.
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Board Meetings and Committees
The Board met six times in 2025. Each director attended at least 75% of the aggregate of the Board and applicable committee meetings held in 2025. The Board has five standing committees:
The Executive Committee	The Audit and Finance Committee	The Human Resources and Compensation Committee	The Committee on Directors’ Affairs	The Public Policy and Sustainability Committee
The Board determined that all of the members of the Audit and Finance Committee, the Human Resources and Compensation Committee, and the Committee on Directors’ Affairs are independent directors within the meaning of SEC regulations, the listing standards of the NYSE, and ConocoPhillips’ Corporate Governance Guidelines. Each committee, other than the Executive Committee, conducts an annual self-evaluation as described under “Board and Committee Evaluations” on page 34. The charters for our standing committees can be found on ConocoPhillips’ website at www.conocophillips.com under “Investors > Corporate Governance > Committees.” Stockholders may request printed copies of these charters by following the instructions under “Available Information and Q&A About the Annual Meeting and Voting” beginning on page 123.
The committee memberships as of May 11, 2026, and the respective primary responsibilities of each committee, as well as the number of meetings each committee held in 2025, are shown below.
Executive
2025 meetings | 1 Ryan M. Lance, Chair Members • Jeffrey A. Joerres • Arjun N. Murti • Robert A. Niblock • David T. Seaton
Primary responsibilities
The Executive Committee is chaired by the Chairman and CEO. The Executive Committee is also comprised of the Lead Director and each of the Chairs of the other standing committees.
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Exercises the authority of the full Board between Board meetings on all matters other than: 1) those matters expressly delegated to another committee of the Board; (2) the adoption, amendment or repeal of any of our By-Laws; and (3) matters that cannot be delegated to a committee under statute or our Certificate of Incorporation or By-Laws.

Audit and Finance
2025 meetings | 9 Arjun N. Murti, Chair Members • Dennis V. Arriola • Nelda J. Connors • Kathleen A. McGinty • William H. McRaven • Sharmila Mulligan
Primary responsibilities
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Discusses with management, the independent auditors, and the internal auditors the integrity of ConocoPhillips’ accounting policies, internal controls, financial statements, financial reporting practices, and select financial matters, including our capital structure, complex financial transactions, financial risk management, retirement plans and tax planning.

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Reviews the qualifications, independence and performance of our independent auditors and the qualifications and performance of our internal auditors and chief compliance officer.

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Reviews our compliance with legal and regulatory requirements and corporate governance, including our Code of Business Ethics and Conduct.

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Discusses with management and the chief compliance officer the implementation and effectiveness of ConocoPhillips’ global compliance and ethics program.

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Maintains open and direct lines of communication with the Board and our management, internal auditors, independent auditors, and the global compliance and ethics organization.

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Assists the Board in fulfilling its oversight of enterprise risk management, particularly with regard to: (1) market-based risks; (2) financial reporting; (3) effectiveness of information systems and cybersecurity; and (4) commercial trading.

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Reviews, and coordinates the review by other committees of, significant corporate risk exposures and steps management has taken to monitor, control and report such exposures.

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Corporate Governance at ConocoPhillips
Human Resources and Compensation
2025 meetings | 7 Jeffrey A. Joerres, Chair Members • Dennis V. Arriola • Gay Huey Evans CBE • William H. McRaven • Arjun N. Murti • Robert A. Niblock • R.A. Walker
Primary responsibilities
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Oversees our executive compensation policies, plans, programs and practices and reviews our retention strategies.

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Assists the Board in discharging its responsibilities relating to the fair and competitive compensation of our executives and other key employees.

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Together with the Lead Director, annually reviews the performance of the CEO.

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Annually reviews and determines compensation for the CEO and our Senior Officers.

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Reviews and reports to the Board regularly on the succession planning process for the CEO and senior management.

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Reviews and makes recommendations to the Board regarding human capital strategies, such as leadership development and culture.

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Oversees our compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation matters.

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Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with compensation programs and practices and retention strategies.

Directors’ Affairs
2025 meetings | 5 Robert A. Niblock, Chair Members • Gay Huey Evans CBE • Jeffrey A. Joerres • David T. Seaton • R.A. Walker
Primary responsibilities
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Identifies and recommends director candidates to be submitted for election at the Annual Meeting and to fill any vacancies on the Board.

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Recommends committee assignments to the Board.

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Reviews and recommends to the Board compensation and benefits policies for non-employee directors.

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Monitors the orientation and continuing education programs for directors.

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Conducts an annual assessment of the qualifications and performance of the Board and each of the directors.

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Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Board succession planning, stockholder matters, and governance policies and procedures.

Public Policy and Sustainability
2025 meetings | 5 David T. Seaton, Chair Members • Nelda J. Connors • Timothy A. Leach • Kathleen A. McGinty • Sharmila Mulligan
Primary responsibilities
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Advises the Board on current and emerging domestic and international public policy issues.

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Assists the Board in developing and reviewing policies and budgets for charitable and political contributions.

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Reviews and makes recommendations to the Board on, and monitors compliance with, policies, programs and practices with regard to health, safety, security (excluding cybersecurity), environmental protection, sustainable development and climate-related trends and risks, operations risk management, government relations, political/regulatory risk management and similar matters.

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Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with political, safety, sustainable development (social and environmental), and climate-related issues or trends that affect the company and risks related to operational integrity and public policy aspects of our business and the communities where we operate.

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Corporate Governance at ConocoPhillips
Board Oversight of Risk Management
The Board has broad oversight for our risk-management programs. In this role, the Board is responsible for ensuring that the risk-management processes designed and implemented by management are functioning as intended and that necessary steps are taken to foster a culture of prudent decision-making throughout the organization.
In order to maintain effective Board oversight across the entire enterprise, the Board delegates to individual committees certain elements of its oversight function, as shown below. In addition, the Board delegates authority to the Audit and Finance Committee to manage the risk oversight efforts of the various committees. As part of this authority, the Audit and Finance Committee regularly discusses ConocoPhillips’ enterprise risk-management policies and facilitates appropriate coordination among committees to ensure that our risk-management programs are functioning properly. The Board receives regular updates from its committees on individual categories of risk, including strategy, reputation, operations, climate change, people, technology, investment, political, legislative, regulatory, and market, and receives a report periodically from the Chair of the Audit and Finance Committee about oversight efforts and coordination.
The Board exercises its oversight function with respect to all material risks to ConocoPhillips, which are identified and discussed in our public filings with the SEC.
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Corporate Governance at ConocoPhillips
Managing Cybersecurity Risks

Protecting the confidentiality, integrity and availability of our infrastructure, resources and information is a critical part of risk management at ConocoPhillips, which is why we take a multilayered approach.
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The full Board receives a report on cybersecurity risks annually and the Audit and Finance Committee receives reports on cybersecurity risks multiple times per year.

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ConocoPhillips has a management-level employee with the role of Chief Information Security Officer who is responsible for overseeing the cybersecurity program and works with a cybersecurity team, including employees responsible for information technology and operational technology (IT/OT) Security Architecture and the Cyber Security Operations Center (CSOC), which is responsible for detection, investigation and response to cybersecurity incidents (collectively, the “IT/OT Security Team”).

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The IT/OT Security Team has a Computer Security Incident Response Plan (CSIRP), which governs the company’s response to cybersecurity incidents. These processes and plans include escalation based on a defined incident categorization to the IT/OT Security Team, senior managers and other cybersecurity program stakeholders, including senior leadership, the Audit and Finance Committee, and internal and external legal advisors.

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In addition to a CSIRP, ConocoPhillips maintains a robust set of IT/OT Security policies, standards and procedures to govern our program and to identify, assess and manage the risks and effects of, and to recover from, cyber-related threats. These policies and procedures are reviewed and updated regularly to help protect and enhance our security posture.

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ConocoPhillips has a third-party risk management program designed to identify, assess and mitigate risks associated with third-party service providers, including cybersecurity risks.

Managing Sustainability-Related Risks

Our commitment to sustainability includes identifying, assessing and managing Sustainable Development (SD) risks through a process that is a mandatory, auditable, annual requirement for Business Units (BUs) and select corporate functions.

The output informs the corporate enterprise risk management (ERM) system and key business-planning processes for the company, including our overarching corporate strategy.
Board of Directors	Executive Leadership Team	Sustainable Development Leadership Team	Operations
• Public Policy and Sustainability Committee	• Sustainability and Public Policy Executive Council	• Business Unit Presidents • Function Heads • Sustainable Development Team	• Business Unit Leadership • Subject Matter Experts • Functional Leadership • Global SD Issues Working Groups
Our comprehensive risk governance framework extends from the Board of Directors through executive and senior management to the working levels in each of our BUs. This framework provides oversight of our sustainable development positions and related strategic planning and risk management policies and standards.
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Corporate Governance at ConocoPhillips
Managing Climate-Related Risks

Oil and natural gas are expected to remain essential parts of the energy supply mix in coming decades across a broad range of energy demand scenarios. We intend to maintain our key market role through remaining competitive and resilient to transition-related risks in any scenario. The objective of our Climate-related Risk Strategy is to manage climate-related risk, optimize opportunities and better equip the company to respond to evolving investor sentiment, technologies for emissions reduction, alternative energy technologies and uncertainties such as government policies.

Scenario analysis is an important aspect of our strategic planning process that enables us to:
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Gain a better understanding of external factors that impact our business.

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Identify leading indicators and trends.

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Test the robustness of our strategy across different business environments.

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Communicate risks appropriately.

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Inform how we position our business as technologies and markets evolve.

Combined with our focus on developing the lowest cost of supply resources and low GHG intensity assets, we believe our Climate-related Risk Strategy is an effective way for our company to be resilient and competitive into the future.

Managing Succession Planning Risks

Management succession planning is a fundamental and ongoing part of the Board’s responsibilities and is reviewed by the full Board regularly. In addition, the Human Resources and Compensation Committee reviews and reports to the Board regularly on the succession-planning process for the CEO and senior management for normal course of business, both short- and long-term, and in situations for which the CEO or senior management unexpectedly become unable to perform the responsibilities of their positions. Our robust, evergreen process ensures we have the right talent in place to deliver on our strategy.

Stockholder Engagement and Board Responsiveness
ConocoPhillips is committed to engaging in constructive and meaningful conversations with stockholders and to building and managing long-term relationships based on mutual trust and respect. The Board values the input and insights of our stockholders and believes that consistent and effective Board-stockholder communication strengthens the Board’s role as an active, informed and engaged fiduciary.
Board Oversight of Engagement
In an effort to continuously improve ConocoPhillips’ governance processes and communications, the Committee on Directors’ Affairs has adopted Board and Shareholder Communication and Engagement Guidelines. All directors are expected to participate in the Annual Meeting, and we anticipate that all of the director nominees will participate in the Annual Meeting in May. We also support an open and transparent process for stockholders and other interested parties to contact the Board in between annual meetings as noted under “Communications with the Board of Directors” on page 51.
2026 Proxy Statement   43

Corporate Governance at ConocoPhillips
The Board-Driven Stockholder Engagement Process
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Corporate Governance at ConocoPhillips
Ongoing Engagement and Board Reporting
Executives and management from ConocoPhillips’ investor relations, sustainable development, human resources and legal groups and, when appropriate, directors meet with stockholders regularly on a variety of topics. Management provides reports to the Board and its committees regarding the key themes and results of these conversations, including typical investor concerns and questions, emerging issues and pertinent corporate governance matters.
In 2025, we actively reached out to investors owning approximately 50% of our stock to invite them to in-depth discussions with our engagement team. We gained valuable feedback during these discussions, which was shared with the Board and its relevant committees.
Board Responsiveness
Our Board is committed to constructive engagement with investors. We regularly evaluate and respond to the views expressed by our stockholders. This dialogue has led to enhancements in our corporate governance, environmental, social and executive compensation activities that the Board believes are in the best interest of ConocoPhillips and our stockholders.
We contacted stockholders representing approximately	We held meetings with stockholders representing approximately	We engaged with stockholders representing approximately
50%	24%	80%
of shares outstanding	of shares outstanding	of our institutional investor base
Our 2025 Governance Leadership Team
• Vice President & Deputy General Counsel, Corporate & Tech/IP • Vice President, Investor Relations • Vice President, Sustainable Development	• General Manager, Compensation and Benefits • Independent Lead Director, Robert A. Niblock (select attendance)
Topics Discussed
• Our strategy and value proposition • Executive compensation • Governance	• Sustainability • Human capital management
2026 Proxy Statement   45

Corporate Governance at ConocoPhillips
What We Learned
Strategy • Stockholders appreciated the opportunity to be updated on our strategy.

Sustainability
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Stockholders recognized the quality of our disclosures and efforts to improve transparency.

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Most stockholders wanted clarity around our decision to remove the timeline around our net-zero operational emissions ambition.

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Stockholders expressed a strong interest in progress toward our 2030 emissions intensity targets and appreciated our Zero Routine Flaring achievements and new flaring intensity commitment.

Executive Compensation • Most stockholders either had no questions or concerns about our compensation or indicated support of programs and recent changes.

Human Capital Management
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Stockholders remain interested in human capital management topics and expressed interest in succession planning. Some stockholders were interested to hear more about announced cost reductions and impacts to the workforce.

Governance
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Stockholders were interested in our board refreshment and candidate selection process and were pleased with the election of Kathleen A. McGinty to our Board. See “Board Composition and Refreshment” on page 32.

For the 2026 Proxy Statement, we received a stockholder proposal asking stockholders to vote in favor of the Board adopting a policy and amending the governing documents as necessary to require that two separate people hold the office of the Chairman of the Board and the office of the CEO. In 2023, a similar proposal failed to receive significant support, with only approximately 25% of stockholders indicating support for the proposal as submitted. During engagements in 2025, a majority of our stockholders did not express concern about our current governance structure.

Code of Business Ethics and Conduct
ConocoPhillips has adopted a worldwide Code of Business Ethics and Conduct, which applies to all directors, officers and employees. The Code of Business Ethics and Conduct is designed to help resolve ethical issues in an increasingly complex global business environment and covers topics such as conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, confidentiality, payments to government personnel, anti-boycott laws, U.S. embargoes and sanctions, compliance procedures, employee complaint procedures, expectations for supervisors, internal investigations, use of social media, and money laundering. In accordance with good corporate governance practices, we periodically review and revise the Code of Business Ethics and Conduct as necessary.
The Code of Business Ethics and Conduct is posted on our website at www.conocophillips.com under “Investors > Corporate Governance.” Any amendments to the Code of Business Ethics and Conduct or waivers of it for our directors and executive officers will be posted on our website promptly to the extent required by law. Stockholders may request printed copies of our Code of Business Ethics and Conduct by following the instructions located under “Available Information and Q&A About the Annual Meeting and Voting” beginning on page 123.
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Commitment to Our Culture
We believe our performance is not merely about what we do, but how we do it. The way we do our work is what sets us apart and drives our performance. We run our business under a set of guiding principles we call our SPIRIT Values — Safety, People, Integrity, Responsibility, Innovation and Teamwork. See “Human Capital Management” on page 48.
We know that our people are one of our greatest assets. Our reputation and integrity require that each employee, officer, director and those working on our behalf maintain personal responsibility for ethical business conduct. We respect one another and have created an inclusive environment that reflects the different backgrounds, experiences, ideas and perspectives of our employees. We recognize that a strong corporate culture is critical to our long-term success. Senior management is influential in defining and shaping our corporate culture and sets the expectations and tone for an ethical work environment. Our Board also provides valuable oversight in assessing and monitoring our corporate culture. ConocoPhillips has a long-standing commitment to ensuring respectful, fair and nondiscriminatory treatment for all employees and maintaining a workforce that is free from all forms of unlawful conduct.
Policies and Training	Board Oversight	Internal Resources	Investigative Processes
• Code of Business Ethics and Conduct; mandatory annual attestations completed by all employees. • Workplace Harassment Prevention Training required for all employees.
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Audit and Finance Committee provides oversight to the Global Compliance & Ethics (“GC&E”) organization.

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Five regularly scheduled in-person Committee/Board meetings throughout the year, plus additional Committee meetings as needed.

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Compliance program activity, key metrics and aggregate investigative updates shared with the Audit and Finance Committee.

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Multiple avenues to seek guidance or report workplace ethical concerns.

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Ethics Helpline, accessible by phone or online.

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Employees can report concerns to supervisors or Human Resources representatives or directly to GC&E.

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Fair and confidential investigative processes conducted by an independent investigator.

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Anonymous reporting always available; zero tolerance for retaliation.

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GC&E reviews all investigation summaries and recommendations to ensure global consistency.

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Corporate Governance at ConocoPhillips
Human Capital Management
Our strategy, performance, culture and reputation are fueled by our workforce. The people of ConocoPhillips have always been the heart of our company, and we recognize that attracting, retaining and developing a world-class workforce is a competitive imperative within our complex industry.
Governance
Our Executive Leadership Team (ELT) and Board of Directors help set our human capital management (HCM) strategy and drive accountability for meaningful progress. Our HCM programs are managed by our human resources function with support from business leaders across the company and are regularly reviewed by the Board of Directors.
Key Elements of Our HCM Strategy
We depend on our workforce to successfully execute our company’s strategy, and we recognize the importance of creating a workplace where our people feel valued. Our HCM approach is built around three pillars that we believe are necessary for success: a compelling culture, attracting a world-class workforce, and valuing our people. Each of these pillars is described in more detail below and is subject to oversight by the HRCC.
Values and Principles
Our HCM approach is based on our core SPIRIT Values and is responsive to feedback from key stakeholders. Our SPIRIT Values — Safety, People, Integrity, Responsibility, Innovation and Teamwork — set us apart, align our workforce and provide a foundation for our culture. These values set the tone for how we interact with all our stakeholders, internally and externally. We believe a safe organization is a successful organization and we prioritize personal and process safety across the company.

A Compelling Culture	Attracting a World-Class Workforce	Valuing Our People

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SPIRIT Values guide our actions and behaviors.

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Performance and accountability are core to our culture, supported by consistent, fair and merit-based practices.

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Employee engagement surveys are used to establish meaningful action plans tied to employee feedback.

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Data analytics track key workforce and engagement metrics.

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Modern work spaces and onsite amenities enhance employees’ workplace experience.

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We utilize consistent and fair recruitment and selection practices to find and onboard the talent to meet our business needs.

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We build broad talent pipelines through active membership with trade associations, nonprofit organizations and significant long-standing partnerships with universities.

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Our U.S. Summer Internship Program offers university students a compelling, hands-on experience.

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Our strategic process allocates university contributions in service to strengthening and expanding our future talent pools.

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Employees are empowered to navigate their careers through an internal resource website with curated career development resources.

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Robust succession planning process promotes business continuity and develops employees for key roles.

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Hands-on Talent Management Teams (TMTs) guide employee development around the world.

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Employees are rewarded for contributing to our success through:

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Competitive, performance-based compensation packages.

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Compensation programs that link individual and company performance.

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Global benefits informed by external market practices and employee needs and feedback.

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Real-time recognition programs.

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Global wellness programs that address physical and mental well-being.

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A Compelling Culture
How we do our work is what sets us apart and drives our performance. As our industry evolves, we need a workforce equipped to address new opportunities and challenges. Our success depends on our people. Effectively engaging, developing and rewarding our employees is a priority for us. Together, we deliver strong performance while embracing our core cultural attributes.
At an enterprise level, we foster a performance-based culture to unlock success through:
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Performance management: All employees receive a “how” rating as part of our performance management process. This rating holds our workforce and our leaders accountable for behaviors, including those that contribute to an inclusive culture.

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Recognition: We offer multiple tools for employee and team recognition for outstanding performance. Our supervisor-and employee-driven internal recognition program, The Mark Award, enables employees to recognize their peers for individual accomplishments through monetary and nonmonetary awards for going above and beyond in their day-to-day work or completing significant project milestones. In addition, the company hosts the annual SPIRIT of Performance Awards that celebrate teams and individuals that demonstrate excellence and impact.

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Employee engagement surveys: We measure and assess employee satisfaction and engagement through ConocoPhillips’ Perspectives surveys. Our leaders review the survey feedback to guide priorities and goals. We transparently share our survey results internally with all employees and look for incremental progress on key drivers of employee satisfaction over time. We compare our results with global and industry benchmark data to understand our competitive position and provide transparency on our internal metrics against our peers.

•
Employee Resource Groups: We sponsor broad participation in our Employee Resource Groups and align their work to specific focus areas — such as increasing access to leaders and expanding development opportunities — that add value to both employees and the company. Participation in our Employee Resource Groups is open to all employees.

Attracting a World-Class Workforce
Our continued success requires a skilled global workforce. Our SPIRIT Values help to cultivate an inclusive environment where everyone can contribute, promoting innovation and leading to better business outcomes. This helps us attract a workforce equipped to address new opportunities and challenges that we face in a complex industry. We recruit experienced hires to help us sustain a broad range of expertise, and we partner with universities and organizations to create a pipeline of early-career talent. We strive to ensure fair and consistent practices in our recruitment process and conduct talent assessments to meet our business needs. We monitor recruitment metrics and track voluntary turnover to guide our retention activities.
Valuing Our People
Employee Engagement and Development
We engage and develop our workforce through on-the-job learning, formal training, ongoing feedback, and coaching and mentoring. Additionally, we use a performance management program focused on merit, objectivity, credibility and transparency.
Skills-based TMTs guide employee development and career progression, help identify workforce planning needs, and assess the availability of critical skill sets. Succession planning is a top priority for management and the Board of Directors to ensure talent readiness and availability for leadership roles.
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Compensation, Benefits and Well-Being
We offer competitive, performance-based compensation packages and have global equitable pay practices. Our compensation programs generally include base pay, the annual Variable Cash Incentive Program (VCIP) and, for eligible employees, the Restricted Stock Unit (RSU) program. Our retirement and savings plans support employees’ financial futures and are competitive within local markets.
We routinely benchmark our global compensation and benefits programs to ensure they are competitive and meet the needs of our employees. We provide flexible work schedules and competitive time off, including parental leave in many locations. We also provide coverage for disability support, elder care and childcare, including onsite childcare, where access locally is a challenge.
Our global wellness programs include biometric screenings and education/information on mental and physical health. All employees have access to our employee assistance program, and many of our locations offer custom mental well-being programs.
External Recognition
• Forbes’ America’s Best Companies 2026
Public Policy Engagement
Legislators and regulators govern all aspects of our industry and have considerable influence on our success. Accordingly, senior leadership and our Board encourage involvement in governmental activities that advance ConocoPhillips’ goals. As a company, we engage in activities that include lobbying government officials, contributing to candidates and political organizations from our corporate treasury and our employee political action committee, and participating in trade associations in order to champion policy solutions that are in the best interests of the company.
The Board’s Public Policy and Sustainability Committee has approved policies and guidelines to help ConocoPhillips maintain alignment with our SPIRIT Values, policy principles, and compliance with local, state and federal laws that govern corporate involvement in activities of a political or public policy nature. The Board’s Public Policy and Sustainability Committee also has oversight of these plans and processes. In addition, all of these activities are carefully managed by our Government Affairs division in an effort to yield the best business result for ConocoPhillips and to satisfy the various reporting requirements. To learn more about our public policy engagement and view our disclosures related to candidates, political organizations and trade associations, please visit www.conocophillips.com under “Sustainability > Integrating Sustainability > Sustainable Development Governance > Policies and Positions.”
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Corporate Governance at ConocoPhillips
Communications with the Board of Directors
Stockholders and interested parties may write or call our Board by contacting our Corporate Secretary as provided below:

Write to: ConocoPhillips Board of Directors c/o Corporate Secretary ConocoPhillips P.O. Box 4783 Houston, TX 77210-4783	Call: (281) 293-3030	Email: boardcommunication@ conocophillips.com	Annual Meeting Website: www.conocophillips.com/ annualmeeting
Relevant communications will be distributed to the full Board or to individual directors, as appropriate. The Corporate Secretary will not forward business solicitations or advertisements, junk mail and mass mailings, new product suggestions, product complaints, product inquiries, résumés, and other forms of job inquiries, surveys or communications that are unduly hostile, threatening, illegal or similarly unsuitable. Any communication that is filtered out is available to any director upon request.
Director Compensation
Our non-employee director compensation program consists primarily of an equity component and a cash component, which is detailed below.
Objectives and Principles
The Board’s goal in designing non-employee director compensation is to provide a competitive program that will enable us to attract and retain highly skilled individuals with relevant experience to oversee ConocoPhillips’ strategic direction. Our compensation program also reflects the time and talent required to serve on the board of a complex, multinational corporation. The Board seeks to provide sufficient flexibility in the form of compensation to meet directors’ varying needs while ensuring that a substantial portion of compensation is linked to the long-term success of ConocoPhillips.
The Board approves levels of compensation after a recommendation from the Committee on Directors’ Affairs, which conducts an annual review with an independent compensation consultant. In 2025, the Committee on Directors’ Affairs met with an independent compensation consultant to review the non-employee director compensation program and to determine whether to recommend any changes to that program. The review included comparisons of director compensation levels with the compensation reference group. See “Setting Target Compensation” beginning on page 76. The consultant noted that our director compensation program was within the limits set out in the stockholder-approved 2023 Omnibus Stock and Performance Incentive Plan under which director awards are made. The Board agreed with the recommendation of the Committee on Directors’ Affairs that no increase in non-employee director compensation was warranted.
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Compensation Overview
The non-employee director compensation program, as approved by the Board, consists of the following annual compensation:
Equity Compensation
•
Grant of Restricted Stock Units — $220,000

Cash Compensation
•
Board Retainer — $115,000

•
Lead Director — $50,000

•
Chair of the Audit and Finance Committee — $35,000

•
Chair of the Human Resources and Compensation Committee — $27,500

•
Chair of the Public Policy and Sustainability Committee — $27,500

•
Chair of the Committee on Directors’ Affairs — $20,000

•
All other Audit and Finance Committee members — $10,000

•
All other Human Resources and Compensation Committee members — $7,500

•
All other Public Policy and Sustainability Committee members — $7,500

•
All other Committee on Directors’ Affairs members — $5,000

•
International Director Fee — $10,000

Equity Compensation
Non-employee directors receive an annual grant of restricted stock units with an aggregate value of $220,000 on the date of grant. The restricted stock units are fully vested at grant and are credited with dividend equivalents in the form of additional restricted stock units, but they cannot be sold or otherwise transferred. In the case of any newly elected directors, the initial annual equity grant is prorated for the year of election from and including the month of election.
Prior to each annual grant, a director may elect the schedule on which the transfer restrictions will lapse. When restrictions lapse, a director will receive unrestricted shares of ConocoPhillips stock in exchange for his or her restricted stock units. Regardless of the schedule a director elects, all restrictions on a director’s restricted stock units will lapse in the event of the director’s retirement, disability or death, or upon a change in control of ConocoPhillips, unless, in the case of retirement or disability, the director has elected to defer receipt of the shares until a later date. Directors forfeit restricted stock units if, before restrictions lapse (and prior to any change in control), the Board finds sufficient cause for forfeiture.
Cash Compensation
Cash compensation consists of the Board retainer fee for service and additional compensation for service on committees or as committee chair, for service as lead director, and in recognition of additional travel for international directors. Each director may elect, on an annual basis, to receive all or part of the cash compensation in unrestricted stock or restricted stock units or to have the amount credited to a deferred compensation account. Any such unrestricted stock or restricted stock units granted in lieu of cash compensation are valued using the average of the high and the low market prices of ConocoPhillips common stock on the date of grant. Restricted stock units granted in lieu of cash compensation are subject to the same restrictions as the annual restricted stock units described under “Equity Compensation” above.
Deferral of Compensation
Non-employee directors can elect to defer their cash compensation into the Deferred Compensation Plan for Non-Employee Directors of ConocoPhillips (“Director Deferral Plan”). Deferred amounts are deemed to be invested in various mutual funds and similar investment choices, including ConocoPhillips common stock, as selected by the director from a prescribed list.
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Corporate Governance at ConocoPhillips
Matching Gift Program
Active non-employee directors are eligible to participate in the ConocoPhillips Matching Gift Program. This program provides a dollar-for-dollar match of a donation of cash or securities (up to a maximum of $10,000 annually per donor) to tax-exempt charities and educational institutions, excluding religious, political, fraternal or athletic organizations. The Board believes the Matching Gift Program is consistent with ConocoPhillips’ commitment to social responsibility.
Other Compensation
We provide transportation or reimburse the cost of transportation when a non-employee director travels on ConocoPhillips business, including to attend meetings of the Board or a committee. From time to time, spouses and other guests of directors may be invited to attend certain meetings at the request of the Board. The Board believes this creates a collegial environment that enhances the effectiveness of the Board. If spouses or other guests are invited to attend meetings, ConocoPhillips reimburses directors for the out-of-pocket cost of the additional travel and related incidental expenses. Any such reimbursement is treated by the Internal Revenue Service as taxable income to the applicable director. Non-employee directors do not receive gross-ups to compensate for the resulting income taxes except in connection with the presentation of retirement or certain other gifts.
Stock Ownership
Each non-employee director is expected to own ConocoPhillips stock in the amount of the aggregate annual equity grants received during his or her first five years on the Board. Directors are expected to reach this level of target ownership within five years after joining the Board. Actual shares of stock, restricted stock or restricted stock units, including deferred stock units, may be counted in satisfying the stock ownership guidelines. The holdings of each of our directors currently meet or exceed these guidelines.
Non-Employee Director Compensation Table(1)
Name	Fees Earned or Paid in Cash(3)	Stock Awards(4)(5)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(6)	Total
D.V. Arriola	$132,500	$220,089	$—	$—	$—	$3,750	$356,339
N.J. Connors	132,994	220,089	—	—	—	20,166	373,249
G. Huey Evans	137,500	220,089	—	—	—	7,512	365,101
J.A. Joerres	147,500	220,089	—	—	—	19,920	387,509
T.A. Leach(2)	38,958	—	—	—	—	38,806	77,764
K.A. McGinty	66,250	110,007	—	—	—	—	176,257
W.H. McRaven	132,500	220,089	—	—	—	—	352,589
S. Mulligan	132,500	220,089	—	—	—	—	352,589
A.N. Murti	157,500	220,089	—	—	—	—	377,589
R.A. Niblock	193,114	220,089	—	—	—	22,498	435,701
D.T. Seaton	147,500	220,089	—	—	—	—	367,589
R.A. Walker	130,417	220,089	—	—	—	—	350,506

(1)
Ryan Lance serves as a director and also as an employee of ConocoPhillips. Mr. Lance is not included in this table because all of the compensation he receives from the company is for services he provides as an employee; he does not receive any additional compensation for his services as a director. The compensation Mr. Lance received as an employee is summarized starting on page 93.

(2)
Timothy A. Leach was not an executive officer in 2025 but was an employee of ConocoPhillips until his retirement from employment effective August 31, 2025. The compensation he received as an employee in 2025 is summarized below. Mr. Leach received compensation as a non-employee director starting in September of 2025, and that compensation is included in the tables with other non-employee directors.

•
Salary: $522,812(a)

•
Bonus: $0

•
Stock Awards: $2,440,640(b)

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Corporate Governance at ConocoPhillips
•
Non-Equity Incentive Plan Compensation: $650,901(c)

•
Change in Pension Value and Nonqualified Deferred Compensation Earnings: $0

•
All Other Compensation: $325,309(d)

•
Total: $3,939,662

(a)
Includes any amounts that were voluntarily deferred under the Key Employee Deferred Compensation Plan.

(b)
Amount represents the aggregate grant date fair value of awards made under the Performance Share Program (“PSP”) and the Executive Restricted Stock Unit Program (“ERSUP”), as determined in accordance with FASB ASC Topic 718. See the “Employee Benefit Plans” section of Note 14 in the Notes to Consolidated Financial Statements in ConocoPhillips’ 2025 Annual Report on Form 10-K for a discussion of the relevant assumptions used in this determination. For the awards granted for PSP 25 and for 2025 restricted stock units (“RSUs”) under the ERSUP, the grant date fair value was $100.9029, but as noted in the Equity Grant Practices outlined on page 91 awards are granted using the average of the closing prices on the 10 trading days preceding the date of grant ($100.028). The difference between these values can increase or decrease the reported amounts from year to year even if target compensation does not change. For 2025, Mr. Leach received a grant of 8,477 RSUs under the ERSUP with a value of $852,327. Mr. Leach received a target grant of 15,741 performance stock units for PSP 25 for the January 2025 — December 2027 performance period with a value of $1,588,313. The PSP grant is valued at target because it is most probable at the setting of the target for the applicable performance periods that targets will be achieved. If payout was made at maximum levels for company performance the number of performance stock units and value would double from the target, although the value of the actual payout would be dependent upon the stock price and accrued dividend equivalent units at the time of the payout. If payout was made at minimum levels, the number of performance stock units and value would be reduced to zero. Mr. Leach retired on August 31, 2025. Pursuant to the terms of his PSP 25 award and as a result of his satisfaction of the retirement criteria under the award, Mr. Leach became partially vested in a proportionate amount of the award based on his service (8 months) during the award period (36 months). The remainder of the PSP 25 award was forfeited upon his retirement. The outstanding award amount on the next page reflects this forfeiture. Pursuant to the terms of his 2025 ERSUP award, Mr. Leach became fully vested in the award due to his retirement more than six months after the grant date.

(c)
The amount shown includes amounts paid under the VCIP.

(d)
Includes $164,165 related to pre-approved personal travel on company aircraft, based on the approximate aggregate incremental cost to ConocoPhillips for such personal use, including travel for any family member or personal guest. Approximate aggregate incremental cost has been determined by calculating the variable costs for each aircraft during the year, dividing that amount by the total number of miles flown by that aircraft, and multiplying the result by the miles flown for personal use during the year. However, where there were identifiable costs related to a particular trip — such as fuel, airport landing fees or food and lodging for aircraft personnel who remained at the location of the personal trip — those amounts are separately determined and included. The amounts shown include incremental costs associated with flights to the hangar or other locations without passengers (commonly referred to as “deadhead” flights) arising from the non-business use of the aircraft. Mr. Leach has entered into an aviation lease agreement with the company under which reimbursement, subject to FAA limitations, is provided for certain flights which are personal in nature. Amounts included reflect aggregate incremental cost net of reimbursements. Lease reimbursements are allocated to the flight to which they relate but may be paid in a different year due to lease administration. Also includes $3,143 for the aggregate incremental cost of premiums paid by ConocoPhillips for executive group life insurance (coverage equal to two times annual salary) versus the cost of basic life insurance provided to non-executive employees (coverage equal to annual salary). Also includes $52,500 of company contributions under the company’s tax qualified savings plan. Under the terms of its tax-qualified defined contribution plan, ConocoPhillips makes matching contributions and nonelective allocations to the accounts of its eligible employees, including Mr. Leach. Mr. Leach is fully vested in his benefits under the company’s tax-qualified defined contribution plan. Also includes $71,423 of company contributions to nonqualified defined contribution plans. Under the terms of its nonqualified defined contribution plans, ConocoPhillips makes contributions to the accounts of its eligible employees, including Mr. Leach. His contributions under the nonqualified defined contribution plans include matching and company retirement (in lieu of pension) contributions that cannot be made to the company’s tax qualified defined contribution plan due to limitations imposed by the Internal Revenue Code. Mr. Leach is fully vested in his benefit under the company’s nonqualified defined contribution plans. The company’s defined contribution nonqualified deferred compensation plans allow hypothetical investment of deferred amounts in a broad range of mutual funds or other market-based investments, including ConocoPhillips stock. As market-based investments, none of these provide above-market return. Also includes $29,017 of other perquisites and personal benefits including board fees for service on community, university and philanthropic organizations at the request of the company; the cost of presentations made to employees and their spouses at company meetings or events; reimbursements for the cost of spousal and other guests’ attendance at such meetings or events; and the aggregate incremental cost of any other personal benefits or perquisites not integrally and directly related to the performance of the executive’s duties arising from such presentations, meetings or events, primarily food, drink and transportation. Amounts also include $5,061 for tax gross-up payments by ConocoPhillips relating to certain taxes incurred by the employee. These taxes arise primarily when ConocoPhillips requests family members or other guests to accompany the employee to a function, and, as a result, the employee is deemed to make a personal use of company assets (for example, when a spouse accompanies an employee on a company aircraft). ConocoPhillips believes such expenses are appropriately characterized as a business expense, and, if the employee has imputed income in accordance with the applicable tax laws, ConocoPhillips will generally reimburse any increased tax costs.

As of December 31, 2025, Mr. Leach had 37,038(i) Shares or Units of Stock that Have Not Vested and 17,825(ii) Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested. Outstanding equity awards made to Mr. Leach include long-term incentive awards payable under the PSP and long-term, time-vested awards under the ERSUP. Until settled, these awards are subject to restrictions upon transferability. The market value of these awards as of December 31, 2025 (see footnotes (i) and (ii) below) is based on a market value of $93.61 per share (the closing stock price of the company’s common stock on December 31, 2025). The number of shares or units shown is rounded to the nearest whole share, but the related value is based on the actual number of shares (including fractional shares), with aggregate value rounded to the nearest dollar.
(i)
Includes 7,251 RSUs related to the grant in 2023 under the ERSUP that are settled in shares; 7,338 RSUs related to the grant in 2024 under the ERSUP that are settled in shares; 8,414 RSUs related to the grant in 2025 under the ERSUP that are settled in shares; and 14,034 RSUs related to grants for the PSP 23 target award (fully vested in accordance with award terms as a result of Mr. Leach’s retirement during 2025). These awards have a market value as of December 31, 2025, of $3,467,137. The actual payouts with regard to the targets for PSP 23 were approved by the HRCC at its February 2026 meeting, and, pursuant to that decision, Mr. Leach received a payout of 12,771 units. Restrictions on the PSP 23 lapsed on February 10, 2026, and the award settled in cash, although the employee may have elected, prior to the beginning of the performance period, to have some or all of the settlement deferred into the KEDCP. Subsequent elections may also impact the final timing of the payout of these awards. Under the ERSUP, stock awards are made in the form of RSUs. The terms and conditions of those units require restriction on transferability, which lapse three years from the anniversary of the grant date. Forfeiture is expected to occur at separation from service if the separation is not the result of death, disability, layoff or retirement after the executive has reached the age of 55 with five years of service, or after a change in control, although the HRCC has the authority to waive forfeiture. Upon lapse of restrictions, settlement is made in stock. All of Mr. Leach’s outstanding RSUs under the ERSUP became fully vested in 2026 on account of his retirement after reaching the age of 55 with five years of service. RSUs have no voting rights. Dividend equivalents, if any, on RSUs held are reinvested in additional RSUs. Dividend equivalents are paid at the same time and the same rate as dividends on common stock are paid, not at a preferential rate.

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(ii)
Includes 14,205 target performance unit awards under the PSP for the ongoing performance period beginning January 2024 (fully vested in accordance with award terms as a result of Mr. Leach’s retirement during 2025) and 3,620 target performance unit awards (adjusted for proportionate vesting in accordance with award terms as described above) under the PSP for the ongoing performance period beginning January 2025. Based on target performance, these awards have a market value as of December 31, 2025, of $1,668,617. There is no assurance that these awards will be granted at, below or above target after the end of the relevant performance periods because determination of whether to make an actual grant to, and the amount of any actual grant for Mr. Leach is within the discretion of the HRCC. Mr. Leach’s awards under the PSP are made in the form of performance stock units that are subject to restrictions on transferability that lapse three years after the grant date. Forfeiture is expected to occur if the separation is not the result of death, disability, layoff or retirement after the executive has reached the age of 55 with five years of service, or after a change in control, although the HRCC has the authority to waive forfeiture. The awards will be settled in cash and have no voting rights. The awards accrue dividend equivalents that, during the performance period, are reinvested in additional performance stock units. Dividends or dividend equivalents are not paid at preferential rates, and dividend equivalents are paid at the same time as dividends on common stock.

In 2025, Mr. Leach had 64,869 shares acquired on award vesting and delivery at a realized value of $6,510,842. This includes RSUs for the ERSUP award granted in 2022 and for PSP 22, for which restrictions were lapsed following the third anniversary of the grant date. PSP 22 settled in cash, although the employee may have elected prior to the beginning of the performance period to have some or all of the settlement deferred into the KEDCP. Additionally, the awards settled in 2025 include an ERSUP award granted in 2025 for which restrictions were lapsed in order to satisfy required tax withholding.
(3)
The non-employee director compensation program, as approved by the Board, consists of the annual cash compensation described in “Compensation Overview” beginning on page 52. Amounts shown include prorated amounts attributable to time served on the Board and committee assignments, which may occur during the year. Amounts shown in the Fees Earned or Paid in Cash column include any amounts that were voluntarily deferred to the Director Deferral Plan, received in ConocoPhillips common stock or received in RSUs. Ms. Connors received 100% of her cash compensation in RSUs in 2025, and Mr. Niblock received 50% of his cash compensation in RSUs in 2025, with an aggregate grant date fair value as shown in the table. All other directors received their cash compensation in cash or deferred such amounts into the Director Deferral Plan.

(4)
Amounts represent the aggregate grant date fair value of stock awards granted under our non-employee director compensation program as determined in accordance with FASB ASC Topic 718. Each active non-employee director on January 15, 2025 received a 2025 annual grant of restricted stock units on that date with an aggregate value of $220,000 based on the average of the high and low price for our common stock, as reported on the NYSE, on the grant date. Ms. McGinty joined the Board on July 1, 2025 and received a pro rata grant of restricted stock units on that date with an aggregate value of $110,000 based on the average of the high and low price for our common stock, as reported on the NYSE, on the grant date. These grants are made in whole shares, with fractional share amounts rounded up, resulting in a grant of shares with the fair values shown in the table. Mr. Leach did not receive an equity grant as a non-employee director for his 2025 service on the Board.

(5)
The following table reflects the aggregate number of non-employee director stock awards outstanding as of December 31, 2025:

Name	Number of Deferred Shares or Units of Stock
D.V. Arriola	7,001
N.J. Connors	4,726
G. Huey Evans	51,243
J.A. Joerres	24,552
T.A. Leach	—
K.A. McGinty	1,233
W.H. McRaven	23,370
S. Mulligan	24,039
A.N. Murti	56,730
R.A. Niblock	95,573
D.T. Seaton	14,953
R.A. Walker	14,953
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(6)
All Other Compensation for 2025 includes the following items while serving as a non-employee director.

Name	Tax Reimbursement Gross-Up(a)	Other Compensation(b)	Matching Gift Amounts(c)	Total
D.V. Arriola	$—	$—	$3,750	$3,750
N.J. Connors	—	20,166	—	20,166
G. Huey Evans	340	695	6,477	7,512
J.A. Joerres	—	19,920	—	19,920
T.A. Leach	—	38,806	—	38,806
K.A. McGinty	—	—	—	—
W.H. McRaven	—	—	—	—
S. Mulligan	—	—	—	—
A.N. Murti	—	—	—	—
R.A. Niblock	—	12,498	10,000	22,498
D.T. Seaton	—	—	—	—
R.A. Walker	—	—	—	—

(a)
The amount shown is for payment by ConocoPhillips relating to certain taxes incurred by the director for imputed income in connection with the fair value of a gift presented to the director. If a director is imputed income with respect to a retirement or other gift in accordance with applicable tax laws, ConocoPhillips generally will reimburse the director for the resulting increased tax costs. All such tax reimbursements have been included above.

(b)
The amounts shown include incremental amounts when, following a Board or other company meeting, the director was returned to a location other than their point of origin or their tax home and therefore considered to be a personal accommodation or when, in route to or from a Board or other company meeting, a personal accommodation was made to make more efficient use of a director’s time and travel requirements. In the case of Mr. Leach, the incremental amount shown includes $31,740 for pre-approved personal travel on company aircraft net of reimbursement paid under his aviation lease agreement with the company (see footnote (d) on page 54). In the event corporate aircraft was used, approximate aggregate incremental cost has been determined by calculating the variable costs for each aircraft during the year, dividing that amount by the total number of miles flown by that aircraft and multiplying the result by the miles flown for personal use during the year. However, where there were identifiable costs related to a particular trip — such as fuel, airport landing fees or food and lodging for aircraft personnel who remained at the location of the personal trip — those amounts are separately determined and included. Amounts for company aircraft include incremental costs associated with related flights to the hangar or other locations without passengers (commonly referred to as “deadhead” flights). Amounts reported in this column also include other perquisites and personal benefits including temporary personal office space at a company facility, the cost of presentations made to directors and their spouses at company meetings or events, reimbursements for the cost of spousal or other guests’ attendance at such meetings or events, and the aggregate incremental cost of any other personal benefit or perquisites not integrally and directly related to the performance of the director’s duties arising from such presentations, meetings or events, primarily food, drink and transportation.

(c)
ConocoPhillips maintains a Matching Gift Program under which we match certain gifts by directors to charities and educational institutions, excluding religious, political, fraternal or athletic organizations that are tax-exempt under Section 501(c)(3) of the Internal Revenue Code of the United States or meet similar requirements under the applicable law of other countries. For active directors, the program matches up to $10,000 in each program year. Administration of the program can cause us to pay more than $10,000 in a single fiscal year due to a lag in processing claims. The amounts shown are for the actual payments by ConocoPhillips in 2025. As indicated above, Mr. Lance is and Mr. Leach was, prior to his retirement, eligible for the Matching Gift Program as employees rather than as directors.

56   ConocoPhillips

Audit and Finance Committee Report
The Audit and Finance Committee (the “Audit Committee”) assists the Board in fulfilling its responsibility to provide independent, objective oversight for ConocoPhillips’ financial reporting functions and internal control systems.
The Audit Committee currently consists of six non-employee directors. The Board has determined that each member of the Audit Committee satisfies the requirements of the NYSE as to independence and financial literacy. The Board has determined that at least one member, Arjun N. Murti, is an audit committee financial expert as defined by the SEC.
The responsibilities of the Audit Committee are set forth in the written charter adopted by the Board and last amended on October 4, 2019. The charter is available on our website at www.conocophillips.com under “Investors > Corporate Governance > Committees.”

The Audit Committee’s Responsibilities Include:
•
Discussing with management, the independent auditors, and the internal auditor the integrity of ConocoPhillips’ accounting policies, internal controls, financial statements, financial reporting practices and select financial matters, including capital structure, complex financial transactions, financial risk management, retirement plans and tax planning.

•
Reviewing, and coordinating the review by other committees of, significant corporate risk exposures and steps management has taken to monitor, control and report such exposures.

•
Reviewing the qualifications, independence and performance of our independent auditors and the qualifications and performance of our internal auditors and Chief Compliance Officer.

•
Reviewing ConocoPhillips’ overall direction and compliance with legal and regulatory requirements and internal policies, including our Code of Business Ethics and Conduct.

•
Assisting the Board in fulfilling its oversight of enterprise risk management, particularly with respect to: (1) market-based risks; (2) financial reporting; (3) effectiveness of information systems and cybersecurity and (4) commercial trading.

•
Discussing with management and the Chief Compliance Officer the implementation and effectiveness of our global compliance and ethics program.

•
Maintaining open and direct lines of communication with the Board and management, our Compliance and Ethics Office, the internal auditors and the independent auditors.

Management is responsible for preparing ConocoPhillips’ financial statements in accordance with generally accepted accounting principles, or GAAP, and for developing, maintaining and evaluating our internal controls over financial reporting and other control systems. The independent registered public accounting firm is responsible for auditing the annual financial statements prepared by management, assessing the internal control over financial reporting and expressing an opinion with respect to each.
One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight of the integrity of ConocoPhillips’ financial statements. The following report summarizes certain of the Audit Committee’s activities in this regard for 2025.
Review with Management. The Audit Committee reviewed and discussed with management the audited consolidated financial statements included in ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2025, which included a discussion of the quality — not just the acceptability — of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures. The Audit Committee also discussed management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2025, included in the financial statements.
Discussions with Internal Audit. The Audit Committee reviewed ConocoPhillips’ internal audit plan and discussed the results of internal audit activity throughout the year. ConocoPhillips’ General Auditor met with the Audit Committee at every in-person meeting in 2025 and was available to meet without management present at each of these meetings.
2026 Proxy Statement   57

Audit and Finance Committee Report
Discussions with the Independent Registered Public Accounting Firm. The Audit Committee met throughout the year with Ernst & Young LLP (“EY”), ConocoPhillips’ independent registered public accounting firm, including meeting with EY at each in-person meeting; EY was also available to meet without management present at each of these meetings. The Audit Committee has discussed with EY the matters required to be discussed by standards of the Public Company Accounting Oversight Board, or PCAOB, and the SEC. The Audit Committee has received the written disclosures and the letter from EY regarding its independence required by PCAOB rules and has discussed with EY its independence from ConocoPhillips. In addition, the Audit Committee considered the non-audit services EY provides to ConocoPhillips and concluded that EY’s independence has been maintained.
Recommendation to the ConocoPhillips Board of Directors. Based on its review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2025.
The ConocoPhillips Audit and Finance Committee
Arjun N. Murti, Chair
Dennis V. Arriola
Nelda J. Connors
Kathleen A. McGinty
William H. McRaven
Sharmila Mulligan
58   ConocoPhillips

Item 2: Proposal to Ratify the Appointment of Ernst & Young LLP
What am I Voting On?
The Audit Committee has appointed EY to serve as ConocoPhillips’ independent registered public accounting firm for fiscal year 2026. You are voting on a proposal to ratify such appointment.
What are the Audit Committee’s responsibilities with respect to the Independent Registered Public Accounting Firm?
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements and has the authority to determine whether to retain or terminate the independent auditor.
The Audit Committee reviews the experience and qualifications of the senior members of the independent auditor’s team and is directly involved in the appointment of the lead audit partner. Neither the lead audit partner nor the reviewing audit partner performs audit services for ConocoPhillips for more than five-consecutive fiscal years. The Audit Committee is also responsible for determining and approving the audit engagement fees and other compensation associated with retaining the independent auditor.

Assessment of Independent Public Accounting Firm
The members of our Audit Committee believe that the continued retention of EY as our independent registered public accounting firm is in the best interests of our company and our stockholders. In making this determination, our Audit Committee considered a variety of factors, including:

• Independence. • Candor and insight provided to the Audit Committee. • Proactivity. • Ability to meet deadlines and respond quickly. • Feasibility/benefits of audit firm rotation.
•
Content, timeliness and practicality of EY communications with the Audit Committee.

•
Adequacy of information provided on accounting issues, auditing issues, and legislative and regulatory developments.

•
Feasibility of lead partner rotation.

•
Timeliness and accuracy of all services presented to the Audit Committee for pre-approval and review.

•
Management feedback.

•
Lead partner performance.

•
Comprehensiveness of evaluations of internal control structure.

The Audit Committee has evaluated the qualifications, independence and performance of EY and believes that continuing to retain EY to serve as our independent registered public accounting firm is in the best interest of ConocoPhillips’ stockholders.
What services does the Independent Registered Public Accounting Firm provide?
Audit services of EY for fiscal year 2025 included an audit of our consolidated financial statements, an audit of the effectiveness of our internal control over financial reporting and services related to periodic filings made with the SEC. Additionally, EY provided certain other services as described on page 60.
2026 Proxy Statement   59

Item 2: Proposal to Ratify the Appointment of Ernst & Young LLP
How much was the Independent Registered Public Accounting Firm paid for 2025 and 2024?
EY’s fees for professional services totaled $15.0 million for 2025 and $15.5 million for 2024. EY’s fees for professional services included the following:
	2025	2024
Audit Fees Fees for audit services, which related to the fiscal year consolidated audit, the audit of the effectiveness of internal controls, quarterly reviews, registration statements, comfort letters, statutory and regulatory audits, and related accounting consultations.	$14,200,000	$14,000,000
Audit-Related Fees Fees for audit-related services, which consisted of audits in connection with benefit plan audits, other subsidiary audits, special reports, asset dispositions, and related accounting consultations.	$700,000	$1,300,000
Tax Fees Fees for tax services, which consisted of tax compliance services and tax planning and advisory services.	$100,000	$200,000
All Other Fees	—(1)	—(1)
Total	$15,000,000	$15,500,000

(1)
Fees for other services were negligible in 2025 and 2024.

The Audit Committee has considered whether the non-audit services provided to ConocoPhillips by EY impaired EY’s independence and concluded they did not.
Who reviews these services and fees?
The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that EY may provide to ConocoPhillips. The policy (1) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that EY’s independence is not impaired; (2) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (3) sets forth pre-approval requirements for all permitted services. Under the policy, all services to be provided by EY must be pre-approved by the Audit Committee. The Audit Committee has delegated authority to review and approve services to its Chair. Any such approval must be reported to the entire Audit Committee at the next scheduled Audit Committee meeting.
Will a representative of Ernst & Young be present at the meeting?
One or more representatives of EY will be present at the Annual Meeting. The representative(s) will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.
What vote is required to approve this proposal?
Approval of this proposal requires the affirmative vote of a majority of the shares present and entitled to vote on the proposal. If the appointment of EY is not ratified, the Audit Committee will reconsider the appointment.
FOR	The Audit and Finance Committee recommends you vote FOR the ratification of the appointment of Ernst & Young LLP as ConocoPhillips’ independent registered public accounting firm for fiscal year 2026.
60   ConocoPhillips

Item 3: Advisory Approval of Executive Compensation
What am I Voting On?
Stockholders are being asked to vote on the following advisory resolution:

RESOLVED, that the stockholders approve the compensation of ConocoPhillips’ Named Executive Officers as described in the “Compensation Discussion and Analysis” section and in the tabular disclosures regarding Named Executive Officer compensation (together with the accompanying narrative disclosures) in this Proxy Statement.

ConocoPhillips is providing stockholders with the opportunity to vote on an advisory resolution, commonly known as “Say on Pay,” considering approval of the compensation of ConocoPhillips’ Named Executive Officers.
The Human Resources and Compensation Committee, which is responsible for the compensation of our executive officers, has overseen the development of a compensation program designed to attract, retain and motivate executives who enable us to achieve our strategic and financial goals. The “Compensation Discussion and Analysis” and the tabular disclosures regarding Named Executive Officer compensation, together with the accompanying narrative disclosures, explain the trends in compensation and application of our compensation philosophies and practices for the years presented.
The Board believes that ConocoPhillips’ executive compensation program aligns the interests of our executives with those of our stockholders. Our compensation program is guided by the philosophy that ConocoPhillips’ ability to deliver on our disciplined, returns-focused strategy is driven by superior individual performance. The Board believes we must offer competitive compensation to attract and retain experienced, talented and motivated employees. In addition, the Board believes employees in leadership roles within the organization are motivated to perform at their highest levels when performance-based pay constitutes a significant portion of their compensation. The Board believes that our philosophy and practices have resulted in executive compensation decisions that are aligned with company and individual performance, are appropriate in value and have benefited ConocoPhillips and its stockholders.
What is the effect of this resolution?
Because your vote is advisory, it will not be binding upon the Board. However, the Human Resources and Compensation Committee and the Board will take the outcome of the vote into account when considering future executive compensation arrangements.
What vote is required to approve this proposal?
Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.
FOR	The Board recommends you vote FOR the advisory approval of the compensation of ConocoPhillips’ Named Executive Officers.
2026 Proxy Statement   61

Role of the Human Resources and Compensation Committee
Authority and Responsibilities
The HRCC is responsible for providing independent, objective oversight for ConocoPhillips’ executive compensation programs, for developing and overseeing the development of a succession management plan for the CEO and Senior Officers, and for determining the compensation of our Senior Officers. Our internal guidelines define a Senior Officer as an employee who is a senior vice president or higher, any executive who reports directly to the CEO or any other employee considered an officer under Section 16(b) of the Securities Exchange Act of 1934. In addition, the HRCC acts as administrator of the compensation programs and certain of the benefit plans for Senior Officers and as an avenue of appeal for current and former Senior Officers disputing compensation or certain benefits. Finally, the HRCC assists the Board in overseeing the integrity of ConocoPhillips’ executive compensation practices and programs described in the “Compensation Discussion and Analysis” beginning on page 63.
A complete listing of the authority and responsibilities of the HRCC is set forth in the written charter adopted by the Board and last amended on October 9, 2025, which is available on our website at www.conocophillips.com under “Investors > Corporate Governance > Committees.”
Members
The HRCC currently consists of seven members. All members must meet the independence requirements for “non-employee” directors under the Securities Exchange Act of 1934 and for “independent” directors under the NYSE Listed Company Manual. The members of the HRCC and the member to be designated as Chair are reviewed and recommended annually by the Committee on Directors’ Affairs to the full Board.
Meetings
The HRCC holds regularly scheduled meetings in association with each regular Board meeting and meets by teleconference between such meetings as necessary. In 2025, the HRCC had seven meetings. The HRCC reserves time at each regularly scheduled meeting to review matters in executive session with no members of management or management representatives present except as specifically requested by the HRCC. Additionally, the HRCC reviews and reports annually on the succession-planning process for the CEO and senior management and meets with the Lead Director at least annually to evaluate the performance of the CEO. More information regarding the HRCC’s activities at such meetings appears in the “Compensation Discussion and Analysis” beginning on page 63.
The HRCC is committed to a process of continuous improvement in exercising its responsibilities. To that end, the HRCC:

•
Routinely receives training regarding best practices for executive compensation.

•
With the assistance of management and consultants, independent compensation consultants, and, when deemed appropriate, independent legal counsel, regularly reviews its responsibilities and governance practices in light of ongoing legal and regulatory changes and trends in corporate governance.

•
Annually reviews its charter and proposes any desired changes to the Board.

•
Annually conducts an assessment of its performance that evaluates the effectiveness of its actions and seeks ideas to improve its processes and oversight.

•
Regularly reviews and assesses whether our executive compensation programs are having the desired effects without encouraging inappropriate levels of risk.

62   ConocoPhillips

Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the material elements of the compensation of our Named Executive Officers (“NEOs”) and describes the objectives and principles underlying ConocoPhillips’ executive compensation programs, the compensation decisions we have recently made under those programs and the factors we considered in making those decisions.
In 2025, our NEOs included Mr. William L. Bullock, Jr.(1) and the following NEOs who were employed on December 31, 2025:
Ryan M. Lance	Andrew M. O’Brien	Nicholas G. Olds	Kelly B. Rose	Kirk L. Johnson
Chairman and Chief Executive Officer	Chief Financial Officer and Executive Vice President, Strategy and Commercial	Executive Vice President, Lower 48 and Global HSE	Senior Vice President, Legal, General Counsel and Corporate Secretary	Executive Vice President, Global Operations and Technical Functions

(1)
On May 2, 2025, William L. Bullock, Jr. announced his decision to retire as Chief Financial Officer. Mr. Bullock’s successor was appointed effective June 1, 2025, and Mr. Bullock remained in his position as Chief Financial Officer until May 31, 2025. Following that, Mr. Bullock remained with ConocoPhillips as an Advisor to the CEO to provide support during the transition of his responsibilities until his retirement effective August 31, 2025.

Our executive compensation philosophy is focused on linking pay with performance. It is designed to reflect appropriate governance practices, align with the needs of our business, and maintain a strong link between executive pay and successful execution of our strategy.

2026 Proxy Statement   63

Compensation Discussion and Analysis
Executive Overview
2025 Compensation Program Structure
Each year the HRCC, advised by its independent compensation consultant and informed by feedback from stockholders, undertakes a rigorous process to establish and review executive compensation. The HRCC believes a substantial portion of our executive compensation should be equity-based and focused on rewarding long-term performance and furthermore, that this approach most closely aligns the interests of our top executives with those of our stockholders.
The four primary elements of our executive compensation program are designed to provide a target total value for compensation that is competitive with our peers and attracts and retains the talented executives necessary to manage a large and complex company like ConocoPhillips. The following chart summarizes the principal components of our executive compensation program and the performance drivers of each element.
(1)
The financial metric for PSP 23 is Relative Adjusted ROCE only.

64   ConocoPhillips

Compensation Discussion and Analysis
2025 Short-Term Incentive (VCIP) Payout
The HRCC carefully considered the final results of the metrics and, based on multiple reviews, approved a payout that reflected the degree of difficulty in achieving the results against the aggressive targets that were established. No individual performance adjustments were made for the NEOs. The following is a summary of the key items considered and deliberated. For additional details, refer to pages 82 – 87.
Metric and Weighting	Highlights	Payout
HSE 20% weighting	• Achieved best safety performance in the last decade. • Fewer serious incidents compared to prior year. • Top-quartile Total Recordable Rate (TRR) performance among our peers. • Fewer process safety events compared to prior year.	170%
Operational 30% weighting	• Outperformed targets for production, capital expenditures and operating and overhead costs. • Achieved almost all operational milestones. • Successfully integrated Marathon Oil and captured over $1 billion run-rate synergies.	160%
Financial (Absolute and Relative Adjusted ROCE)* 30% weighting	• Achieved target absolute Adjusted ROCE of 10.0%; 100% payout per matrix (50% weighted). • Finished 4th (55th percentile) relative to performance peers; 113% payout per matrix (56% weighted).	106%
Strategic Milestones 20% weighting	• Advanced $1 billion cost reduction and margin enhancement initiative. • Completed $3.2 billion of dispositions, exceeding target. • Advanced commercial LNG strategy and achieved 10 MTPA of offtake portfolio. • Achieved target emission intensity reduction. • Maintained strong sustainability performance by identifying risks and developing action plans.	180%
2025 VCIP Weighted Payout		150% of target

*
See page 79 for how Adjusted ROCE is calculated. See Appendix A for non-GAAP reconciliations.

2026 Proxy Statement   65

Compensation Discussion and Analysis
PSP 23 Long-Term Incentive Payout
Metric and Weighting	Highlights	Payout
TSR (relative)* 60% weighting	• Finished 5th (48th percentile) relative to performance peers with three-year TSR of approximately -3.3%. • Payout formulaic following matrix (see page 79).	96%
Financial (Relative Adjusted ROCE) 40% weighting	• Finished 4th (44th percentile) relative to performance peers. • Payout formulaic following matrix (see page 79).	84%
PSP 23 Weighted Payout		91% of target

*
See methodology for calculating TSR on page 80.

For additional details, refer to pages 87 – 88.
2025 Say on Pay Vote Result, Stockholder Engagement and Board Responsiveness
ConocoPhillips regularly engages with stockholders to understand how stockholders view our compensation programs, and stockholder feedback is considered fundamental to our success. The Board and the HRCC appreciate these valuable discussions and continue to encourage stockholders to provide feedback about our executive compensation programs as described on page 51 under “Communications with the Board of Directors.”
Strong Say on Pay Support in 2025
We value our stockholders’ input on our executive compensation programs. We are pleased with the results of the 2025 say on pay vote, which received support of stockholders representing more than 96% of shares voted. We remain committed to ongoing dialogue with stockholders and other stakeholders to obtain their input on key matters and inform our management and Board about the issues that our stockholders tell us matter most to them.
Stockholder Engagement in 2025
In line with our commitment to ongoing stockholder engagement, we requested meetings with stockholders representing approximately 50% of our outstanding stock and participated in engagement meetings with stockholders representing approximately 24% of our outstanding stock. We separately engaged with approximately 80% of our institutional investor base. Members of ConocoPhillips’ management from Investor Relations, Human Resources, Legal and Sustainable Development all participated in stockholder meetings. In addition, our Lead Director, Robert A. Niblock, participated in a stockholder meeting at the request of one of our largest institutional investors.
66   ConocoPhillips

Compensation Discussion and Analysis
Track Record of Continuous Improvement Responsive to Stockholder Feedback
ConocoPhillips has a track record of continuously seeking to evolve our compensation programs to incorporate stockholder feedback, market best practices, and performance and retention considerations. We strive to clarify and simplify our compensation-related disclosures while providing thorough and meaningful details of our process. Below are highlights of recent changes to our compensation programs:

•
Effective beginning with the 2025 VCIP, the number of metrics was reduced by consolidating the Energy Transition Milestones metric into other milestone metrics and increasing the Strategic Milestones metric to a weighting of 20%. With sustainability and emissions intensity targets firmly ingrained into how we operate and evaluate new opportunities, these milestones are now integrated with our strategic and operational priorities set by the company.

•
Effective beginning with the 2024 VCIP and PSP, the Financial metric includes both a relative and absolute measure for Adjusted ROCE to incentivize executing Board-approved longer-cycle capital programs that align with our strategy to deliver superior long-term results to stockholders and further strengthen our diverse and durable portfolio. Payouts will continue to be determined on a formulaic basis for this metric.

•
Effective beginning with the 2023 VCIP, we eliminated relative Total Shareholder Return (but retained in the long-term program) and increased the weighting of our Financial and Operational measures to further strengthen the link between performance of the company and payouts.

•
Effective in 2023, we increased the CEO’s stock ownership guideline from six to eight times salary.

•
Effective beginning with the 2022 VCIP, we eliminated positive individual performance adjustments for NEOs.

2026 Proxy Statement   67

Compensation Discussion and Analysis
Strong Financial and Operational Performance in Line with Our Returns-Focused Value Proposition
Throughout 2025, ConocoPhillips delivered strong financial and operational performance consistent with our value proposition of superior returns to stockholders through price cycles. We successfully integrated Marathon Oil, adding more high-quality, low cost of supply resource to our portfolio.
•
We delivered full year total company and Lower 48 production of 2,375 MBOED and 1,484 MBOED, respectively. We integrated Marathon Oil and doubled synergy capture to more than $1 billion on a run-rate basis in 2025 while achieving approximately $1 billion of additional one-time benefits. We advanced our commercial LNG strategy by placing an initial 5 million tonnes per annum (MTPA) of Port Arthur LNG (PALNG) Phase 1 offtake and secured additional offtake of 5 MTPA, bringing our total commercial offtake portfolio to 10 MTPA. We achieved Lower 48 drilling and completion efficiency improvements of more than 15% year over year and also achieved first oil at Surmont Pad 104W-A.

•
We achieved a 10% return on capital employed,(1) and we delivered competitive returns of capital by distributing $9.0 billion to stockholders, including $5.0 billion through share repurchases and $4.0 billion in cash through the ordinary dividend.

•
We executed our approved emissions abatement projects and achieved our annual GHG emissions intensity target, advancing our goal to reduce operational emissions intensity by 50 to 60% by 2030. We were awarded Gold Standard Reporting in 2025 by Oil & Gas Methane Partnership 2.0 (OGMP 2.0) and reached our target of zero routine flaring by the end of 2025 for heritage ConocoPhillips assets.

We continue to be guided by our SPIRIT Values and remain committed to our foundational principles, which consist of maintaining balance sheet strength, providing peer-leading distributions, making disciplined investments, and demonstrating responsible and reliable ESG performance. Supporting these core principles are our strategic cash flow allocation priorities: (1) invest enough capital to sustain production and pay the existing dividend; (2) grow the dividend annually; (3) maintain ‘A’ credit rating; (4) return greater than 30% of cash from operations to stockholders; and (5) make disciplined investments to enhance returns.
A summary of the many important accomplishments we achieved in 2025 is shown below:
2025 Highlights — Delivering on Our Returns-Focused Value Proposition
Strategy	Financial	Operations

•
Integrated Marathon Oil, delivering $1B+ in run-rate synergies and an additional ~$1B of one-time benefits.

•
Closed $3.2B in dispositions in 2025 and on track to meet $5B total disposition target by year-end 2026.

•
Advanced global LNG strategy placing initial 5 MTPA of PALNG Phase 1 offtake; secured additional offtake of 5 MTPA to bring total commercial offtake portfolio to 10 MTPA.

•
Distributed $9.0B to stockholders; $5.0B in share repurchases and $4.0B in ordinary dividends.

•
$8.0B earnings; $6.35 EPS; $7.7B adjusted earnings(1); $6.16 adjusted EPS.(1)

•
10% ROCE(1); 10% cash adjusted ROCE.(1)

•
Generated cash provided by operating activities of $19.8B; $19.9B CFO(2); $7.3B FCF(1); ending cash of $7.4B.(3)

•
Delivered FY company and Lower 48 production of 2,375 MBOED and 1,484 MBOED, respectively.

•
Achieved more than 15% improvement in Lower 48 drilling and completion efficiencies year over year.

•
Achieved first oil at Surmont Pad 104W-A.

•
Identified an incremental $1B in cost reduction and margin enhancement opportunities; on track to capture those savings on a run-rate basis by year-end 2026.

(1)
Adjusted earnings, adjusted EPS, return on capital employed (ROCE), cash adjusted ROCE and free cash flow (FCF) are non-GAAP measures. Further information related to these measures as well as reconciliations to the nearest GAAP measure are included in Appendix A.

(2)
Cash provided by operating activities was ~$19.8B. Excluding operating working capital change of ($0.1B), cash from operations (CFO) was $19.9B. CFO is a non-GAAP measure. Further information related to this measure is included in Appendix A.

(3)
Ending cash includes cash, cash equivalents and restricted cash totaling $6.9B and short-term investments of $0.5B. Restricted cash was $0.4B. Balance excludes $1.1B in long-term investments.

We maintained our ongoing practice of engaging with stockholders throughout 2025 and received consistent feedback that our disciplined, returns-focused strategy is the right one for our business and that our stockholders appreciate our ongoing efforts to increase the transparency and robustness of our disclosures.
68   ConocoPhillips

Compensation Discussion and Analysis
Executive Compensation — Strategic Alignment
Our executive compensation programs are designed to align compensation with ConocoPhillips’ disciplined, returns-focused strategy and with the long-term interests of our stockholders. Our compensation metrics are directly tied to our strategic priorities, which provide comprehensive and integrated support for our value proposition. The following diagram maps each metric to our strategic priorities.
(1)
Beginning with VCIP and PSPs commencing in 2024, the financial performance measure includes both a relative and absolute measure for Adjusted ROCE to better align payouts with the stockholder experience and incentivize employees to execute Board-approved capital programs. Payouts will continue to be determined on a formulaic basis for this metric. See “Corporate Performance Criteria” beginning on page 77 for further details.

(2)
50-60% gross operated emission intensity reduction. Projections do not include potential variances due to new measurements that increase emissions metrics and portfolio changes.

2026 Proxy Statement   69

Compensation Discussion and Analysis
Philosophy and Principles of Our Executive Compensation Program
Our Goals

Our goals are to attract, retain and motivate high-quality employees and to maintain high standards of principled leadership so we can responsibly deliver energy to the world and provide sustainable value for our stakeholders, now and in the future.

Our Philosophy — Pay for Performance
We believe that:

•
Our ability to responsibly deliver energy and provide sustainable value is driven by superior individual performance.

•
A company must offer competitive compensation to attract and retain experienced, talented and motivated employees.

•
Employees in leadership roles are motivated to perform at their highest levels when performance-based pay is a significant portion of their compensation.

•
The use of judgment by the HRCC plays an important role in establishing increasingly challenging corporate performance criteria to align executive compensation with company performance.

Our Strategic Principles

To achieve our goals, we implement our philosophy through the following principles:
•
Establish target compensation levels that are competitive with the companies that we compete against for executive talent.

•
Create a strong link between executive pay and successful execution of our strategy.

•
Encourage prudent risk-taking by our executives.

•
Motivate performance using compensation to reward specific individual accomplishments.

•
Retain talented individuals.

•
Maintain flexibility to better respond to the cyclical energy industry.

•
Integrate all elements of compensation into a comprehensive package that aligns goals, efforts and results throughout the organization.

70   ConocoPhillips

Compensation Discussion and Analysis
Majority of Executive Compensation is Performance Based
Our executive compensation programs align pay with performance that advances our strategic priorities and interests of stockholders. As shown below, over 90% of the CEO’s 2025 target pay and over 80% of the other NEOs’ 2025 target pay was performance based. Stock-based, long-term incentives make up the largest portion of performance-based pay.

2025 Target Compensation for CEO

2025 Average Target Compensation for Other NEOs(1)
(1)
Excludes Mr. Bullock who retired effective August 31, 2025.

Components of Executive Compensation
The four primary elements of our executive compensation program are designed to provide a target total value for compensation that is competitive with our peers and attracts and retains the talented executives necessary to manage a large and complex organization such as ConocoPhillips.
Base Salary
Base salary is a central component of compensation for all our salaried employees. Management, with the assistance of Mercer, its outside compensation consultant, thoroughly examines the scope and complexity of executive jobs throughout ConocoPhillips and benchmarks the competitive compensation practices for such jobs. As a result of this work, management has developed a compensation structure that assigns all positions to specific salary grades. For our executives, the base salary midpoint increases as the salary grade increases, but at a lesser rate than the overall target incentive compensation percentages increase. The result is a higher percentage of at-risk compensation as an executive’s salary grade rises. For the CEO, the HRCC determines the base salary each year, and that salary becomes the minimum/maximum for the CEO position. See “CEO 2025 Compensation” on page 76).
We set base salaries to be competitive within our compensation reference group and, for certain staff positions, The Fortune 50-150 Industrials, taking into account responsibilities and duties, individual performance and time in position. See “Setting Target Compensation” beginning on page 76 for a discussion of our benchmarking exercise.
2026 Proxy Statement   71

Compensation Discussion and Analysis
Performance-Based Pay Programs
Annual Incentive
Substantially all our employees globally — including our executives — participate in our annual short-term incentive program, called the VCIP. It is our primary vehicle for recognizing company and individual performance for the prior year. We believe that having an annual “at risk” compensation element gives employees a financial stake in the achievement of our business objectives and motivates them to achieve those objectives.
For the Executive Leadership Team, which includes the NEOs, the base VCIP award is comprised of corporate performance categories including HSE, Operational, Financial, and Strategic Milestones. The final award may not exceed 200% of the target. NEOs are not eligible for positive individual performance adjustments in the VCIP.
Long-Term Incentives
Our primary long-term incentive compensation programs for executives are the Performance Share Program (“PSP”) and the Executive Restricted Stock Unit Program (“ERSUP”). Total long-term award target value at grant is weighted 65% in the form of performance-based restricted stock units under the PSP and 35% in the form of time-vested restricted stock units under the ERSUP.
Performance Share Program
The PSP rewards executives based on ConocoPhillips’ performance over a three-year period. Each year, the HRCC establishes performance metrics for a new three-year performance period. Thus, performance results in any given year are considered in three overlapping performance periods. We believe the use of a multiyear performance period helps to focus management on longer-term results. PSP award targets are set in shares at the beginning of the performance period, and actual cash payouts, based on the HRCC’s evaluation of performance, are calculated using our stock value after the conclusion of the three-year performance period. Thus, the value of the performance shares is tied to stock price performance throughout the performance period.
Targets for participants whose salary grades are changed during a performance period are prorated to align incentive levels with the individual’s changing level of responsibility. Changes in salary that are not accompanied by a change in salary grade do not affect the targets. The targets for the CEO are set annually by the HRCC.
The award is calculated on a formulaic basis using a relative total shareholder return (“TSR”) metric and a Financial metric, with respective weightings of 60 and 40%. At the end of the performance period, the final award may not exceed 200% of the total target award (the initial target award set in restricted stock units, at the beginning of the performance period, together with any promotional awards and reinvested dividend equivalents during the performance period). The target award as adjusted may be prorated or forfeited if a participant terminates employment before the end of the performance period. The final award is determined by the HRCC following several detailed reviews of company performance and is based on the HRCC’s evaluation of ConocoPhillips’ formulaic performance relative to the preestablished metrics (discussed under “Corporate Performance Criteria” on page 77).
72   ConocoPhillips

Compensation Discussion and Analysis
Performance metrics and peers for PSPs
The performance metrics and peers established by the HRCC for the PSP 23 (2023-2025), PSP 24 (2024-2026), PSP 25 (2025-2027), and PSP 26 (2026-2028) awards granted in 2023, 2024, 2025, and 2026, respectively, have been established as follows:
Metrics	Performance Peers(1)
PSP 23 • Relative Total Shareholder Return (60%) • Relative Adjusted ROCE (40%) PSP 24, 25 and 26 • Relative Total Shareholder Return (60%) • Relative & Absolute Adjusted ROCE (40%)	• S&P 500 Total Return Index(2) • APA Corporation • Chevron • Devon Energy • Diamondback Energy(3)	• EOG Resources • ExxonMobil • Hess(4) • Occidental Petroleum • Pioneer Natural Resources(5)

(1)
Each peer is a performance peer for PSP 23, PSP 24, PSP 25 and PSP 26, unless otherwise noted.

(2)
For relative TSR metric only.

(3)
Performance peer for PSP 24, PSP 25 and PSP 26 awards only. Diamondback Energy was added to the performance peer group to reflect our significant footprint in the Permian Basin and due to the acquisition of Pioneer Natural Resources by ExxonMobil on May 3, 2024.

(4)
While Hess was part of the performance peer group for PSP 23, 24 and 25, subsequent to Chevron acquiring Hess in July 2025 only the combined company (Chevron) is utilized for assessments of performance for these programs.

(5)
While Pioneer Resources was part of the performance peer group for PSP 23 and 24, subsequent to ExxonMobil acquiring Pioneer in May 2024 only the combined company (ExxonMobil) is utilized for assessment of performance for these programs.

Executive Restricted Stock Unit Program
Like the PSP, the ERSUP is designed to reward our executives for long-term share performance and encourage executive retention while incentivizing absolute performance that is aligned with stockholder interests. The restricted stock units vest three years following the date of grant, which is competitive with industry peers.
The combination of the PSP and the ERSUP, along with our Stock Ownership Guidelines described under “Executive Compensation Governance — Stock Ownership and Holding Requirements” on page 90, provides a comprehensive package of long-term incentives for our executives that align their interests with stockholders.
Stock Option Program
In response to stockholder feedback and consistent with market trends, the HRCC discontinued the Stock Option Program effective with equity grants made in 2018 and substituted the ERSUP. The practice under the Stock Option Program was to set option exercise prices no lower than the fair market value of ConocoPhillips stock at the time of the grant. Because an option’s value is derived solely from an increase in our stock price, options only reward recipients if the value of our stock appreciates. All previously granted and unexercised stock options are vested and exercisable and expire 10 years following the grant date.
Off-Cycle Awards
ConocoPhillips may make awards outside the PSP or the ERSUP. Currently, off-cycle awards are generally granted to certain incoming executives for one or more of the following reasons: (1) to induce an executive to join ConocoPhillips (occasionally replacing compensation the executive will lose by leaving the prior employer); (2) to induce an executive of an acquired company to remain with ConocoPhillips for a certain period of time following the acquisition; or (3) to provide a pro rata equity award to an executive who joins ConocoPhillips during an ongoing performance period in which the executive is ineligible to participate under the standard PSP or ERSUP provisions. In these cases, the HRCC has sometimes approved a shorter period for restrictions on transfers of restricted stock units than those issued under the PSP or ERSUP. Any off-cycle awards to Senior Officers must be approved by the HRCC.
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Compensation Discussion and Analysis
Process for Determining Executive Compensation
Our executive compensation programs take into account market-based compensation for executive talent; internal pay equity among our employees; corporate, business unit and individual results; and the talents, skills and experience that each individual executive brings to ConocoPhillips. Our NEOs each serve without an employment agreement. All compensation for these officers is set by the HRCC as described below.
Roles and Responsibilities
Human Resources and Compensation Committee (HRCC)

•
Annually reviews and determines compensation for the CEO and for each of the NEOs.

•
Makes critical decisions on competitive compensation levels, program design, performance targets and associated peer groups, corporate and individual performance, and appropriate pay adjustments necessary to reflect short- and long-term performance.

•
Considers annual benchmark data provided by the consultants, dialogues with our largest stockholders, and evaluates four in-depth management reviews of ongoing corporate performance.

•
The HRCC also has sole authority to retain, terminate and obtain advice and assistance from a compensation consultant, external legal, accounting, and other advisors and consultants. The HRCC conducts an annual review of the HRCC’s independent consultant and has discretion to replace the independent consultant. The HRCC approves in advance all the work to be done by the independent consultant.

Management

•
ConocoPhillips’ Human Resources department supports the HRCC in the execution of its responsibilities and manages the development of the materials for each committee meeting, including market data, individual and company performance metrics and compensation recommendations.

•
The CEO considers performance and makes individual recommendations on base salary, annual incentive and long-term equity compensation with respect to Senior Officers, including all NEOs other than himself. These recommendations are reviewed, discussed, modified and approved, as appropriate, by the HRCC. No member of the management team, including the CEO, has a role in determining his or her own compensation.

Compensation Consultants
The HRCC has retained FW Cook as its independent executive compensation consultant. Management also retained Mercer to provide other consulting services. The consultants compile compensation data, conduct analyses, supplement internal resources for market analyses and assist in the evaluation of the compensation of the CEO and Senior Officers.

The HRCC considered whether any conflict of interest exists with either FW Cook or Mercer in light of SEC rules. The HRCC assessed the following factors relating to each consultant in its evaluation:
•
Other services provided to us by the consultant.

•
Fees paid by us as a percentage of the consulting firm’s total revenue.

•
Policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest.

•
Any business or personal relationships between the individual consultants involved in the engagement and a member of the HRCC or executive officers.

•
Any ConocoPhillips stock owned by the individual consultants involved in the engagement.

Both FW Cook and Mercer provided the HRCC with appropriate assurances addressing such factors. Based on this information, the HRCC concluded the work of the consultants did not raise any conflict of interest. The HRCC also took into consideration all factors relevant to FW Cook’s independence from management, including those specified in Section 303A.05(c) of the NYSE Listed Company Manual, and determined that FW Cook is independent and performs no other services for ConocoPhillips.
ConocoPhillips is prohibited from employing any FW Cook consultant who worked on our account for a period of one year after that individual leaves the employment of the independent consultant.
74   ConocoPhillips

Compensation Discussion and Analysis
HRCC Annual Compensation Cycle
Risk Assessment
ConocoPhillips has considered the risks associated with each of its executive and broad-based compensation programs and policies. As part of the analysis, we considered the performance measures we use, as well as the different types of compensation, varied performance measurement periods and extended vesting schedules utilized under each incentive compensation program. As a result of this review, management concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on ConocoPhillips. As part of the Board’s oversight of ConocoPhillips’ risk management programs, the HRCC conducts a similar review with the assistance of its independent compensation consultant. The HRCC agrees with management’s conclusion that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on ConocoPhillips.
2026 Proxy Statement   75

Compensation Discussion and Analysis
Setting Target Compensation
Compensation Reference Group and Methodology
The HRCC regularly assesses the market competitiveness of our executive compensation programs based on data from a compensation reference group. The compensation reference group is currently made up of 11 energy industry companies and 11 similarly sized general industry companies that are comparable to ConocoPhillips in terms of size, scope and compensable factors. The HRCC utilizes a broader reference group that includes non-energy industry companies for compensation benchmarking given that ConocoPhillips is uniquely positioned as one of the largest independent E&P companies based on production and reserves. This reference group, inclusive of general industry companies, provides more statistically robust compensation data from companies with similar compensable factors as E&P industry consolidation occurs and is responsive to stockholder feedback. Accordingly, in analyzing the appropriate composition of the reference group that would help inform 2025 target compensation decisions, the HRCC considered the following criteria:
(1)
Companies with which we compete for business opportunities and executive talent.

(2)
Companies with significant operations and capital investments, medium- and long-term project investment cycles and complex global operations.

(3)
Size, including revenues, assets and market capitalization.

(4)
Industry focus, particularly companies in the energy industry.

The data is used to assess the competitive market value for executive jobs, assess pay practices, validate targets for pay programs, test the compensation strategy, observe trends and provide a general competitive foundation for decision-making.
Compensation Reference Group
• 3M • APA Corporation* • Bristol-Myers Squibb • Caterpillar • Chevron* • Cummins • Devon Energy* • EOG Resources*	• ExxonMobil* • General Dynamics • Halliburton* • Honeywell • Lockheed Martin • Marathon Petroleum* • Merck • Northrop Grumman	• Occidental Petroleum* • Pfizer • Phillips 66* • RTX • SLB* • Valero Energy*

*
Energy industry companies

Mercer gathers and performs an analysis of market data for each NEO, comparing each of their individual components of compensation, as well as total compensation, to that of the compensation reference group. This competitive analysis consists of comparing the market data of each of the pay elements and total compensation at the 25th, 50th and 75th percentiles of the compensation reference group to compensation for each of our NEOs. Target total compensation for each NEO is structured to target market competitive pay levels at approximately the 50th percentile in base salary and short- and long-term incentive opportunities, taking into account roles, responsibilities and duties, experience, individual performance and time in position. The HRCC’s independent consultant, FW Cook, reviews and independently advises on the conclusions reached as a result of this benchmarking.
CEO 2025 Compensation
In reviewing 2025 target compensation for the CEO, the HRCC considered the median target compensation of the compensation reference group. The median tenure within the group was approximately four years. Based on this review and considering Mr. Lance’s tenure (13 years), overall performance, the performance of ConocoPhillips and the relative positioning of target compensation for Mr. Lance as compared to the market median of the compensation reference group, the HRCC increased Mr. Lance’s 2025 short-term incentive target from 165% to 170% of base salary and increased his 2025 long-term incentive target awards by approximately $0.79 million. Mr. Lance’s base salary was not changed in 2025.
76   ConocoPhillips

Compensation Discussion and Analysis
Internal Pay Equity
We believe our compensation structure provides a framework for an equitable compensation ratio among our executives, with higher targets for jobs involving greater duties and responsibilities. Our compensation program is designed so that the individual target level rises as salary grade level increases, with the portion of performance-based compensation rising as a percentage of total target compensation. The HRCC reviews the compensation of Senior Officers periodically to ensure the equitable compensation of officers with similar levels of responsibilities.
Developing Performance Measures
We believe our performance measures appropriately reflect the performance of ConocoPhillips consistent with our strategy as an independent E&P company. Specifically, the HRCC has approved a balance of metrics, some that measure performance relative to our peer group, some that measure absolute performance, and some that measure progress in executing our milestones and objectives that are critical to our strategic priorities. We have selected multiple metrics because we believe no single metric is sufficient to capture the performance we are seeking to drive. Moreover, reliance on any metric in isolation is unlikely to promote the well-rounded executive performance necessary to enable us to achieve long-term success. For this reason, certain metrics are assessed in tandem, rather than each with a separate weighting and threshold. The HRCC reassesses performance metrics periodically to confirm that they remain appropriate.
Setting Increasingly Challenging Targets
Targets for each metric are set in accordance with our rigorous internal budget. The HRCC believes that increasingly challenging performance metrics best assess ConocoPhillips’ performance relative to its strategy as an independent E&P company. Increasingly challenging targets can mean year-over-year performance target increases for safety, efficiency, emissions reduction, unit cost targets and margins. However, it can also mean the same or lower performance targets, recognizing a changing commodity price environment. For example, delivering flat production targets following significant capital and operating cost reductions or establishing production targets below those set in prior years after significant asset dispositions would be considered “increasingly challenging.” Likewise, setting higher cost or capital targets above those set in prior years after significant acquisitions or periods of rising inflation would be considered “increasingly challenging.”
Corporate Performance Criteria
Individual NEO payouts are determined based on the payout for corporate performance. We use the compensation metrics described below, as approved by the HRCC, to determine the corporate performance payout. The compensation metrics are consistent with our strategic cash flow allocation priorities, and, therefore, are aligned with our goal to deliver superior returns to stockholders through price cycles. See “Executive Compensation — Strategic Alignment” beginning on page 69. The HRCC determines the ultimate payout of our programs based on how well ConocoPhillips performs against targets set for each of these metrics. The compensation metrics and how they align with our strategic priorities and desired outcomes are described in more detail below.
VCIP
PSP
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Compensation Discussion and Analysis
Health, Safety and Environmental (VCIP Only)
Everything we do depends on safely executing our business plans and operating to high standards of health, safety and environmental (HSE) stewardship. We view this as our fundamental license to operate. We have a comprehensive HSE program across our entire company, which includes criteria for process and personal safety. We include relative Total Recordable Rate and Process Safety Events in our compensation metrics to reinforce our commitment to be an industry leader in HSE, drive continuous HSE improvement, and provide accountability for HSE at all levels of the organization, including among our senior leaders.
Total Recordable Rate is a measure of the rate of recordable injury cases in a year. Process Safety Events is a measure of the control of process hazards in a facility with the potential to impact people, property or the environment. This includes the prevention, control and mitigation of unintentional releases of hazardous material or energy from primary containment. We invest significant resources and provide focused attention to continually improve our safety culture and performance across the entire company.
Operational (VCIP Only)
As an E&P company, strong operational performance is essential for delivering on our commitments to stockholders. Our Operational metrics include absolute targets for Production, Capital, Operating and Overhead Costs, and Operational Milestones.
Our primary source of revenue and cash flow is the sale of our produced oil and gas. Therefore, we set an annual Production target, and we measure results against the approved target. Importantly, we tie our annual Production target to annual targets for Capital, Operating and Overhead Costs, and Operational Milestones. This is designed to ensure that we do not inadvertently incentivize actions, such as growing at all costs, that are misaligned with our strategic priorities. Effective capital and operating cost management also helps us achieve a low cost of supply portfolio in support of our returns-focused strategy. The Operational Milestones and targets are also designed to create alignment within our workforce around delivering business plans while maintaining discipline.
Financial (VCIP and PSP)
The Financial metrics in our compensation programs strongly align with our returns-focused strategy, are core to delivering our value proposition of superior returns through cycles, and strongly correlate to TSR and value creation for stockholders. Adjusted ROCE is an important metric for ensuring ConocoPhillips is efficiently allocating capital and is a strong indicator of long-term share price performance. We include Adjusted ROCE in both our VCIP and PSP to ensure that we maintain financial discipline and balance short-and long-term performance.
Our Financial compensation measure for the PSP with the performance period starting in 2023 is Adjusted ROCE relative to peers and for VCIP and PSPs with performance periods starting in 2024 and later includes both absolute Adjusted ROCE and Adjusted ROCE relative to peers, in both cases over a one-year period for VCIP and a three-year period for PSP awards. Evaluation of our performance relative to peers is designed to provide above or below target payouts based on our performance against our performance peer group. The relative metrics are measured from third quarter to third quarter for the relevant periods because full-year peer data is not publicly available at the time of the HRCC annual performance assessment. Therefore, Adjusted ROCE relative to peers as used for our Financial compensation metrics will differ from absolute Adjusted ROCE. Our performance criteria for absolute Adjusted ROCE are set to incentivize execution of Board-approved longer-cycle capital programs that align with our strategy to deliver superior long-term returns to stockholders and further strengthen our diverse and durable portfolio.
78   ConocoPhillips

Compensation Discussion and Analysis
For PSP 23:
For VCIP and PSP 24, 25 and 26:

Relative Adjusted ROCE

If between two levels, straight line interpolation is used.

Percentile Rank	**Below 25th**	**25th**	**50th**	**85th (Stretch)**	**95th or higher (Maximum)**
Weighted Payout (50%)	0%	18%	50%	100%	125%

+

Absolute Adjusted ROCE

If between two levels, straight line interpolation is used.

Adjusted ROCE Achieved	**Below 5%**	**5%**	**10%**	**15% (Stretch)**	**20% (Maximum)**
Weighted Payout (50%)	0%	18%	50%	100%	125%

=

Relative and Absolute ROCE Payout capped at 200%

For VCIP and PSP, the impact of non-operational results and special items that are unusual or nonrecurring are removed as well as the impact of cash, consistent with ConocoPhillips’ strategy to maintain cash on the balance sheet to ensure adequate liquidity through down cycles. Adjusted ROCE for these purposes(1) is calculated as follows:
earnings plus or minus special items plus after-tax interest expense minus after-tax interest income plus minority interest	cash adjusted average capital employed (total equity plus total debt less cash and cash equivalents, restricted cash and short-term investments)

(1)
The relative metrics are not adjusted to exclude after-tax interest income because this data is not publicly available for all of our peers; however, disclosed material adjustment made by peers are considered when measuring relative results.

2026 Proxy Statement   79

Compensation Discussion and Analysis
Strategic Milestones (VCIP Only)
Delivering on our value proposition requires that we take actions and steward the business in ways that are not exclusively operational or financial in nature. Our Strategic Milestones represent annual actions to progress our long-term objectives that position the company to grow and develop over the coming years and decades and that are aligned to our strategy. These metrics provide a direct link from our stated strategy to metrics in the compensation programs.
Relative Total Shareholder Return (PSP Only)
We believe our Operational and Financial measures and Strategic Milestones have a strong, positive correlation to TSR in our sector. Thus, as we pursue these measures, we expect to achieve superior returns to stockholders. TSR is the best overall indicator of our long-term success. By integrating compensation metrics with strategic priorities, we believe we are strongly aligned with stockholder interests across time periods and through cycles.
We believe it is important to include TSR in our PSP because it is the most tangible, visible measure of the value we have created for stockholders during the relevant period.
TSR represents the percentage change in stock price from the beginning to the end of a performance period, plus the percentage impact from common stock dividends paid during the performance period assuming dividends are reinvested into the stock. Consistent with market practice, we calculate TSR for compensation purposes based on a 20-trading day simple average prior to the beginning and end of the performance period.
We measure TSR relative to our performance peer group to mitigate the influence of sector-wide factors, such as commodity price volatility, on our stock price.
Relative TSR
80   ConocoPhillips

Compensation Discussion and Analysis
Measuring Performance — Performance Peer Group
Our performance peer group is used to evaluate relative business results in both the VCIP and PSP. This includes both relative TSR and relative Adjusted ROCE. The HRCC believes our performance is best measured against both large independent E&P companies with diverse portfolios and some of the largest publicly held integrated oil and gas companies that we compete against in our business operations. In addition, the S&P 500 Total Return Index is included in our performance peer group (for the relative TSR metric only) because the HRCC believes that we should be measured against the companies that we compete with for capital in the broader market. We believe that our performance peer group is representative of the companies that investors use for relative performance comparisons. Additionally, the inclusion of the index as a performance peer further aligns executive pay with long-term stockholder interests, as we will be required to outperform both industry peers and a market-based index to receive a maximum payout.
The following tables show the performance peer groups that were established for evaluating relative metrics for the periods indicated.
Performance Peer Group for 2025 VCIP
VCIP performance period running from January 2025 through December 2025.
• APA Corporation • Chevron • Devon Energy	• DiamondBack Energy • EOG Resources • ExxonMobil	• Hess(1) • Occidental Petroleum

(1)
While Hess was part of the performance peer group for 2025 VCIP, subsequent to Chevron acquiring Hess in July 2025 only the combined company (Chevron) is utilized for assessments of performance for this program.

Performance Peer Group for PSP 23
PSP performance period running from January 2023 through December 2025.
• S&P 500 Total Return Index(1) • APA Corporation • Chevron	• Devon Energy • EOG Resources • ExxonMobil	• Hess(2) • Occidental Petroleum • Pioneer Natural Resources(3)

(1)
For relative TSR metric only.

(2)
While Hess was part of the performance peer group for PSP 23, subsequent to Chevron acquiring Hess in July 2025 only the combined company (Chevron) is utilized for assessments of performance for this program.

(3)
While Pioneer Resources was part of the performance peer group for PSP 23, subsequent to ExxonMobil acquiring Pioneer in May 2024 only the combined company (ExxonMobil) is utilized for assessment of performance for this program.

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Compensation Discussion and Analysis
2025 Executive Compensation Analysis and Results
The following is a discussion and analysis of the decisions the HRCC made regarding our NEOs in 2025.
Base Salary
The HRCC reviews base salary annually for each of the NEOs. The salary adjustment program is determined by annual benchmarking. Individual salary increases are the result of individual performance, relative position to market and changes to salary grade. Base salary for the CEO remained unchanged in 2025. Effective March 1, 2025, the base salaries for Messrs. O’Brien, Bullock, Olds and Johnson were increased by 5.5% based on their performance and competitive positioning relative to their peers in the compensation reference group. Effective June 1, 2025, the HRCC approved promotions for Mr. O’Brien, to Chief Financial Officer and EVP, Strategy and Commercial, and for Mr. Johnson, to EVP, Global Operations and Technical Functions, including a 22% base salary increase, to reflect an increase in the scope of their responsibilities, performance and competitive positioning relative to peers in the compensation reference group.
The table below shows the annualized base salary for each NEO following the most recent salary increase in 2024 and 2025:
Name	2024 Base Salary	2025 Base Salary
R.M. Lance	$1,800,000	$1,800,000
A.M. O’Brien	725,544	933,864
W.L. Bullock, Jr. (retired)	1,099,128	1,159,584
N.G. Olds	952,632	1,005,048
K.B. Rose	951,984	951,984
K.L. Johnson	725,544	933,864
Performance-Based Programs
Actual awards earned under our performance-based programs can range from zero to 200% of the target award for our NEOs. In determining performance-based compensation awards for our NEOs for performance periods concluding at the end of 2025, the HRCC began by assessing overall company performance. The HRCC considered the performance reviews throughout and after the performance period ended to assess the degree of difficulty in achieving absolute performance targets and the extent to which such targets were achieved. The HRCC also used the matrices on page 79 and on page 80 to formulaically evaluate the results of the Financial metric (absolute Adjusted ROCE and relative Adjusted ROCE as applicable) in the VCIP and PSP and the relative TSR metric in the PSP.
Annual Incentive — Variable Cash Incentive Program (VCIP)
Substantially all of our regular employees are eligible for the VCIP. The VCIP payout for our NEOs is calculated using the following formula with the maximum VCIP payout capped at 200% of target. The HRCC has the sole authority to determine the corporate performance payout based on its assessment of our performance against our metrics. NEO payouts are solely determined by the corporate performance payout approved by the HRCC, subject to negative (but not positive) individual adjustments approved by the HRCC.
82   ConocoPhillips

Compensation Discussion and Analysis
VCIP Corporate Performance

We incorporate a balance of metrics into our annual incentive program that align with delivering our value proposition and maintaining competitiveness versus our performance peer group. Our program includes both line-of-sight and strategic metrics, as well as both absolute and relative metrics. We do not believe that a single metric is sufficient for driving the behaviors or performance we seek. Therefore, we carefully consider and select a combination of metrics that best ensures accountability across the organization for both short- and longer-term business success. The HRCC routinely reviews and reassesses the VCIP performance metrics and confirms that they remain appropriate for driving desired performance outcomes.

In February 2025, the HRCC approved the final corporate performance measures by which it would judge corporate performance for the 2025 VCIP payout. The corporate measures and assigned weights were: HSE (20%); Operations (30%); Financial (30%); and Strategic Milestones (20%).

The HRCC determines the ultimate payout of our programs based on the extent to which ConocoPhillips achieves the targets established under the four corporate performance measures set forth above. These measures support our returns-focused strategy and directly correspond to our strategic cash flow allocation priorities, which support our goal to deliver superior returns to stockholders through price cycles. See “Executive Compensation — Strategic Alignment” beginning on page 69 and “Corporate Performance Criteria” beginning on page 77.

Setting Targets for 2025

The HRCC reviews and approves targets for the performance metrics annually. The process begins with our rigorous internal budget, which is set each year across the organization and then approved by our Board. For setting VCIP targets, the outputs from the internal budget are reviewed for alignment with the value proposition, as well as degree of difficulty. The HRCC believes that targets should reflect a reasonable chance of achievability, but also be challenging. Significant effort is invested to ensure that the metrics and targets reflect both a desire for continuous improvement and a realistic assessment of changes in the market environment and our portfolio.

For the Financial metric, the HRCC established a matrix to inform payout decisions, see page 79. In the case of HSE, Operations, and Strategic Milestones metrics, the HRCC relies on a rigorous and transparent review process with management and exercises its judgment based on its knowledge of the business to assess degree of difficulty and determine the appropriate payout (see “HRCC Review Process” beginning on page 85). The HRCC does not believe either a matrix or a threshold-maximum approach is appropriate for all metrics given the significant volatility of the business in any given year and the influence of non-operated activities over which ConocoPhillips has limited control. Having a threshold-maximum approach could incentivize behaviors that are counter to the best interest of ConocoPhillips and its stockholders. Based on our 2025 outreach, we believe the majority of stockholders were satisfied with the level of disclosure around our process, and we have continued to enhance transparency around our targets and results and have sought to continuously improve our disclosures around payout decisions.

Absolute VCIP targets for 2025 were aligned with the production, capital and operating and overhead guidance ConocoPhillips provided externally. See “HRCC Annual Compensation Cycle” on page 75.
The HSE, Operations, Financial, and Strategic Milestones targets set by the HRCC are as follows:
HSE

We target top-quartile performance relative to our peers for Total Recordable Rate (TRR) and absolute continuous improvement for TRR and for Process Safety Events. We target being an industry leader in HSE in an effort to drive continuous HSE improvement and provide accountability for HSE at all levels of the organization, including among our senior leaders.

Operations
Production
The target was set at 2,360 MBOED, which was aligned with the guidance provided to the marketplace in 2025. On an adjusted basis, the Production target represented low single-digit organic growth as compared to 2024 pro forma production of 2,353 MBOED. The HRCC considered the target to be challenging when balanced with the Operating and Overhead Costs target, Capital target, and expected synergy capture.

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Compensation Discussion and Analysis

Capital
The target was set at $12.9 billion, which was consistent with the operating plan outlined to the marketplace in 2025. The Capital target was a decrease of approximately 6% from full-year 2024 capital expenditures on a pro forma basis due to the expected synergy capture associated with the acquisition of Marathon Oil.

Operating and Overhead Costs
The target was set at $11.0 billion, which was consistent with the operating plan outlined to the marketplace in 2025. The Operating and Overhead target was an increase from the full-year 2024 operating and overhead expenditures due to volume growth from the Marathon Oil acquisition, offset by expected synergy capture.

Operational Milestones
As a company, one of the key milestones included completing the Marathon Oil integration to capture over $1 billion of cost and capital synergies on a run-rate basis by year-end and completing nxtgenERP release for Marathon Oil integration. In the Lower 48, milestones included delivering on operated development programs and completing major infrastructure and pad projects on time and within budget. In Canada, milestones included safely executing two planned turnarounds at Montney and first steam at PAD 104W-A in Surmont. In Alaska, milestones included safely delivering Willow construction and fabrication scope and executing Greater Kuparuk Area and Western North Slope development programs. In Norway, milestones included executing the Greater Ekofisk and Teesside triennial turnaround. In Qatar, milestones included active engagement in the North Field West project. In Equatorial Guinea, milestones included advancing commercial agreements for Alba Plant and EGLNG. In Australia, milestones included finalizing drilling plans to enable the Otway drilling program. In Malaysia, milestones included completing the safe and efficient transfer of KBB operations. In China, milestones included continued platform installations at Bohai Phase 5.

Financial

The financial performance measure includes both a relative and absolute measure for Adjusted ROCE to better align payouts with the stockholder experience and incentivize employees to execute Board-approved capital programs.

Strategic Milestones

Our Strategic milestones included:
•
Advancing continuous improvement efforts to deliver material efficiency and sustainable cost reductions.

•
Continuing to build out commercial LNG organization and advance portfolio development.

•
Implementing action plans for priority environmental and social risks to maintain strong sustainability performance.

•
Achieving an annual GHG emissions intensity level aligned with our 2030 target trajectory range.(1)

The HRCC believes these targets were appropriate and challenging and consistent with ConocoPhillips’ disciplined, returns-focused strategy.

(1)
50-60% gross operated emission intensity reduction. Projections do not include potential variances due to new measurements that increase emissions metrics and portfolio changes.

84   ConocoPhillips

Compensation Discussion and Analysis
HRCC Review Process

After meeting to approve the metrics (as discussed above), the HRCC met four more times with management to review progress and performance against the approved metrics to determine award payouts under the VCIP. The first and second reviews occurred during 2025 and were designed to provide the HRCC with information concerning the ongoing performance of ConocoPhillips. The third review with the HRCC in late January 2026 focused on the detailed final results for each performance metric relative to the targets, a degree of difficulty discussion and an explanation of normalization adjustments when appropriate. The final review in mid-February 2026 focused on a summary of the results for each performance metric and deliberation and determination of the final payout by the HRCC. This process allows the HRCC to consider results, degree of difficulty and normalization adjustments in one meeting and make informed payout decisions in a separate meeting. Results for Production, Operating and Overhead Costs, and Capital, as applicable, are normalized to account for acquisitions and dispositions (e.g., the Lower 48 noncore asset dispositions), foreign exchange rates, commodity price-related adjustments of actuals to targets and related tax and production-sharing contract impacts, and items beyond the control of management (e.g., production impacts from natural disasters). This allows the HRCC to measure results against targets on a consistent basis and measure management performance so there is no benefit or detriment to executive compensation for these items. The normalization adjustments are reviewed by and discussed with the HRCC. The HRCC generally retains the discretion to make a positive or negative adjustment to awards based on its determination of appropriate payouts, but NEOs are not eligible for positive individual performance adjustments in the VCIP.

2025 Results
HSE (Absolute and Relative) — 20% Weighting

2025 was an exceptional year for HSE as we delivered the best performance in the past decade. We remained in the top quartile among our peers for TRR, and we experienced fewer process safety events as compared to 2024. We remained an industry leader among our peers, had zero fatalities and had fewer serious incidents (46% improvement) compared to 2024. The HRCC believes that the resulting 170% payout reflects ConocoPhillips’ overall HSE performance.

Operations (Absolute) — 30% Weighting

Our operations performance resulted in adjusted Production of 2,388 MBOED, 1.1% above our target of 2,360 MBOED. Production performance was strong across our portfolio. Our adjusted Capital spending of $12.6 billion was 2.2% below our target of $12.9 billion. Our adjusted Operating and Overhead Costs of $10.7 billion came in 2.6% below the $11.0 billion target. We also achieved almost all of our Operational Milestones (see “Operational Milestones” on page 84). In considering the results of these interdependent operations metrics collectively, the degree of difficulty and the company’s strong execution of operating plans, the HRCC determined a payout of 160% was warranted.

Financial (Absolute and Relative) — 30% Weighting*

We achieved our target absolute Adjusted ROCE by achieving 10%, resulting in a payout of 100% (50% weighted) per the matrix on page 79. Our Adjusted ROCE relative to peers was in the 55th percentile and resulted in a payout of 113% (56% weighted) per the matrix. Weighing the absolute and relative payouts equally, the HRCC followed the matrix on page 79 to determine the payout (106%).

Strategic Milestones (Absolute) — 20% Weighting

We achieved or exceeded expectations on all of the Strategic Milestones. We advanced cost reduction and margin enhancement initiatives to deliver an incremental $1 billion savings on a run-rate basis by the end of 2026. We completed $3.2 billion of dispositions, exceeding our initial target for 2025. We advanced our commercial LNG strategy and achieved 10 MTPA of offtake portfolio. We achieved our target emission intensity reduction. We maintained strong sustainability performance by identifying risks and developing action plans. The HRCC determined an above target payout (180%) was warranted given ConocoPhillips’ performance in achieving the Strategic Milestones.

*
See page 79 for how Adjusted ROCE is calculated. See Appendix A for non-GAAP reconciliations.

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Compensation Discussion and Analysis
The following table summarizes the payout decisions:
Metric Category	Category Weighting	Metric	VCIP Target	VCIP Results and Performance Summary	Payout
HSE		Total Recordable Rate (TRR) (relative)	Top-quartile performance and industry leader.	Exceptional safety performance, zero fatalities, improved TRR as compared to 2024; opportunities for improvement remain.	170%
		Process Safety Events	Continuous improvement.	Fewer process safety events and serious incidents as compared to prior year.
Operations(1)		Production	2,360	Exceeded target by 1.1% with adjusted production of 2,388 MBOED; strong performance across the portfolio.	160%
		Capital ($B)	$12.9	Adjusted capital spend of $12.6B was 2.2% below target.
		Operating and Overhead Costs ($B)	$11.0	Managed adjusted operating and overhead costs to $10.7B, 2.6% below target.
		Operational Milestones	See Operational Milestones discussed on page 84.	Achieved almost all operational milestones.
Financial(2)		Absolute Adjusted ROCE(3)	10%	Met target by achieving 10%; 100% payout per matrix (50% weighted).	106%
		Relative Adjusted ROCE(3)	Based on our relative performance.	Finished 4th (55th percentile) relative to performance peers; 113% payout per matrix (56% weighted).
Strategic Milestones		Cost Reductions and Margin Enhancement	Advance continuous improvement efforts to deliver material efficiency improvements and sustainable cost reductions.	Advanced $1 billion cost reduction and margin enhancement initiatives.	180%
		Commercial LNG	Continue to build out organization and advance portfolio development.	Advanced commercial LNG strategy and achieved 10 MTPA of offtake portfolio.
		Emissions	Execute Scope 1 and 2 abatement projects aligned with 2030 trajectory range.(4)	Achieved target emission intensity reduction.
		Environmental and Sustainability Risks	Manage priority environmental and social risks to maintain strong sustainability performance.	Maintained strong sustainability performance by identifying risks and developing action plans.
				Total Weighted Payout	150%

(1)
Operating and overhead costs include production and operating expenses; selling, general and administrative expenses; and controllable exploration general and administrative expenses, geological and geophysical, and lease rental and other expenses, adjusted to remove the impact of special items that are unusual or nonrecurring. Operating and Overhead Costs results and the absolute metric results for Capital are adjusted to normalize, as applicable, for acquisitions and dispositions, foreign exchange rates, price, and related tax and production-sharing contract impacts, and items beyond the control of management. Actual operating and overhead costs and capital for 2025 were $10.6B and $12.6B, respectively.

(2)
The financial performance measure includes both a relative and absolute measure for Adjusted ROCE to better align payouts with the stockholder experience and incentivize employees to execute Board-approved capital programs. Payouts are determined on a formulaic basis for this metric.

(3)
See page 79 for how Adjusted ROCE is calculated. See Appendix A for non-GAAP reconciliations.

(4)
50-60% gross operated emission intensity reduction. Projections do not include potential variances due to new measurements that increase emissions metrics and portfolio changes.

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Compensation Discussion and Analysis
VCIP Payouts for the NEOs
The calculation of the 2025 VCIP award for each NEO is summarized below. NEOs are not eligible for positive individual performance adjustments in the VCIP.
Name	2025 Eligible Earnings	Target VCIP	Corporate Payout	Total Payout
R.M. Lance	$1,800,000	170%	150%	$4,590,000
A.M. O’Brien	857,042	93%(1)	150%	1,194,502
W.L. Bullock, Jr. (retired)	762,980	115%	150%	1,316,141
N.G. Olds	996,312	100%	150%	1,494,468
K.B. Rose	951,984	95%	150%	1,356,577
K.L. Johnson	857,042	93%(1)	150%	1,194,502

(1)
Effective June 1, 2025, Messrs. O’Brien and Johnson were promoted, and their target VCIP percentage increased from 83% to 100%; the prorated target VCIP percentage is shown in the table above.

Long-Term Incentive: Performance Share Program (PSP)
The PSP is designed to motivate senior leadership worldwide to execute their duties in a way that not only achieves ConocoPhillips’ approved strategy but also closely aligns senior leadership with long-term stockholder interests. Grants made to NEOs in 2025 for PSP 25 are summarized in footnote (3) of the Summary Compensation Table beginning on page 93. Performance measures and peers for all ongoing programs can be found on page 73.
PSP 23 Performance

In 2023, the HRCC approved performance metrics for the PSP performance period running from January 2023 through December 2025. The PSP uses staggered three-year performance periods, with PSP 23 using two corporate performance measures: (1) relative Total Shareholder Return (weighted 60%); and (2) relative Financial (weighted 40%).

The HRCC considered ConocoPhillips’ overall performance based on the PSP 23 performance measures set forth above, which, similar to VCIP, directly correspond to our strategic priorities and support our goal to deliver superior returns to stockholders through price cycles. See “Executive Compensation — Strategic Alignment” beginning on page 69 and “Corporate Performance Criteria” beginning on page 77.

HRCC Review Process
In determining award payouts under PSP 23, the HRCC met several times with management throughout the performance period to review progress and performance against the approved metrics. The review with the HRCC in late January 2026 focused on the detailed final results for each performance metric. The final review in mid-February 2026 focused on a summary of the results for each performance metric and deliberation and determination of the final payout by the HRCC. This process allows the HRCC to consider results in one meeting and make informed payout decisions in a separate meeting.

2023 – 2025 Results

TSR — 60% Weighting
Three-year TSR of -3.3% resulted in a relative ranking of 5th in TSR, putting us in the 48th percentile (96% payout per the matrix) compared to our performance peer group over the three-year performance period based on the 20-day average methodology. The HRCC then followed the matrix on page 80 in making its determination of the below-target payout for relative TSR.

Financial — 40% Weighting
We finished 4th (44th percentile) in Adjusted ROCE relative to our performance peers over the three-year performance period (84% payout per the matrix). The HRCC followed the matrix on page 79 in making its determination of the payout for the relative Financial metric.

The HRCC approved the formulaic payout of 91% for the 2023 – 2025 performance period.
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Compensation Discussion and Analysis
The following table summarizes the payout decisions for PSP 23:
Metric Category	Category Weighting	Metric	PSP Results and Performance Summary	Payout
TSR		Total Shareholder Return (relative to peers)	5th in peer group (48th percentile; payout per matrix) for 2023-2025 based on 20-day average methodology	96%
Financial(1)		Adjusted ROCE (relative to peers)	4th in peer group (44th percentile; payout per matrix) for 2023-2025	84%
			Total Weighted Payout	91%

(1)
See page 79 for how Adjusted ROCE is calculated. See Appendix A for non-GAAP reconciliations.

Long-Term Incentive: Executive Restricted Stock Unit Program
All 2025 awards under the ERSUP were made at target. The 2025 grants to NEOs can be found in footnote (3) of the Summary Compensation Table beginning on page 93.
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Compensation Discussion and Analysis
Other Executive Compensation and Benefits
Other Compensation and Personal Benefits
In addition to our four primary compensation components (base salary, VCIP, PSP and ERSUP), we provide our NEOs with a limited number of benefits as described below. Some benefits, such as nonqualified benefit plans, are provided for competitive reasons. Other benefits are designed primarily to promote a healthy work/life balance, to provide opportunities for developing business relationships and to personalize our social responsibility programs.
Comprehensive Security Program — Because our executives face personal safety risks in their roles as representatives of a global E&P company, our Board has adopted a comprehensive security program for our executives.
Personal Entertainment — ConocoPhillips executives participate in community, university and philanthropic organizations at the request of the company. We also purchase tickets to various cultural, charitable, civic, entertainment and sporting events for business development and relationship-building purposes, as well as to maintain our involvement in communities where we operate. Occasionally, our employees, including our executives, make personal use of tickets that would not otherwise be used for business purposes. We believe these tickets offer an opportunity to expand our networks at a very low or no incremental cost to ConocoPhillips.
Tax Gross-Ups — Certain of the personal benefits received by our executives are deemed by the Internal Revenue Service to be taxable income to the individual. When we determine that such income is incurred for purposes more properly characterized as company business than personal benefit, we provide additional payments to the executive to reimburse the cost of including the item in the executive’s taxable income. Most often, these tax gross-up payments are provided for travel by a family member or other personal guest to attend a meeting or function at our request in furtherance of company business, such as Board meetings, company-sponsored events and industry and association meetings where spouses or other guests are expected to attend.
Tax and Financial Planning Services — We provide our NEOs with certain tax, estate and financial planning services up to $16,465 plus any travel-related expenses incurred by the advisor when meeting with an executive. The benefit is provided while serving as an executive and for up to six months following retirement from the company. We do not provide a tax gross-up for these benefits.
Executive Life Insurance — We provide life insurance benefits for all of our U.S.-based salaried employees (at no cost to the employee) with a face value approximately equal to the employee’s annual salary. For each of our NEOs under the ConocoPhillips benefits program in 2025, we maintained additional life insurance coverage (at no cost to the executive) with a value approximately equal to the executive’s annual salary. The additional life insurance coverage was discontinued for executives after 2025, and starting in 2026 they will receive coverage consistent with all other U.S.-based salaried employees. In 2025 we also provided our executives the option of purchasing group variable universal life insurance or term life insurance in an amount up to eight times their respective annual salaries. The group variable universal life insurance option was discontinued after 2025, although executives could convert existing coverage to an individual policy. We believe that making additional insurance available for purchase at their own expense is valued by our executives and can be provided at no cost to ConocoPhillips.
Defined Contribution Plans — In addition to the ConocoPhillips Savings Plan, which is our qualified defined contribution plan for U.S.-based employees, we maintain nonqualified defined contribution plans for our executives. These plans allow deferred amounts to grow tax-deferred until distributed, while enabling ConocoPhillips to use the money for the duration of the deferral period for general corporate purposes. These types of plans are common among our competitors, and we believe the lack of such plans would put ConocoPhillips at a disadvantage in attracting and retaining talented executives.
•
Voluntary Deferred Compensation Plans — The purpose of our voluntary nonqualified deferred compensation plans is to allow executives to defer a portion of their salary and incentive compensation so that such amounts are not immediately taxable.

•
Make-Up Plans — The purpose of our nonqualified defined contribution make-up plans is to provide benefits that an executive would otherwise lose due to Internal Revenue Code limitations applicable to qualified retirement plans.

Additional information on these plans is provided under Nonqualified Deferred Compensation beginning on page 102.
Defined Benefit Plans — In addition to the ConocoPhillips Retirement Plan, which is our qualified defined benefit plan for U.S.-based employees, we also maintain nonqualified defined benefit plans for our executives. The primary purpose of these plans is to provide benefits that an executive would otherwise lose due to limitations imposed by the Internal Revenue Code on high-income participants in qualified plans. The U.S. nonqualified defined benefit plan available to our NEOs is the Key Employee Supplemental Retirement Plan (“KESRP”). This type of plan is common among our competitors, and we believe the lack of such a plan would put ConocoPhillips at a disadvantage in attracting and retaining talented executives. The ConocoPhillips Retirement Plan is closed to additional benefit accruals for new hires and
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Compensation Discussion and Analysis
rehires who instead are eligible for an additional contribution under the ConocoPhillips Savings Plan and a related make-up plan. Additional information on the KESRP is provided under Pension Benefits beginning on page 100.
Severance Plans and Changes in Control
We maintain plans to address severance of our executives in certain circumstances as described under Executive Severance and Changes in Control beginning on page 104. Plans of this nature are common within the industry. Our plans are designed to aid ConocoPhillips in attracting and retaining executives. Under each of our severance and change in control severance plans, the executive must terminate from service with ConocoPhillips to receive severance pay. Excise tax gross-up benefits are not available under these plans.
Awards under the PSP and ERSUP that are assumed by an acquirer are subject to accelerated vesting only upon the occurrence of both a change in control event and a qualifying termination of employment of the employee (usually called a “double trigger”).
Broadly Available Plans
Our NEOs are eligible to participate in the same basic benefits package as our other U.S. salaried employees. This includes expatriate benefits; relocation services; medical, dental, vision, life and accident plans; health savings accounts; voluntary benefits including hospital indemnity, critical illness, accident and legal services; and flexible spending arrangements for health care and dependent care expenses.
Executive Compensation Governance
Stock Ownership and Holding Requirements
We place a premium on aligning the interests of our executives with those of our stockholders. All Senior Officers are subject to stock ownership guidelines, with an eight times base salary guideline for the CEO (increased from six times effective in 2023) and three to four times base salary guideline for other NEOs. Executives have five years from the date they become subject to the Stock Ownership Guidelines to comply. Holdings counted toward the guidelines include: (1) shares of stock owned individually, jointly or in trusts controlled by the employee; (2) restricted stock and restricted stock units; (3) shares owned in qualified savings or stock ownership plans, whether vested or not; and (4) stock or units in nonqualified deferred compensation plans, whether vested or not. Holdings not counted toward the guidelines include PSP target units and unexercised stock options. Employees subject to the guidelines who have not reached the required level of stock ownership are expected to hold shares received upon vesting or earn-out of restricted stock and restricted stock units (net of shares for taxes) and shares received upon exercise of stock options (net of shares tendered or withheld for payment of exercise price and shares for taxes), so they meet their requirement in a timely manner. The equity holdings of each of our NEOs currently exceeds our established guidelines.
Clawback Policy
The HRCC has approved a Clawback Policy which provides that ConocoPhillips will recoup any incentive compensation (cash or equity) paid or payable to any executive to the extent such recoupment is required or contemplated by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Sarbanes-Oxley Act or any other applicable law or listing standards. To comply with NYSE listing standards and final SEC rules under the Dodd-Frank Act, the HRCC adopted a restated Clawback Policy effective October 2, 2023. The Clawback Policy requires the Board to recoup incentive compensation (cash or equity) paid in the event of certain business circumstances, including a financial restatement. The Clawback Policy operates in addition to provisions already contained in our award documents for the PSP, the ERSUP, the Stock Option Program and other compensation programs using company equity. Those documents permit the HRCC or other granting committee to suspend rights to exercise, refuse to honor the exercise of awards already requested, or cancel awards granted if an executive engages in any activity we determine is detrimental to ConocoPhillips, including acts of misconduct (such as embezzlement, fraud, theft or disclosure of confidential information) or other acts that harm our business, reputation or employees, as well as misconduct that results in ConocoPhillips having to prepare an accounting restatement. To date, no NEOs have been subject to any clawbacks.
Anti-Pledging and Anti-Hedging
Pursuant to our insider trading policy, ConocoPhillips directors, officers and all other employees are prohibited from pledging company stock, holding company stock in a margin account, or entering into hedging transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. This policy, together with the Stock Ownership Guidelines discussed above, helps ensure that our NEOs and other Senior Officers remain subject to the risks, as well as the rewards, of stock ownership.
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Compensation Discussion and Analysis
Equity Grant Practices
When the HRCC awards PSP units, ERSUP units or other equity grants to the NEOs, the fair value of the units or the exercise price of the options or other equity is determined based on an average of the stock’s high and low prices on the date of grant (or the preceding business day, if the markets are closed on the date of grant). For purposes of determining the number of units granted under such awards, we use an average of the stock’s closing price on each of the 10 trading days preceding the date of grant. Grants of PSP units and ERSUP units are generally made at the HRCC’s February meeting (the date of which is determined at least a year in advance) or, in the case of new hires, on the date of commencement of employment or the date of HRCC approval, whichever is later. The HRCC does not take material nonpublic information into account when determining the timing and terms of equity grants, and the company’s release of material nonpublic information is not timed with the purpose of affecting the value of executive compensation. The HRCC does not have a formal policy regarding the timing of stock option grants because it has discontinued the Stock Option Program, and ConocoPhillips has not granted stock options since 2017. See “Stock Option Program” on page 73.
Statutory and Regulatory Considerations
In designing, implementing and determining compensation under our compensation programs, we act in accordance with our compensation philosophy and believe that attracting, retaining and motivating our employees with compensation programs that support long-term value creation is in the best interests of our stockholders. However, we also take into account the various tax, accounting and disclosure rules associated with various forms of compensation. We have reviewed and considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code and designed deferred compensation programs with the intent that they comply with or are exempt from Section 409A of the Internal Revenue Code. We generally seek to preserve tax deductions for executive compensation where possible and commensurate with our practice of aligning pay with performance. Nonetheless, ConocoPhillips has awarded compensation that is not fully tax deductible when the HRCC believes that doing so is in the best interest of our stockholders, and ConocoPhillips reserves the right to do so in the future.
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Human Resources and Compensation Committee Report
Review with Management. The HRCC has reviewed and discussed the “Compensation Discussion and Analysis” presented in this Proxy Statement with members of management.
Discussion with Independent Executive Compensation Consultant. The HRCC has discussed with FW Cook, an independent executive compensation consulting firm, ConocoPhillips’ executive compensation programs as well as specific compensation decisions made by the HRCC. FW Cook was retained directly by the HRCC, independent of management. The HRCC has received written disclosures from FW Cook confirming no other work has been performed for ConocoPhillips by FW Cook, has discussed with FW Cook its independence from ConocoPhillips, and believes FW Cook to have been independent of management.
Recommendation to the ConocoPhillips Board of Directors. Based on its review and discussions noted above, the HRCC recommended to the Board that the “Compensation Discussion and Analysis” be included in ConocoPhillips’ Proxy Statement on Schedule 14A (and, by reference, included in ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2025).
The ConocoPhillips Human Resources and Compensation Committee
Jeffrey A. Joerres, Chair
Dennis V. Arriola
Gay Huey Evans CBE
William H. McRaven
Arjun N. Murti
Robert A. Niblock
R.A. Walker
Human Resources and Compensation Committee Interlocks and
Insider Participation
During the year ended December 31, 2025, none of our executive officers served as (1) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on our HRCC; (2) a director of another entity, one of whose executive officers served on our HRCC; or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as one of our directors. In addition, no member of the HRCC (1) was an officer or employee of ConocoPhillips or any of our subsidiaries during the year ended December 31, 2025; (2) was formerly an officer or employee of ConocoPhillips or any of our subsidiaries; or (3) had any other relationship requiring disclosure under applicable rules.
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Executive Compensation Tables
The following tables and accompanying narrative disclosures provide information concerning total compensation paid to the Chief Executive Officer and the other NEOs of ConocoPhillips for 2025. Please also see our discussion of the relationship between the “Compensation Discussion and Analysis” to these tables under “2025 Executive Compensation Analysis and Results” beginning on page 82. The data presented in the tables that follow include amounts paid to the NEOs by ConocoPhillips or any of its subsidiaries for 2025.
Summary Compensation Table
The Summary Compensation Table below reflects amounts earned with respect to 2025 and, with regard to non-equity incentive plan compensation, for the performance period ended in 2025. The table does not include the cost of benefits that are generally available to our U.S.-based salaried employees, such as our medical, dental, vision, voluntary benefit, life, disability and accident plans; our health savings accounts; and our flexible spending account arrangements for health care and dependent care expenses. All of our NEOs are U.S.-based salaried employees.
Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
R.M. Lance Chairman and Chief Executive Officer	2025	$1,800,000	$—	$16,543,434	$—	$4,590,000	$—	$516,651	$23,450,085
	2024	1,791,833	—	15,416,811	—	3,547,830	1,829,311	530,499	23,116,284
	2023	1,742,500	—	14,842,125	—	3,737,663	—	448,385	20,770,673
A.M. O’Brien Chief Financial Officer and Executive Vice President, Strategy and Commercial	2025	857,042	—	3,877,604	—	1,194,502	300,371	119,359	6,348,878
	2024	725,544	—	3,104,357	—	722,642	—	145,133	4,697,676
	2023	—	—	—	—	—	—	—	—
W.L. Bullock, Jr. (retired)(7) Executive Vice President and Chief Financial Officer	2025	762,980	—	4,878,454	—	1,316,141	738,661	145,773	7,842,009
	2024	1,084,776	—	4,973,507	—	1,496,991	3,412,975	187,005	11,155,254
	2023	1,004,976	—	5,141,485	—	1,469,777	2,350,206	226,476	10,192,920
N.G. Olds Executive Vice President, Lower 48 and Global HSE	2025	996,312	—	4,234,895	—	1,494,468	1,000,304	293,376	8,019,355
	2024	952,632	—	4,515,851	—	1,143,158	2,295,501	320,163	9,227,305
	2023	840,056	—	2,764,013	—	1,037,469	1,473,838	239,438	6,354,814
K.B. Rose Senior Vice President, Legal, General Counsel and Corporate Secretary	2025	951,984	—	3,797,985	—	1,356,577	236,698	149,594	6,492,838
	2024	951,984	—	3,717,766	—	1,085,262	187,657	202,796	6,145,465
	2023	947,320	—	3,242,925	—	1,169,940	178,260	180,104	5,718,549
K.L. Johnson Executive Vice President, Global Operations and Technical Functions	2025	857,042	—	3,877,604	—	1,194,502	239,809	99,111	6,268,068
	2024	—	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—	—

(1)
Includes any amounts that were voluntarily deferred under the Key Employee Deferred Compensation Plan (“KEDCP”).

(2)
Our primary short-term incentive compensation arrangement for employees (the Variable Cash Incentive Program or “VCIP”) has performance measures established by the HRCC and communicated to employees, including the NEOs, at a time when the outcome of the performance was substantially uncertain for the 2025 performance period. The HRCC must determine the level of achievement under such performance measures before any payout to NEOs. Because of this process, amounts paid under the VCIP are shown in the Non-Equity Incentive Plan Compensation column of the table, rather than the Bonus column.

(3)
Amounts shown represent the aggregate grant date fair value of awards made during each of the years indicated under the Performance Share Program (“PSP”) and the Executive Restricted Stock Unit Program (“ERSUP”) as determined in accordance with FASB ASC Topic 718. See the “Employee Benefit Plans” section of Note 14 in the Notes to Consolidated Financial Statements in ConocoPhillips’ 2025 Annual Report on Form 10-K for a discussion of the relevant assumptions used in this determination. For the awards granted for 2025 under the PSP and ERSUP, the grant date fair value was $100.9029, but as noted in the Equity Grant Practices outlined on page 91 awards are granted using the average of the closing prices on the 10 trading days preceding the date of grant ($100.028). The difference between these values can increase or decrease the reported amounts from year to year even if target compensation does not change. A detailed breakdown of 2025 awards in the Stock Awards column of the Summary Compensation Table is on the following page.

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Executive Compensation Tables
Grants Made in 2025
	PSP		Executive Restricted Stock Unit Program
Name	Shares (#)	Value	Shares (#)	Value	Total Value
R.M. Lance	106,570	$10,753,222	57,384	$5,790,212	$16,543,434
A.M. O’Brien	32,757	3,072,500	7,979	805,104	3,877,604
W.L. Bullock, Jr. (retired)	31,426	3,170,975	16,922	1,707,479	4,878,454
N.G. Olds	28,970	2,923,157	13,000	1,311,738	4,234,895
K.B. Rose	25,981	2,621,558	11,659	1,176,427	3,797,985
K.L. Johnson	32,757	3,072,500	7,979	805,104	3,877,604
The amounts shown for awards from the PSP relate to the respective three-year performance periods that began in each of the years presented. Performance periods under the PSP generally are three years. As a new performance period has begun each year since the program commenced, three overlapping performance periods are ongoing at any time.
The amounts shown for 2023 include the full initial target for PSP 23 for the January 2023 – December 2025 performance period, as well as any incremental targets set during 2023 with regard to any ongoing performance period as a result of promotions (Mr. Bullock was promoted in 2023). The amounts shown for 2024 include the full initial target for PSP 24 for the January 2024 – December 2026 performance period, as well as any incremental targets set during 2024 with regard to any ongoing performance period as a result of promotions (Messrs. Olds and O’Brien were promoted in 2024). The amounts shown for 2025 include the full initial target for PSP 25 for the January 2025 – December 2027 performance period, as well as any incremental targets set during 2025 with regard to any ongoing performance period as a result of promotions (Messrs. O’Brien and Johnson were promoted in 2025).
Amounts are shown at target for each year because it is most probable at the setting of the target for the applicable performance periods that targets will be achieved. If payout was made at maximum levels for company performance the amounts shown would double from the targets shown, although the value of the actual payout would depend upon the stock price and accrued dividend equivalent units at the time of the payout. If payout was made at minimum levels, the amounts would be reduced to zero. No adjustment is made to the target shown for prior years based upon any change in probability after the target is set. Changes to targets resulting from promotion or demotion of an NEO are shown as awards in the year of the promotion or demotion, even though the awards may relate to a program period that began in an earlier year.
The grant date fair values of the target awards for PSP 23 (January 2023 – December 2025) granted in 2023 appear in the table in 2023, and any incremental target awards as a result of a promotion appear in the year in which they were granted. Actual payouts with regard to the targets for PSP 23 were approved by the HRCC at its February 2026 meeting. Pursuant to that approval, payouts were made in February 2026 to the NEOs as follows (shown at fair market value on the date of settlement): Mr. Lance, 85,984 units valued at $9,277,244; Mr. O’Brien, 13,574 units valued at $1,464,567; Mr. Bullock, 22,706 units valued at $2,449,864; Mr. Olds, 21,112 units valued at $2,277,879; Ms. Rose, 19,404 units valued at $2,093,595; and Mr. Johnson, 13,636 units valued at $1,471,256. These amounts do not appear in the Summary Compensation Table. Under the terms and conditions of the awards, participants were able to make elections prior to the beginning of the performance period to defer all or a portion of the award value into the KEDCP. See the section on Nonqualified Deferred Compensation beginning on page 102 for further information.
For PSPs beginning in 2012 and later settlement is made in cash rather than unrestricted shares. For target awards for program periods beginning in 2013 and later, the vesting period ends shortly after the end of the performance period, except that in the cases of termination due to death, layoff or retirement, or after disability or a change in control, the vesting period ends upon the occurrence of the exceptional termination event (the timing of settlement remains unchanged). For programs beginning prior to 2013, the employee may have elected prior to the beginning of the performance period to defer the lapsing of restrictions until after separation. For PSPs beginning in 2013 and later, the employee may elect, prior to the beginning of the performance period to have some or all of the settlement value deferred into the KEDCP.
(4)
Includes amounts paid under the VCIP and VCIP amounts that were voluntarily deferred to the KEDCP. See the section on Nonqualified Deferred Compensation beginning on page 102 for further information. See also footnote (2) on the previous page.

(5)
Amounts represent the actuarial increase in the present value of the NEO’s benefits under all pension plans maintained by ConocoPhillips determined using interest rate, discount rate and mortality rate assumptions consistent with those used in ConocoPhillips’ financial statements. Primarily as a result of such actuarial factors, the present value of the benefit to Mr. Lance decreased from 2024 to 2025 by $132,866. In accordance with SEC rules that do not permit the inclusion of values less than $0 for this column, an amount of zero is shown in the table. On account of his retirement in August of 2025, Mr. Bullock took a distribution of his qualified pension benefit and, to satisfy required tax withholding, a partial distribution of his nonqualified benefit. See the table under Pension Benefits on page 100 for the payment amounts. The actuarial increase in the present value of Mr. Bullock’s pension benefits was calculated by adding the actual lump sum payments in 2025 to the actuarial present value of his undistributed pension benefit at year-end and subtracting the actuarial present value of his pension benefits at the end of 2024.

Interest Rates and Discount Rates —
Interest rate assumption changes have a significant impact on the pension values, with periods of higher interest rates having the effect of decreasing the actuarial values reported and vice versa. The discount rate assumptions and discount periods from the assumed retirement age to current age used in determining the present value may also have an impact on the pension values, with higher discount rates having the effect of decreased actuarial values reported and vice versa, and shorter discount periods having the effect of increased actuarial values reported and vice versa.
Final Average Pay and Service Credit —
The years of service credited and increases to compensation are also factors in the benefit accrual. Each additional year of service credit and pay increases will generally result in an increase in the actuarial values reported. This only applies to Messrs. Lance, Bullock and Olds who are the only NEOs who participate in a final average earnings title of ConocoPhillips’ U.S. pension plans. See Pension Benefits beginning on page 100 of this Proxy Statement for further information.
The amount shown does not include any nonqualified deferred compensation plan earnings because the nonqualified deferred compensation plans in which the NEOs participate do not provide above-market or preferential earnings.
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(6)
As discussed in “Compensation Discussion and Analysis” beginning on page 63 of this Proxy Statement, ConocoPhillips provides its executives with a number of compensation and benefit arrangements. The table below reflects amounts earned in 2025 under those arrangements, excluding insurance and other benefits that are generally available to our U.S.-based salaried employees. All of our NEOs are U.S.-based salaried employees. All Other Compensation includes the following amounts, which were determined using actual cost to ConocoPhillips unless otherwise noted:

Name	Personal Use of Company Aircraft(a)	Business Related Use of Company Aircraft(b)	Matching Gift Program(c)	Other(d)	Tax and Financial Planning(e)	Expatriate(f)	Executive Group Life Insurance Premiums(g)	Tax Reimbursement Gross-Up(h)	Matching Contributions Under the Tax-Qualified Savings Plans(i)	Company Contributions to Non-Qualified Defined Contribution Plans(j)	Total
R.M. Lance	$167,317	$70,000	$—	$80,574	17,070	$—	$10,822	$8,868	$31,500	$130,500	$516,651
A.M. O’Brien	—	3,248	—	1,016	16,680	—	5,153	16,128	31,500	45,634	119,359
W.L. Bullock, Jr. (retired)	—	38,409	—	13,125	16,465	—	4,587	4,519	31,500	37,168	145,773
N.G. Olds	8,021	84,555	5,000	59,064	16,465	—	5,990	24,613	31,500	58,168	293,376
K.B. Rose	—	—	5,000	20,023	16,643	—	5,723	16,526	31,500	54,179	149,594
K.L. Johnson	—	—	—	895	—	15,119	5,153	810	31,500	45,634	99,111

(a)
ConocoPhillips’ Comprehensive Security Program requires that the CEO, Mr. Lance, fly on company aircraft unless the Global Security Department determines that other arrangements represent an acceptable risk. All other NEOs are permitted to use the aircraft for preapproved personal travel. Amounts represent the approximate aggregate incremental cost to ConocoPhillips for personal use of the aircraft, including travel for any family member or personal guest. Approximate aggregate incremental cost has been determined by calculating the variable costs for each aircraft during the year, dividing that amount by the total number of miles flown by that aircraft, and multiplying the result by the miles flown for personal use during the year. However, where there were identifiable costs related to a particular trip — such as fuel, airport landing fees or food and lodging for aircraft personnel who remained at the location of the personal trip — those amounts are separately determined and included in the table above. The amounts shown include incremental costs associated with flights to the hangar or other locations without passengers (commonly referred to as “deadhead” flights) arising from the non-business use of the aircraft by an NEO. Mr. Lance has entered into aviation lease agreements with the company under which reimbursement, subject to FAA limitations, is provided for certain flights which are personal in nature. Amounts in the table above reflect aggregate incremental cost net of reimbursements. Lease reimbursements are allocated to the flight to which they relate but may be paid in a different year due to lease administration.

(b)
ConocoPhillips executives participate in community, university and philanthropic organizations at the request of the company. In some cases, company aircraft are used to support these activities as well as other activities not integrally related to the performance of the executive’s duties. When these activities are considered as not integrally and directly related to the performance of the executive’s duties, we include the aggregate incremental cost to ConocoPhillips in this column. The same guidelines for determining approximate aggregate incremental cost as discussed in footnote (a) are used in determining these amounts.

(c)
ConocoPhillips maintains a Matching Gift Program, under which certain gifts by employees to qualified educational or charitable institutions are matched. For all eligible employees, including the NEOs, the program matches up to $10,000 with regard to each program year. Administration of the program can cause us to pay more than the limit in a single fiscal year due to a lag in processing claims.

(d)
The amounts in this column represent other perquisites and personal benefits including board fees for service on community, university and philanthropic organizations at the request of the company (such board fees totaled $50,000 for Mr. Lance and $35,000 for Mr. Olds); the cost of presentations made to employees and their spouses at company meetings or events; reimbursements for the cost of spousal and other guests’ attendance at such meetings or events; and the aggregate incremental cost of any other personal benefits or perquisites not integrally and directly related to the performance of the executive’s duties arising from such presentations, meetings or events, primarily food, drink and transportation. Also includes any aggregate incremental cost of enhanced home security, transportation security and other protection services provided under our Comprehensive Security Program. As part of his duties and in addition to working in the Houston headquarters of the company, Mr. Olds is required to work in the company’s Midland, Texas office, which serves as a strategic operational hub for the company’s Permian Basin assets. While working in Midland, Mr. Olds lived in a company-owned house and drove a company-leased automobile. The amount shown for Mr. Olds includes the company’s actual cost of the house for the days used by Mr. Olds and the company’s actual cost of leasing the automobile for the days used by Mr. Olds.

(e)
The amounts shown reflect the cost of professional advice related to tax, estate and financial planning. The maximum benefit in 2025 was $16,465 plus any travel-related expenses incurred by the advisor when meeting with an executive. No tax gross-up is provided for these costs.

(f)
Mr. Johnson was previously assigned in Canada. The amount shown reflects amended tax equalization and similar payments under our standard expatriate services policies that were made to or on behalf of Mr. Johnson. The amounts were paid or received during 2025, but relate to taxes, reimbursements or earnings of prior years which were unknown or not capable of being estimated with any reasonable degree of accuracy in those years. These amounts may be returned to ConocoPhillips when they are known or received through the tax reporting and filing process.

(g)
The amounts shown reflect the additional incremental cost of premiums paid by ConocoPhillips for executive group life insurance (coverage equal to two times annual salary) over the cost of basic life insurance provided to all salaried employees (coverage equal to annual salary). In addition, U.S.-based employees, including the NEOs, are eligible to purchase additional life insurance coverage at no incremental cost to ConocoPhillips.

(h)
The amounts shown are for payments by ConocoPhillips relating to certain taxes incurred by the employee. These taxes arise primarily when ConocoPhillips requests family members or other guests to accompany the employee to a function, and, as a result, the employee is deemed to make a personal use of company assets (for example, when a spouse accompanies an employee on a company aircraft). ConocoPhillips believes such expenses are appropriately characterized as a business expense, and, if the employee has imputed income in accordance with the applicable tax laws, ConocoPhillips will generally reimburse any increased tax costs.

(i)
Under the terms of its tax-qualified defined contribution plans, ConocoPhillips makes matching contributions and nonelective allocations to the accounts of its eligible employees, including the NEOs.

(j)
Under the terms of its nonqualified defined contribution plans, ConocoPhillips makes contributions to the accounts of its eligible employees, including the NEOs. See the narrative, table and footnotes to the Nonqualified Deferred Compensation section beginning on page 102 for further information.

(7)
Mr. Bullock announced his retirement on May 2, 2025, remained in his position as EVP and Chief Financial Officer until May 31, 2025, and was an Advisor to the CEO until his retirement effective August 31, 2025. The amounts included for his PSP awards in the Stock Awards column above reflect the gross targets set for the awards for 2023, 2024 and 2025. Pursuant to the terms of his PSP 25 award and as the result of his satisfaction of the retirement criteria under the award, Mr. Bullock became partially vested in a proportionate amount of the award based on his service (eight months) during the award period (36 months). The remainder of the PSP 25 award was forfeited upon his retirement. His PSP 24 award was similarly subject to partial vesting, and 16/36th of the award was forfeited upon his retirement. His PSP 23 award was similarly subject to partial vesting, and the amount actually paid out in accordance with the decision of the HRCC at its February 2026 meeting (reflecting the forfeiture of 4/36th of the award due to

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his retirement before the end of the full performance period) is disclosed in footnote (3) above. The amounts included for the ERUSP in the Stock Awards column above reflect the gross targets set for the awards for 2023, 2024 and 2025. Pursuant to the terms of these ERSUP awards, Mr. Bullock became fully vested in each ERSUP award in 2026 on account of his retirement more than six months after the applicable grant date.
Grants of Plan-Based Awards Table
The Grants of Plan-Based Awards Table shows participation by the NEOs in the incentive compensation arrangements described below.
The columns under the heading Estimated Future Payouts Under Non-Equity Incentive Plan Awards show information regarding VCIP. The amounts shown in the table are those applicable to the 2025 program year, using a minimum of zero and a maximum of 200% of VCIP target for each participant; the amounts shown do not represent actual payouts for that program year. Actual payouts for the 2025 program year were made in February 2026 and are shown in the Summary Compensation Table on page 93 under the Non-Equity Incentive Plan Compensation column. Awards are eligible to be voluntarily deferred under the KEDCP.
The columns under the heading Estimated Future Payouts Under Equity Incentive Plan Awards show information regarding PSP. The amounts shown in the table are those set for 2025 compensation tied to the 2025 through 2027 program period and any promotional grants for previous performance periods and do not represent actual payouts for that program year. These awards accrue dividend equivalents that, during the performance period, are reinvested in additional restricted stock units and paid upon settlement of the underlying award. Dividend equivalents are not paid at preferential rates and are credited at the same time dividends are paid on common stock. Awards settled in cash are eligible to be voluntarily deferred under the KEDCP. For the 2025 program year under the PSP, the HRCC set the targets and granted awards at the regularly scheduled February 2025 meeting of the HRCC.
The All Other Stock Awards column reflects awards granted under the ERSUP. The ERSUP awards shown were granted on the same day the target was approved, vest at the end of a three-year period, and accrue dividend equivalents that, during the vesting period, are reinvested in additional restricted stock units and settle in stock upon the applicable vesting of the underlying award. Dividend equivalents are not paid at preferential rates and are credited at the same time dividends are paid on common stock. For the 2025 program year under the ERSUP, the HRCC set the targets and granted awards at the regularly scheduled February 2025 meeting of the HRCC.
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		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price Of Options Awards Average Price ($Sh)	Exercise or Base Price Of Options Awards Closing Price ($Sh)	Grant Date Fair Value of Stock and Options Awards(5)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R.M. Lance		$—	$3,060,000	$6,120,000	—	—	—	—	—	$—	$—	$—
	2/11/2025	—	—	—	—	106,570	213,140	—	—	—	—	10,753,222
	2/11/2025	—	—	—	—	—	—	57,384	—	—	—	5,790,212
A.M. O’Brien		—	796,335	1,592,670	—	—	—	—	—	—	—	—
	2/11/2025	—	—	—	—	17,843	35,686	—	—	—	—	1,800,410
	6/1/2025	—	—	—	—	1,670	3,340	—	—	—	—	142,443
	6/1/2025	—	—	—	—	4,154	8,308	—	—	—	—	354,315
	6/1/2025	—	—	—	—	9,090	18,180	—	—	—	—	775,332
	2/11/2025	—	—	—	—	—	—	7,979	—	—	—	805,104
W.L. Bullock, Jr. (retired)(6)		—	1,321,934	2,643,868	—	—	—	—	—	—	—	—
	2/11/2025	—	—	—	—	31,426	62,852	—	—	—	—	3,170,975
	2/11/2025	—	—	—	—	—	—	16,922	—	—	—	1,707,479
N.G. Olds		—	996,312	1,992,624	—	—	—	—	—	—	—	—
	2/11/2025	—	—	—	—	28,970	57,940	—	—	—	—	2,923,157
	2/11/2025	—	—	—	—	—	—	13,000	—	—	—	1,311,738
K.B. Rose		—	904,385	1,808,770	—	—	—	—	—	—	—	—
	2/11/2025	—	—	—	—	25,981	51,962	—	—	—	—	2,621,558
	2/11/2025	—	—	—	—	—	—	11,659	—	—	—	1,176,427
K.L. Johnson		—	796,335	1,592,670	—	—	—	—	—	—	—	—
	2/11/2025	—	—	—	—	17,843	35,686	—	—	—	—	1,800,410
	6/1/2025	—	—	—	—	1,670	3,340	—	—	—	—	142,443
	6/1/2025	—	—	—	—	4,154	8,308	—	—	—	—	354,315
	6/1/2025	—	—	—	—	9,090	18,180	—	—	—	—	775,332
	2/11/2025	—	—	—	—	—	—	7,979	—	—	—	805,104
(1)
The grant date shown is the date on which the HRCC approved the target awards or, in the case of prorated promotional awards under the PSP, the effective date of the promotion.

(2)
Threshold and maximum awards are based on VCIP program terms. Actual awards earned can range from zero to 200% of the target awards for corporate performance inclusive of negative discretionary adjustments for individual performance. Amounts reflect estimated cash payouts under VCIP after the close of the performance period at the threshold, target and maximum level of performance.

The estimated amounts are calculated based on the applicable annual target and base salary for each NEO in effect for the 2025 performance period, including any salary increases during the year. While the program terms would also automatically adjust for salary decreases, these are not reflected in the table above. If threshold levels of performance are not met, then the payout can be zero. The HRCC also retains the discretionary authority to make negative individual performance adjustments to VCIP awards to NEOs. Actual VCIP payouts for 2025 are based on actual base salaries earned in 2025 and are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 93.
(3)
Threshold and maximum awards under the PSP are based on program terms. Actual PSP awards can range from zero to 200% of the target awards. Messrs. O’Brien, Olds and Johnson and Ms. Rose received an additional 20% initial award for PSP 25 (2025 – 2027) in recognition of their differential performance in 2024.

(4)
This reflects awards for the ERSUP. ERSUP awards can only be adjusted downward.

(5)
For equity incentive plan awards, these amounts represent the grant date fair value at target level under PSP and ERSUP as determined pursuant to FASB ASC Topic 718 and reflected in the Stock Awards column in the Summary Compensation Table on page 93. Actual value realized upon vesting of the PSP or ERSUP awards depends on market prices at the time of settlement for such awards. See the “Employee Benefit Plans” section of Note 14 in the Notes to Consolidated Financial Statements in ConocoPhillips’ 2025 Annual Report on Form 10-K for a discussion of the relevant assumptions used in this determination.

(6)
See footnote (7) to the Summary Compensation Table on page 95.

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Outstanding Equity Awards at Fiscal Year-End
The Outstanding Equity Awards at Fiscal Year-End table is used to show equity awards measured in ConocoPhillips stock held by the NEOs. The following table reflects outstanding stock option awards and unvested and unearned stock awards (both time-based and performance-contingent) as of December 31, 2025, assuming a market value of $93.61 per share (the closing stock price of the company’s common stock on December 31, 2025).
	Option Awards(1)					Stock Awards(3)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(10)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
R.M. Lance	506,800	—	—	$49.7550	02/14/2027	—	$—	—	$—
	—	—	—	—	—	435,492(4)	40,766,415	206,878	19,365,827
A.M. O’Brien	—	—	—	—	—	34,781(5)	3,255,804	46,094	4,314,852
W.L. Bullock, Jr. (retired)	81,000	—	—	33.1250	02/16/2026	—	—	—	—
	71,200	—	—	49.7550	02/14/2027	—	—	—	—
	—	—	—	—	—	92,862(6)	8,692,836	25,611	2,397,415
N.G. Olds	12,150	—	—	49.7550	02/14/2027	—	—	—	—
	—	—	—	—	—	56,631(7)	5,301,220	52,965	4,958,029
K.B. Rose	—	—	—	—	—	53,674(8)	5,024,411	51,623	4,832,435
K.L. Johnson	—	—	—	—	—	34,942(9)	3,270,964	46,094	4,314,852

(1)
All options shown in the table have a maximum term for exercise of 10 years from the grant date. Under certain circumstances, the terms for exercise may be shorter, and, in certain circumstances, the options may be forfeited and cancelled. All awards shown in the table have restrictions on transferability.

(2)
The options shown in this column vested and became exercisable in 2020 or prior years (although under certain termination circumstances, the options may still be forfeited). Options became exercisable in one-third increments on the first, second and third anniversaries of the grant date.

(3)
Stock awards made to the NEOs in 2025 include: (a) long-term incentive awards under the PSP and (b) long-term time-vested awards under the ERSUP. Stock awards shown in the columns entitled Number of Shares or Units of Stock That Have Not Vested and Market Value of Shares or Units of Stock That Have Not Vested continue to have restrictions upon transferability. The number of shares or units shown is rounded to the nearest whole share, but the related value is based on the actual number of shares (including fractional shares), with aggregate value rounded to the nearest dollar.

Amounts include PSP awards for the performance period that ended in December 2025 (PSP 23), shown at target. At its February 2026 meeting, the HRCC approved the following final payout levels for the NEOs for that performance period: Mr. Lance, 85,984 units; Mr. O’Brien 13,574 units; Mr. Bullock, 22,706 units; Mr. Olds, 21,112 units; Ms. Rose, 19,404 units; and Mr. Johnson, 13,636 units; see footnote (3) of the Summary Compensation Table. Under the PSP, stock awards are made in the form of restricted stock units (RSUs) or restricted stock, the former having been used in the most recent awards. The terms and conditions of both are substantially the same, requiring restriction on transferability until separation from employment, although for performance periods beginning after 2008 and before 2013, restrictions lapse five years from the anniversary of the grant date unless the employee has elected prior to the beginning of the performance period to defer the lapsing of such restrictions until separation from employment. For performance periods beginning after 2012, restrictions lapse three years after the grant, and awards settle in cash. Except in cases where the five-year provision applies, forfeiture is expected to occur if the separation is not the result of death, disability, layoff or retirement after the executive has reached the age of 55 with five years of service, or after a change in control, although the HRCC has the authority to waive forfeiture. Restricted stock awards have voting rights and pay dividends. RSU awards have no voting rights. RSUs granted under the PSP prior to 2018 pay dividend equivalents, but no dividend equivalents are paid or accrued until after the applicable performance period has ended. RSUs granted under the PSP in 2018 and later accrue dividend equivalents that, during the performance period, are reinvested in additional RSUs. Dividends or dividend equivalents are not paid at preferential rates, and dividend equivalents are credited at the same time and rate as dividends are paid on common stock. Restricted stock held by the NEOs prior to November 17, 2001, was converted to RSUs prior to the completion of the merger of Conoco Inc. and Phillips Petroleum Company, with the original restrictions still in place. Awards for ongoing performance periods under PSP 24 (January 2024 –  December 2026) and PSP 25 (January 2025 – December 2027) are shown at target levels in the columns entitled Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested and Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested. There is no assurance that these awards will be granted at, below or above target after the end of the relevant performance periods, as the determination of whether to make an actual grant and the amount of any actual grant for NEOs is within the discretion of the HRCC.
Amounts also include ERSUP awards granted in February 2023, 2024 and 2025. Under the ERSUP, stock awards are made in the form of RSUs. The terms and conditions of those units restrict transferability until the third anniversary of the grant date. Forfeiture is expected to occur at separation from service prior to such anniversary if the separation is not the result of death, disability, layoff or retirement after the executive has reached the age of 55 with five years of service, or after a change in control, although the HRCC has the authority to waive forfeiture. Upon lapse of restrictions, settlement is made in stock. RSU awards have no voting rights. Dividend equivalents, if any, on RSUs are reinvested in additional RSUs. Dividend equivalents are credited at the same time and rate as dividends are paid on common stock. Awards under the ERSUP are shown in the columns entitled Number of Shares or Units of Stock That Have Not Vested.
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Amounts also include restricted stock and RSU awards granted with respect to prior periods. The plans and programs under which such grants were made provide that awards made in the form of restricted stock and RSUs be held in such form until the recipient retires (with respect to awards made before 2009) or the earlier of eight years or retirement (with respect to awards made from 2009 through 2012), with the possible election to hold until retirement or three years (with regard to awards made in 2013 or later), with payouts for the last to be made in cash (unless voluntarily deferred to an account in the KEDCP). If such awards immediately vested upon completion of the relevant performance period as is more typical for restricted stock and RSU programs, the amounts reflected in this column would be zero for awards made in years prior to 2012.
(4)
Includes 6,780 restricted shares for LTIP X — PSP I initial payout, for which restrictions lapse at retirement; 106,204 RSUs related to grants for PSP I final payout — PSP VI, for which restrictions lapse following separation from service; 71,789 RSUs for PSP VIII and PSP VIII Tail (Mr. Lance elected to defer lapsing of restrictions for PSP VIII and PSP VIII Tail until separation from service); 48,990 RSUs related to the ERSUP grant in 2023, for which restrictions lapse three years from the grant date and that will be settled in shares; 50,073 RSUs related to the ERSUP grant in 2024, for which restrictions lapse three years from the grant date and that will be settled in shares; 57,167 RSUs related to the ERSUP grant in 2025, for which restrictions lapse three years from the grant date and that will be settled in shares; and 94,488 RSUs related to grants for the PSP 23 target award. The actual payouts with regard to the targets for PSP 23 were approved by the HRCC at its February 2026 meeting, and, pursuant to that decision, Mr. Lance received a payout of 85,984 units. Restrictions on the PSP 23 award lapsed on February 10, 2026, and the award settled in cash, although the employee may have elected, prior to the beginning of the performance period, to have some or all of the settlement deferred into the KEDCP. For certain awards, Mr. Lance has voluntarily elected to defer the lapsing of restrictions until separation from service, and those awards continue to appear in the table. Subsequent elections may also defer final payout of these awards.

(5)
Includes 4,010 RSUs related to the ERSUP grant in 2023, for which restrictions lapse three years from the grant date and that will be settled in shares; 7,597 RSUs related to the ERSUP grant in 2024, for which restrictions lapse three years from the grant date and that will be settled in shares; 8,257 RSUs related to the ERSUP grant in 2025, for which restrictions lapse three years from the grant date and that will be settled in shares; and 14,917 RSUs related to grants for the PSP 23 target award. The actual payouts with regard to the targets for the PSP 23 award were approved by the HRCC at its February 2026 meeting, and, pursuant to that decision, Mr. O’Brien received a payout of 13,574 units. Restrictions on the PSP 23 award lapsed on February 10, 2026, and the award settled in cash, although the employee may have elected, prior to the beginning of the performance period, to have some or all of the settlement deferred into the KEDCP. Subsequent elections may also defer final payout of these awards.

(6)
Includes 24,356 RSUs related to grants for PSP I final payout — PSP VI, for which restrictions lapsed in 2026 following separation from service; 12,402 RSUs related to the ERSUP grant in 2023 that became vested in 2026 after retirement and that will be settled in shares; 14,295 RSUs related to the ERSUP grant in 2024 that became vested in 2026 after retirement and that will be settled in shares; 16,857 RSUs related to the ERSUP grant in 2025 that became vested in 2026 after retirement and that will be settled in shares; and 24,952 RSUs related to grants for the PSP 23 target award (as adjusted for proportionate vesting in accordance with award terms). The actual payouts with regard to the targets for the PSP 23 award were approved by the HRCC at its February 2026 meeting, and, pursuant to that decision, Mr. Bullock received a payout of 22,706 units. Restrictions on the PSP 23 award lapsed on February 10, 2026, and the award settled in cash, although the employee may have elected, prior to the beginning of the performance period, to have some or all of the settlement deferred into the KEDCP. Subsequent elections may also defer final payout of these awards.

(7)
Includes 8,565 RSUs related to the ERSUP grant in 2023, for which restrictions lapse three years from the grant date and that will be settled in shares; 11,916 RSUs related to the ERSUP grant in 2024, for which restrictions lapse three years from the grant date and that will be settled in shares; 12,950 RSUs related to the ERSUP grant in 2025, for which restrictions lapse three years from the grant date and that will be settled in shares; and 23,199 RSUs related to grants for the PSP 23 target award. The actual payouts with regard to the targets for PSP 23 were approved by the HRCC at its February 2026 meeting, and, pursuant to that decision, Mr. Olds received 21,112 units. Restrictions on the PSP 23 award lapsed on February 10, 2026, and the award settled in cash, although the employee may have elected, prior to the beginning of the performance period, to have some or all of the settlement deferred into the KEDCP. Subsequent elections may also defer final payout of these awards.

(8)
Includes 10,051 RSUs related to the ERSUP grant in 2023, for which restrictions lapse three years from the grant date and that will be settled in shares; 10,685 RSUs related to the ERSUP grant in 2024, for which restrictions lapse three years from the grant date and that will be settled in shares; 11,615 RSUs related to the ERSUP grant in 2025, for which restrictions lapse three years from the grant date and that will be settled in shares; and 21,323 RSUs related to grants for the PSP 23 target award. The actual payouts with regard to the targets for the PSP 23 award were approved by the HRCC at its February 2026 meeting, and, pursuant to that decision, Ms. Rose received a payout of 19,404 units. Restrictions on the PSP 23 award lapsed on February 10, 2026, and the award settled in cash, although the employee may have elected, prior to the beginning of the performance period, to have some or all of the settlement deferred into the KEDCP. Subsequent elections may also defer final payout of these awards.

(9)
Includes 4,103 RSUs related to the ERSUP grant in 2023, for which restrictions lapse three years from the grant date and that will be settled in shares; 7,597 RSUs related to the ERSUP grant in 2024, for which restrictions lapse three years from the grant date and that will be settled in shares; 8,257 RSUs related to the ERSUP grant in 2025, for which restrictions lapse three years from the grant date and that will be settled in shares; and 14,985 RSUs related to grants for the PSP 23 target award. The actual payouts with regard to the targets for PSP 23 were approved by the HRCC at its February 2026 meeting, and, pursuant to that decision, Mr. Johnson received 13,636 units. Restrictions on the PSP 23 award lapsed on February 10, 2026, and the award settled in cash, although the employee may have elected, prior to the beginning of the performance period, to have some or all of the settlement deferred into the KEDCP. Subsequent elections may also defer final payout of these awards.

(10)
Reflects potential RSU awards under ongoing performance periods for the PSP for the performance periods beginning January 2024 (Mr. Lance, 96,596 target units; Mr. O’Brien, 18,382 target units; Mr. Bullock, 18,384 target units; Mr. Olds, 22,986 target units; Ms. Rose, 24,737 target units; and Mr. Johnson, 18,382 target units) and January 2025 (Mr. Lance, 110,282 target units; Mr. O’Brien, 27,712 target units; Mr. Bullock, 7,227 target units; Mr. Olds, 29,979 target units; Ms. Rose, 26,886 target units; and Mr. Johnson, 27,712 target units). For Mr. Bullock, these amounts reflect the forfeiture of a portion of his awards due to his retirement before the end of the respective performance periods. See footnote (7) to the Summary Compensation Table on page 95. There is no assurance that these awards will be granted at, below or above target after the end of the relevant performance periods because determination of whether to make an actual grant to, and the amount of any actual grant for, NEOs is within the discretion of the HRCC.

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Option Exercises and Stock Vested
The Option Exercises and Stock Vested table is used to show equity awards measured in ConocoPhillips stock where there was an option exercised by, or a stock award that vested to, an NEO during 2025.
	Option Awards(1)		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting
R.M. Lance	819,900	$48,681,563	189,962(2)	$19,053,769
A.M. O’Brien	—	—	16,044(3)	1,614,953
W.L. Bullock, Jr. (retired)	—	—	57,998(2)	5,822,707
N.G. Olds	—	—	38,609(2)	3,876,565
K.B. Rose	—	—	42,965(2)	4,311,994
K.L. Johnson	—	—	18,136(3)	1,825,017

(1)
The number of shares or units shown is rounded to the nearest whole share, but the related value is based on the actual number of shares (including fractional shares), with aggregate value rounded to the nearest dollar.

(2)
Includes RSUs for the ERSUP award granted in 2022 and for PSP 22, for which restrictions lapsed following the third anniversary of the grant date. PSP 22 settled in cash, although the employee may have elected prior to the beginning of the performance period to have some or all of the settlement deferred into the KEDCP. Includes RSUs for the ERSUP award granted in 2025 for which restrictions were lapsed in order to satisfy required tax withholding.

(3)
Includes RSUs for the ERSUP award granted in 2022 and for PSP 22, for which restrictions lapsed following the third anniversary of the grant date. PSP 22 settled in cash, although the employee may have elected prior to the beginning of the performance period to have some or all of the settlement deferred into the KEDCP.

Pension Benefits
Our defined benefit pension plan for U.S.-based employees is the ConocoPhillips Retirement Plan (“CPRP”). The CPRP is intended to be tax-qualified under section 401(a) of the Internal Revenue Code. Our NEOs also participate in the nonqualified ConocoPhillips Key Employee Supplemental Retirement Plan (“KESRP”).
The CPRP consists of multiple titles with different terms, each corresponding to a different pension formula. NEOs are only eligible to participate in one title at any time but may have frozen benefits under one or more other titles. Benefits are identified by title in the table below, and all NEOs are vested in their benefits under the CPRP. Each title allows for payment in the form of several annuity types or may provide for payment in a single lump sum, but all of the options are considered actuarially equivalent. The CPRP is closed to additional benefit accruals for new hires and rehires who instead are eligible for an additional contribution under the ConocoPhillips Savings Plan and a related make-up plan.
Normal retirement for all of the CPRP titles is defined as the later of age 65 or the employment termination date, but participants in Title II may receive their vested benefits upon termination of employment at any age. Under Title I, early retirement can occur at age 55 with five years of service. Under Title IV, early retirement can occur at age 50 with 10 years of service. Under Title I, early retirement benefits are unreduced for benefits that commence at or after age 60 but are reduced by 5% per year (prorated by month) for each year before age 60 that benefits are paid. Under Title IV, early retirement benefits are unreduced for benefits that commence at or after age 60, but are reduced by 5% per year (prorated by month) for each year from age 50 to age 57 that benefits are paid before age 60 and 4% per year (prorated by month) for each year from age 57 that benefits are paid before age 60. Mr. Bullock retired during 2025 under the early retirement provisions of Title IV, and Messrs. Lance and Olds were eligible for early retirement at the end of 2025 under the terms of Title I or Title IV, as applicable.
The annual pension benefit under Title I and Title IV is an amount payable in the form of a single life annuity beginning at normal or early retirement equal to 1.6% multiplied by the participant’s pension compensation multiplied by years of credited service, minus a Social Security benefit offset equal to 1.5% multiplied by the participant’s annual primary Social Security benefit multiplied by years of credited service. For Title I, pension compensation is calculated using the three highest consecutive years in the last 10 years before retirement. For Title IV, pension compensation is calculated using the higher of the highest consecutive 36 months of compensation or the highest nonconsecutive three years of compensation.
Eligible pension compensation is limited to the annual maximum permitted under the Internal Revenue Code and generally includes salary and annual incentive compensation and other items (such as overtime) that are not applicable to or are not material for our NEOs. Under Title I, if an executive receives layoff benefits, eligible pension compensation includes annualized salary for the year of layoff, rather than actual salary, and years of credited service are increased by the layoff benefit period.
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Pension benefits under Title II are based on monthly pay and interest credits to a notional cash balance account. Pay credits are equal to a percentage of eligible pension compensation as described above. Participants whose combined age and years of service total less than 44 receive a 6% pay credit, those whose combined age and years of service total 44 through 65 receive a 7% pay credit, and those whose combined age and years of service total 66 or more receive a 9% pay credit.
Mr. O’Brien began participating in Title II of CPRP when he transferred to the U.S. payroll effective July 1, 2013. Previously while he was on the U.K. payroll, he participated in the ConocoPhillips Pension Plan (the “U.K. Plan”). The U.K. Plan is a U.K. registered plan with His Majesty’s Revenue and Customs. Mr. O’Brien has a deferred, vested benefit under the noncontributory portion of the U.K. Plan. Under applicable provisions of the U.K. Plan, a member is entitled to receive full benefits upon attainment of normal pension age (60 in the case of Mr. O’Brien) subsequent to termination. Early retirement may occur after reaching age 55 (increasing to age 57 from April 6, 2028 under U.K. legislation). Early retirement benefits are actuarially reduced for each month taken before age 60 and actuarially increased for each month that payment is deferred between age 60 and 65. In general, annual pension benefits under the U.K. Plan are calculated as the product of 1.75% of final pensionable salary multiplied by years of credited service, but, prior to July 1, 2016, a member could elect under the U.K. Flexible Benefits plan to modify the standard 1.75% accrual rate in increments of 0.25% to a maximum accrual rate of 2.5%. Mr. O’Brien elected to increase his accrual rate for several years while an active member, which increased his annual pension benefit by £7,934 to a total annual benefit of £35,869. The table shows the present value of the total annual pension benefit under the U.K. Plan. Final pensionable salary is generally basic annual salary plus pensionable allowances earned in the 12 months before active membership in the U.K. Plan ends. The U.K. Plan allows participants to choose between taking a full annuity or a reduced annuity plus a lump sum allowance of up to 25% of the value of the benefit (capped at the greater of £268,275 or 25% of the protected lifetime allowance (as applicable) in effect when the allowance was prospectively eliminated in 2023). Both choices are actuarially equivalent.
The KESRP is designed to replace benefits that would otherwise not be received due to certain voluntary reductions of compensation under the Key Employee Deferred Compensation Plan of ConocoPhillips (“KEDCP”) and to limitations contained in the Internal Revenue Code that apply to the CPRP. The KESRP determines a benefit without regard to such limits and then reduces that benefit by the amount of benefit payable from the CPRP. Thus, in operation the combined benefits payable from the related plans for an eligible employee equal the benefit that would have been paid if there had been no KEDCP deferrals or limitations imposed by the Internal Revenue Code. For participants in Title I of the CPRP, the KESRP pension compensation is calculated using the three highest annual amounts for salary and VCIP in the last 10 calendar years before retirement plus the year of retirement. Applicable pension compensation for participants in Title II and Title IV of the CPRP is calculated on the same basis as for the CPRP. Benefits under the KESRP are generally paid in a single lump sum at the later of age 55 or six months after separation from service. When payment is made, interest at then-current six-month Treasury-bill rates will be credited on any delayed benefits. Distribution may also be made upon a determination of death or disability. Each of the NEOs who are eligible for benefits in the KESRP is vested.
Benefits due under the KESRP are paid from ConocoPhillips’ general assets, although we also maintain grantor trusts that may be used to pay such benefits. The trusts and the funds held in them are assets of ConocoPhillips. In the event of bankruptcy or insolvency of the company, trust assets would be held for the benefit of the company’s general creditors, and participants would be unsecured general creditors.
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Except where otherwise noted, assumptions used in calculating the present value of accumulated benefits in the table are found in Note 14 in the Notes to Consolidated Financial Statements in ConocoPhillips’ 2025 Annual Report on Form 10-K.
Name	Plan Name	Number or Years of Accumulated Benefit	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
R.M. Lance(1)	Title I — ConocoPhillips Retirement Plan	42	$2,202,418	$—
	ConocoPhillips Key Employee Supplemental Retirement Plan	42	51,580,596	—
A.M. O’Brien(2)	Title II — ConocoPhillips Retirement Plan	28	332,021	—
	ConocoPhillips Key Employee Supplemental Retirement Plan	28	434,262	—
	ConocoPhillips UK Pension Plan	15	960,859	—
W.L. Bullock, Jr. (retired)(3)	Title IV — ConocoPhillips Retirement Plan	39	—	2,538,170
	ConocoPhillips Key Employee Supplemental Retirement Plan	39	18,058,296	109,380
N. G. Olds	Title IV — ConocoPhillips Retirement Plan	33	1,719,055	—
	ConocoPhillips Key Employee Supplemental Retirement Plan	33	9,005,301	—
K.B. Rose(4)	Title II — ConocoPhillips Retirement Plan	7	196,978	—
	ConocoPhillips Key Employee Supplemental Retirement Plan	7	864,405	—
K.L. Johnson(5)	Title II — ConocoPhillips Retirement Plan	17	398,661	—
	ConocoPhillips Key Employee Supplemental Retirement Plan	17	485,999	—

(1)
Mr. Lance was previously an employee of ARCO Alaska, which was acquired by Phillips Petroleum Company in 2000. Mr. Lance’s Title I benefit is calculated by including his 16 years of service with ARCO but then reducing the resulting benefit by amounts payable by the BP Retirement Accumulation Plan which remains liable for his benefits accumulated while working for ARCO Alaska. This benefit including ARCO service and the offset is payable because it exceeds the pension otherwise payable taking into account only ConocoPhillips service (and without the BP Retirement Accumulation Plan offset).

(2)
Mr. O’Brien became an employee of ConocoPhillips on October 13, 1997. Under Title II and related provisions in the KESRP, Mr. O’Brien received pay credits equal to 9% of his pension compensation in 2025 because his combined age and years of service exceed 65.

(3)
Mr. Bullock took a lump sum distribution of his Title IV benefit after his retirement in 2025. He also received a partial lump sum distribution under the KESRP to satisfy required tax withholding. The remainder of his KESRP benefit (including accrued interest) was distributed in a lump sum in March 2026.

(4)
Ms. Rose became an employee of ConocoPhillips on September 4, 2018. Under Title II and related provisions in the KESRP, Ms. Rose received pay credits equal to 9% of her pension compensation in 2025 because her combined age and years of service exceed 65.

(5)
Mr. Johnson became an employee of ConocoPhillips on October 6, 2008. Under Title II and related provisions in the KESRP, Mr. Johnson received pay credits equal to 9% of his pension compensation in 2025 because his combined age and years of service exceed 65.

Nonqualified Deferred Compensation
Our NEOs participate in two nonqualified deferred compensation plans, the Key Employee Deferred Compensation Plan of ConocoPhillips (“KEDCP”) and the Defined Contribution Make-Up Plan of ConocoPhillips (“DCMP”).
The KEDCP permits participants to defer up to 50% of base salary, 100% of VCIP and 100% of cash-settled PSP awards for performance periods ending in 2015 or later. Each of the NEOs is eligible to participate in, and is fully vested in, the KEDCP. Under the KEDCP, participants may elect for payment of deferred amounts to begin one(a) to five years after separation from service or on a specified date.(b) Payments may be received in a single lump sum payment or in annual, semiannual or quarterly installment payments over a period of one to 15 years.
The DCMP is a nonqualified restoration plan under which ConocoPhillips makes certain employer contributions that cannot be made in the qualified ConocoPhillips Savings Plan (“CPSP”), a defined contribution 401(k) plan, due to certain voluntary reductions of compensation under the KEDCP or due to compensation limitations imposed by the Internal Revenue Code. Employees make no contributions to the DCMP, and each of the NEOs is fully vested in the DCMP. Under the DCMP, participants may elect for payment of deferred amounts to begin one(a) to five years after separation from service. Payments may be received in a single lump sum payment or in annual, semiannual or quarterly payments over a period of one to 15 years.
Each participant directs the investment of the notional accounts representing deferrals under KEDCP and DCMP among available notional investment options. Participants may make changes in the notional investments at any time.
(a)
Different distribution rules applied to amounts deferred and vested prior to 2005. For these amounts payment could begin as early as immediately following separation from service, and certain changes to distribution elections are permitted. For amounts deferred under an election made prior to 2020, payments could begin as early as six months following separation from service.

(b)
A date certain payment election is not permitted for salary earned before 2015.

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Because each participant chooses the notional investment fund for deferred amounts and may change allocations, the return will depend on how well each notional fund performs during the period the participant chose it as an investment option. The aggregate performance of such notional investments is reflected in the Nonqualified Deferred Compensation Table under the column Aggregate Earnings in Last Fiscal Year.
Benefits due under each of the plans discussed above are paid from ConocoPhillips’ general assets, although we also maintain grantor trusts that may be used to pay benefits under the plans. The trusts and the funds held in them are assets of ConocoPhillips. In the event of bankruptcy or insolvency of the company, trust assets would be held for the benefit of the company’s general creditors, and participants would be unsecured general creditors.
	Applicable Plan(1)	Beginning Balance	Executive Contributions in Last FY(2)	Registrant Contributions in Last FY(3)	Aggregate Earnings in Last FY(4)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(5)
R.M. Lance	DCMP	$3,596,796	$—	$130,500	$76,469	$—	$3,803,765
	KEDCP	13,526,379	—	—	813,392	—	14,339,771
A.M. O’Brien	DCMP	184,110	—	45,634	33,919	—	263,663
	KEDCP	3,386,358	—	—	610,335	—	3,996,693
W.L. Bullock, Jr. (retired)	DCMP	767,175	—	37,168	18,590	—	822,933
	KEDCP	331,804	—	—	8,106	—	339,910
N. G. Olds	DCMP	321,840	—	58,168	13,248	—	393,256
	KEDCP	274,126	—	—	6,697	—	280,823
K.B. Rose	DCMP	358,532	—	54,179	30,793	—	443,504
	KEDCP	150,265	142,798	—	50,465	—	343,528
K.L. Johnson	DCMP	146,508	—	45,634	3,753	—	195,895
	KEDCP	—	—	—	—	—	—

(1)
A variety of notional investments are available to participants in the KEDCP and DCMP. As of December 31, 2025, the Chief Financial Officer of ConocoPhillips (as designated by plan terms) had selected 83 notional investment options, some of which mirrored funds available under ConocoPhillips’ primary tax-qualified 401(k) defined contribution plan for employees and some which mirrored other publicly available mutual fund options. As market-based investments, none of these notional investments provides above-market returns.

(2)
Reflects any deferrals by the NEO under the KEDCP in 2025. Any amounts shown are included in the Salary and/or Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table on page 93 for 2025.

(3)
Reflects contributions by ConocoPhillips under the DCMP relating to eligible compensation earned in 2025 (included in the All Other Compensation column of the Summary Compensation Table on page 93 for 2025). Of the amount shown, the following amounts were contributed in January 2026, relating to company contributions under the DCMP for 2025 service: for Mr. Lance, $27,000; for Mr. O’Brien, $14,008; for Mr. Bullock, $5,798; for Mr. Olds, $15,076; for Ms. Rose, $14,280; and for Mr. Johnson, $14,008.

(4)
None of these earnings are included in the Summary Compensation Table for 2025. Aggregate earnings reflect the net impact of market-based notional investment gains and losses and, consequently, may be a negative amount.

(5)
Reflects contributions by our NEOs, contributions by ConocoPhillips and earnings on balances prior to 2025; plus, contributions by our NEOs, contributions by ConocoPhillips and earnings for 2025; less any distributions (shown in the appropriate columns of this table, with amounts that are included in the Summary Compensation Table for 2025 shown in footnotes (2) and (3) above). This also includes contributions by ConocoPhillips made in January 2026, allocated to 2025 (see footnote (3) above). Of the amounts reported in the aggregate balance at last fiscal year-end, the following aggregate amounts were previously reported as compensation to the NEOs in the Summary Compensation Table for prior years: for Mr. Lance, $10,044,381; for Mr. O’Brien $168,767; for Mr. Bullock, $357,212; for Mr. Olds, $168,947; for Ms. Rose, $475,092; and for Mr. Johnson, $0.

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Executive Severance and Changes in Control
Salary and other compensation for our NEOs is set by the HRCC, as described in the “Compensation Discussion and Analysis” beginning on page 63 of this Proxy Statement. These officers may participate in ConocoPhillips’ employee benefit plans and programs for which they are eligible, in accordance with their terms. The amounts earned by the NEOs for 2025 appear in the various Executive Compensation Tables beginning on page 93 of this Proxy Statement.
After separating from service each of our NEOs is expected to receive amounts earned while employed unless the executive voluntarily resigns prior to becoming retirement-eligible or is terminated for cause. Such amounts include:
•
VCIP compensation earned during the fiscal year.

•
Grants pursuant to the PSP for the most-recently completed performance period and ongoing performance periods in which the executive participated.

•
Previously granted restricted stock and restricted stock units.

•
Vested stock option grants under the Stock Option Program.

•
Amounts contributed and vested under our defined contribution plans.

•
Amounts accrued and vested under our retirement plans.

While normal retirement age under our benefit plans is 65, early retirement provisions allow benefits at earlier ages if vesting requirements are met, as discussed in the sections of this Proxy Statement titled Pension Benefits and Nonqualified Deferred Compensation. For our applicable compensation programs (VCIP, Stock Option Program, ERSUP and PSP), early retirement is generally defined as termination at or after age 55 with five years of service. As of December 31, 2025, Messrs. Lance and Olds and Ms. Rose had met the early retirement criteria. Mr. O’Brien and Mr. Johnson, who were under the age of 55, had not met the early retirement criteria at such date.
In addition, specific severance arrangements for executive officers, including the NEOs, are provided under two severance plans: (1) the ConocoPhillips Executive Severance Plan (“CPESP”), which is available to a limited number of senior executives; and (2) the ConocoPhillips Key Employee Change in Control Severance Plan (“CICSP”), which is also available to a limited number of senior executives but only on or following change in control. These arrangements are described below. Executives are not entitled to participate in both plans as a result of a single event. For example, executives receiving benefits under the CICSP would not be entitled to benefits potentially payable under the CPESP relating to the event giving rise to benefits under the CICSP.
Mr. Bullock is not included in the tables below because he retired effective August 31, 2025. Mr. Bullock met the criteria for early retirement under our benefit plans and compensation programs, but he was not eligible for severance payments under the CPESP or the CICSP when he separated employment. For a discussion of the compensation paid to Mr. Bullock in connection with his retirement, see the Executive Compensation Tables beginning on page 93 of this Proxy Statement. In addition to Mr. Bullock’s retirement benefits described in Executive Compensation Tables — Pension Benefits beginning on page 100 of this Proxy Statement, vesting of his PSP and ERSUP awards was accelerated in accordance with existing award terms and as described in footnote (7) to the Summary Compensation Table (see Executive Compensation Tables — Summary Compensation Table beginning on page 93 of this Proxy Statement). The value of such awards as of December 31, 2025 was $10,880,032 based on the closing price of ConocoPhillips common stock on that date as reported on the NYSE ($93.61) and based on awarded units under the ERSUP and PSP I final payout — PSP VI, target units under PSP 24 and 25 and actual units under PSP 23. For PSP 24 and 25, there is no assurance that these awards will be granted at, below or above target after the end of the relevant performance periods, as the determination of whether to make an actual grant and the amount of any actual grant for NEOs is within the discretion of the HRCC.
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ConocoPhillips Executive Severance Plan
The CPESP covers executives in salary grades generally corresponding to vice president and higher and is incorporated by reference to Exhibit 10.47 to the Annual Report of ConocoPhillips on Form 10-K for the year ended December 31, 2021; File No. 001-32395. Under the CPESP, if ConocoPhillips terminates a plan participant other than for cause, as defined in the plan, then upon executing a general release of liability and, if requested, an agreement not to compete with ConocoPhillips, the participant will be entitled to:
•
A lump-sum cash payment equal to one-and-a-half or two times the sum of the employee’s base salary and current target VCIP award.

•
For executives actively participating in the ConocoPhillips Retirement Plan (“CPRP”) and ConocoPhillips Key Employee Supplemental Retirement Plan (“KESRP”), a lump-sum cash payment equal to the present value of the increase in pension benefits that would result from the crediting of an additional one-and-a-half or two years to the employee’s number of years of age and service under the applicable defined benefit pension formula under the plans.

•
A lump-sum cash payment equal to ConocoPhillips’ cost of certain welfare benefits for an additional one-and-a-half or two years.

•
Continued eligibility for a pro rata portion of the annual VCIP for the year of termination.

•
Treatment as a layoff under our various compensation and equity programs. Generally, layoff treatment will allow full or partial vesting of awards previously made and continued eligibility under ongoing ConocoPhillips programs. Thus, ERSUP awards granted before 2026 would vest partially (for grants 6 – 12 months before the layoff) or fully (for grants 12 or more months before the layoff), and the executive would remain eligible for prorated awards attributable to ongoing performance periods under the PSP in which the executive had participated for at least one year. Under current program terms, ERSUP awards granted after 2025 would vest partially upon layoff six or more months after grant.

ConocoPhillips may amend or terminate the CPESP at any time. Amounts payable under the CPESP will be offset by any payments or benefits that are payable to the severed employee under any other plan, policy or program of ConocoPhillips relating to severance, and amounts may also be reduced in the event of willful and bad faith conduct demonstrably injurious to ConocoPhillips, monetarily or otherwise, or, if required by law to be “clawed back,” such as may be the case in certain circumstances under the ConocoPhillips Clawback Policy.
ConocoPhillips Key Employee Change in Control Severance Plan
The CICSP covers executives in salary grades generally corresponding to vice president and higher and is incorporated by reference to Exhibit 10.20.1 to the Annual Report of ConocoPhillips on Form 10-K for the year ended December 31, 2021; File No. 001-32395. Under the CICSP, if within two years after a “change in control” of ConocoPhillips, a participant is terminated by ConocoPhillips other than for cause or by the participant for good reason (as such terms are defined in the plan), upon executing a general release of liability, the participant will be entitled to:
•
A lump-sum cash payment equal to two or three times the sum of the employee’s base salary and the higher of current target VCIP compensation or the previous two years’ average VCIP compensation.

•
For executives actively participating in the CPRP and KESRP, a lump-sum cash payment equal to the present value of the increase in pension benefits that would result from crediting an additional two or three years to the employee’s number of years of age and service under the applicable defined benefit pension formula under the plans.

•
A lump-sum cash payment equal to ConocoPhillips’ cost of certain welfare benefits for an additional two or three years.

•
Continued eligibility for a pro rata portion of the annual VCIP compensation for the year of termination.

Excise tax gross-up benefits are not available under the CICSP.
Upon a change in control, awards that an acquirer assumes or substitutes will be subject to accelerated vesting only following both the change in control and a qualifying termination of employment. A qualifying termination of employment includes involuntary termination not-for-cause or voluntary termination for good reason. Participants will continue to be able to exercise stock options for their remaining terms (up to 10 years from the date of grant).
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After a change in control, the CICSP may not be amended or terminated if such amendment would be adverse to the interests of any eligible employee, without the employee’s written consent. Amounts payable under the plan will be offset by any payments or benefits that are payable to the severed employee under any other plan, policy or program of ConocoPhillips relating to severance, and amounts may also be reduced in the event of willful and bad faith conduct demonstrably injurious to ConocoPhillips, monetarily or otherwise, or if required by law to be “clawed back,” such as may be the case in certain circumstances under the ConocoPhillips Clawback Policy.
Quantification of Severance Payments
After separating from service, each of our NEOs is expected to receive amounts earned during their period of employment unless they voluntarily resign prior to becoming retirement-eligible or are terminated for cause. The following tables reflect the amount of incremental compensation payable in excess of the items listed above to each of our NEOs in the event of involuntary not-for-cause termination, termination following a change in control (“CIC”) (either involuntarily without cause or for good reason), death or disability. The amounts shown below assume that such termination was effective as of December 31, 2025, and thus include amounts earned through such time, and are estimates of the amounts that would be paid out to the executives upon their termination. Amounts related to health and welfare benefits are based on current ConocoPhillips benefit programs. The actual amounts to be paid out can only be determined at the time of an executive’s separation from ConocoPhillips. In the event of a for-cause termination, the HRCC can suspend the right to exercise, refuse to honor the exercise of awards already requested, or cancel awards granted if an NEO engages in any activity determined to be detrimental to ConocoPhillips. In addition, the NEO’s incentive compensation is subject to the ConocoPhillips Clawback Policy (see page 90 for more information).
Executive Benefits and Payments Upon Termination	Involuntary Not-for-Cause Termination (Not CIC)	Involuntary Not-for-Cause or Good Reason Termination (CIC)	Death	Disability
R.M. Lance*
Base Salary	$3,600,000	$5,400,000	$—	$—
Short-term Incentive	6,120,000	10,928,239	—	—
Variable Cash Incentive Program	—	—	—	—
PSP January 2023 – December 2025 (performance period)	—	796,077	—	—
PSP January 2024 – December 2026 (performance period)	—	3,014,110	—	—
PSP January 2025 – December 2027 (performance period)	—	6,882,332	—	—
ERSUP	—	—	—	—
Incremental Retirement	—	—	—	—
Post-employment Health and Welfare	116,599	174,899	—	—
Life Insurance	—	—	3,600,000	—
	$9,836,599	$27,195,657	$3,600,000	$—
Executive Benefits and Payments Upon Termination	Involuntary Not-for-Cause Termination (Not CIC)	Involuntary Not-for-Cause or Good Reason Termination (CIC)	Death	Disability
A.M. O’Brien*
Base Salary	$1,867,728	$2,801,592	$—	$—
Short-term Incentive	1,867,728	2,801,592	—	—
Variable Cash Incentive Program	796,335	796,335	796,335	796,335
PSP January 2023 – December 2025 (performance period)	1,270,662	1,396,345	1,270,662	1,270,662
PSP January 2024 – December 2026 (performance period)	1,147,164	1,720,745	1,147,164	1,147,164
PSP January 2025 – December 2027 (performance period)	864,702	2,594,107	864,702	864,702
ERSUP	1,795,048	1,859,459	1,795,048	1,795,048
Incremental Retirement	302,601	447,645	—	—
Post-employment Health and Welfare	79,834	119,751	—	—
Life Insurance	—	—	1,867,800	—
	$9,991,802	$14,537,571	$7,741,711	$5,873,911

*
See footnotes on page 108.

106   ConocoPhillips

Executive Compensation Tables
Executive Benefits and Payments Upon Termination	Involuntary Not-for-Cause Termination (Not CIC)	Involuntary Not-for-Cause or Good Reason Termination (CIC)	Death	Disability
N.G. Olds*
Base Salary	$2,010,096	$3,015,144	$—	$—
Short-term Incentive	2,010,096	3,270,941	—	—
Variable Cash Incentive Program	—	—	—	—
PSP January 2023 – December 2025 (performance period)	—	195,407	—	—
PSP January 2024 – December 2026 (performance period)	—	717,230	—	—
PSP January 2025 – December 2027 (performance period)	—	1,870,894	—	—
ERSUP	—	—	—	—
Incremental Retirement	945,539	1,009,122	—	—
Post-employment Health and Welfare	65,065	97,597	—	—
Life Insurance	—	—	2,010,100	—
	$5,030,796	$10,176,335	$2,010,100	$—
Executive Benefits and Payments Upon Termination	Involuntary Not-for-Cause Termination (Not CIC)	Involuntary Not-for-Cause or Good Reason Termination (CIC)	Death	Disability
K.B. Rose*
Base Salary	$1,903,968	$2,855,952	$—	$—
Short-term Incentive	1,808,770	3,382,803	—	—
Variable Cash Incentive Program	—	—	—	—
PSP January 2023 – December 2025 (performance period)	—	179,640	—	—
PSP January 2024 – December 2026 (performance period)	—	771,880	—	—
PSP January 2025 – December 2027 (performance period)	—	1,677,863	—	—
ERSUP	—	—	—	—
Incremental Retirement	311,843	455,443	—	—
Post-employment Health and Welfare	97,702	146,553	—	—
Life Insurance	—	—	1,904,000	—
	$4,122,283	$9,470,134	$1,904,000	$—
Executive Benefits and Payments Upon Termination	Involuntary Not-for-Cause Termination (Not CIC)	Involuntary Not-for-Cause or Good Reason Termination (CIC)	Death	Disability
K.L. Johnson*
Base Salary	$1,867,728	$2,801,592	$—	$—
Short-term Incentive	1,867,728	2,801,592	—	—
Variable Cash Incentive Program	796,335	796,335	796,335	796,335
PSP January 2023 – December 2025 (performance period)	1,276,466	1,402,738	1,276,466	1,276,466
PSP January 2024 – December 2026 (performance period)	1,147,164	1,720,745	1,147,164	1,147,164
PSP January 2025 – December 2027 (performance period)	864,702	2,594,107	864,702	864,702
ERSUP	1,803,816	1,868,227	1,803,816	1,803,816
Incremental Retirement	301,532	446,045	—	—
Post-employment Health and Welfare	79,834	119,751	—	—
Life Insurance	—	—	1,867,800	—
	$10,005,305	$14,551,132	$7,756,283	$5,888,483

*
See footnotes on page 108.

2026 Proxy Statement   107

Executive Compensation Tables
As discussed in the narrative preceding the tables above, the amounts shown indicate the difference in compensation arising from the stated type of termination in comparison to a voluntary resignation. An NEO who voluntarily resigns before reaching the retirement age and service eligibility threshold contained in those equity awards and compensation programs (generally age 55 with five years of service) would not earn awards for ongoing performance periods under the VCIP, the PSP or the ERSUP and would lose prior awards under the PSP and the ERSUP. For an NEO who has reached retirement eligibility under those programs, a voluntary resignation would be deemed a retirement and thus would not typically result in loss of those awards. However, before the awards are delivered as cash or stock, the awards remain at risk, even for an NEO who has reached retirement eligibility. If ConocoPhillips were to invoke the detrimental activity clause, amounts that would normally be paid to a retirement-eligible NEO in connection with a voluntary resignation would instead be forfeited.
Footnotes Applicable to All Termination Tables — Benefits that would be available generally to all or substantially all salaried employees on the U.S. payroll are not included in the amounts shown on the previous page. In preparing the tables, we made the following assumptions:
•
Base Salary — In the event of an involuntary not-for-cause termination not related to a change in control (“regular involuntary termination”), the amount reflects two times base salary. In the event of an involuntary not-for-cause or good reason termination related to a change in control (“CIC termination”), the amount reflects three times base salary.

•
Short-Term Incentives — In the event of a regular involuntary termination, the amount reflects two times the current VCIP target. In the event of a CIC termination, the amount reflects three times the current VCIP target or three times the average of the prior two VCIP payouts, whichever is greater.

•
Variable Cash Incentive Program — In the event of a regular involuntary termination or a CIC termination, the amount reflects the employee’s pro rata current VCIP target. Targets for VCIP are for a full year and are prorated for the NEOs based on time spent in their respective positions.

•
PSP and ERSUP — For the performance periods related to PSP, amounts for the January 2023 — December 2025 period reflect actual payout units that were awarded in February 2026, except in the event of a CIC termination, the amounts reflect the higher of target or actual payout units, as the award cannot be reduced following a change in control. Amounts for other ongoing PSP performance periods are shown at target units, including any adjustments for promotion or demotion made since the target awards were granted. For awards under the ERSUP, amounts reflect actual units granted. For awards under PSP and ERSUP, amounts reflect the closing price of ConocoPhillips common stock on December 31, 2025 as reported on the NYSE ($93.61).

•
Incremental Retirement Values — For all NEOs, the amounts reflect the single sum, discounted to a present value, of the increment due to an additional two years of age and service with associated pension compensation in the event of a regular involuntary termination (three years in the event of a CIC termination), regardless of whether the value is provided directly through a defined benefit plan or through the relevant severance plan.

108   ConocoPhillips

CEO Pay Ratio
ConocoPhillips’ compensation and benefits philosophy and the overall structure of our compensation and benefit programs are designed to reward all employees who contribute to our success. We strive to ensure the compensation of every employee reflects their talents, skills, responsibilities and experience and is competitive within our peer group. Compensation and benefits are benchmarked and set to be market-competitive in the employee’s home payroll country. Under rules adopted pursuant to the Dodd-Frank Act, ConocoPhillips is required to calculate and disclose the total compensation paid to its median employee, as well as the ratio of total compensation paid to the median employee as compared to the total compensation paid to the CEO. The paragraphs that follow describe our methodology and the resulting CEO pay ratio.
The ratio of pay of the CEO compared to that of the median employee was approximately 111 to one in 2025. The annual total compensation of the CEO was $23,469,730. The estimated median of the annual total compensation of all ConocoPhillips employees other than the CEO, as represented by the annual total compensation of a median employee, was $212,063. The compensation of the CEO and the median employee were determined using the same rules we followed in preparing the Summary Compensation Table on page 93, except the compensation of the CEO and median employee were adjusted to include nondiscriminatory health and welfare benefits totaling $19,645 and $17,747, respectively.
ConocoPhillips had approximately 10,008 employees worldwide (including intermittent and temporary employees) as of the determination date (December 31, 2025). To identify the “median employee,” we excluded all employees from six countries, representing in total approximately 3.9% or 395 employees worldwide. After excluding such employees and the CEO, we determined the pay ratio using the remaining approximately 9,612 employees. The chart below shows the countries from which employees were excluded and the approximate number of employees from each such country.
Payroll Country Excluded	Number of Employees Excluded
Australia	268
China	64
Singapore	30
Qatar	22
Libya	9
Japan	2
For the remaining employees, we used a consistently applied compensation measure that management believes reasonably reflects the annual compensation of employees and includes elements of compensation distributed widely among employees. Those elements were base salary, overtime, annual incentive compensation (VCIP), and equity awards. We used data as of December 31, 2025, to identify ConocoPhillips employees. Data not denominated in U.S. dollars was converted to U.S. dollars using an average monthly conversion rate for each denomination during 2025. Data came from ConocoPhillips’ payroll records. We did not make any adjustments to the data to account for differences in cost of living in any of the countries in which we have employees. The consistently applied compensation measure was annualized for employees, other than temporary and seasonal employees, who were not employed by us for the entire 12-month period. We ranked employees from highest to lowest using this data and identified the median employee from that ranking.
The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
2026 Proxy Statement   109

Pay Versus Performance
Under rules adopted pursuant to the Dodd-Frank Act, ConocoPhillips is required to calculate and disclose in a tabular format the “Compensation Actually Paid” (“CAP”) to the CEO and average CAP to all other NEOs. The rules also require ConocoPhillips to disclose in the table the most important other financial performance measure that is measured over the most recently completed single fiscal year and that is used by the company to link company performance and compensation (as reflected in CAP) to the NEOs for that year. We have determined that one-year absolute Adjusted ROCE used for purposes of evaluating the VCIP payout (see “Financial (VCIP and PSP)” beginning on page 78) is such measure for 2025. Compensation decisions at ConocoPhillips are made in accordance with the philosophy and process described in the Compensation Discussion and Analysis beginning on page 63 of this Proxy Statement. CAP is a supplemental measure defined by rules adopted pursuant to the Dodd-Frank Act and does not necessarily reflect the value actually realized by our executives. CAP does not replace the performance measures or philosophy and strategy of compensation-setting discussed in the Compensation Discussion and Analysis (see pages 63-91).
Year	SCT Total(1) for CEO(2)	Compensation Actually Paid(3) to CEO(2)	Average SCT Total(1) for Non- CEO NEOs(4)	Average Compensation Actually Paid(3) to Non-CEO NEOs(4)	Value of initial fixed $100 investment based on:		Net Income / (Loss) (Millions of Dollars)	CSM: 1-Year Absolute Adjusted ROCE(7)
					Company TSR(5)	Peer Group TSR(6)
2025	$23,450,085	$22,778,058	$6,994,230	$5,595,170	$279.04	$285.59	$7,988	10.0%
2024	23,116,284	12,303,427	7,806,425	5,028,663	285.61	260.85	9,245	14.9
2023	20,770,673	35,636,692	6,971,974	9,288,633	325.04	250.57	10,957	19.2
2022	19,972,339	74,688,355	6,133,798	14,617,414	317.26	273.91	18,680	30.8
2021	23,886,640	59,903,247	7,379,438	12,790,641	185.98	159.24	8,079	16.3

(1)
See “Executive Compensation Tables” beginning on page 93 for additional details of amounts included in Summary Compensation Table (SCT) total compensation.

(2)
The CEO for each of the reported years is Mr. Lance.

(3)
For 2025, Compensation Actually Paid (CAP) for the CEO and average CAP for the non-CEO NEOs is determined by making the following adjustments to total compensation shown in the SCT.

SCT Total to CAP Reconciliation	CEO	Avg. of Non-CEO NEOs
SCT Total	$23,450,085	$6,994,230
Minus the increase in actuarial present value of pensions shown under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the SCT	—	(503,169)
Plus the “service cost” of such pensions(a)	400,573	119,771
Plus the “prior service cost” of such pensions(b)	—	—
Minus the grant date fair value of awards shown under the “Stock Awards” column of the SCT(c)	(16,543,434)	(4,133,308)
Minus the grant date fair value of awards shown under the “Option Awards” column of the SCT(c)	—	—
Plus the year-end fair value of equity awards granted during the year and unvested at year-end(c)(d)	16,631,345	3,725,857
Plus the vesting date fair value of equity awards granted and vesting during the year(c)(e)	198,088	28,734
Plus or minus the change in fair value from prior year-end to current year-end of outstanding equity awards granted in a prior year and unvested at year-end(c)(f)	(1,919,134)	(242,045)
Plus or minus the change in fair value from prior year-end to the vesting date of equity awards granted in a prior year and vesting during the year(c)(g)	416,949	80,296
Minus the prior year-end fair value of equity awards forfeited during the year(c)(h)	(806,978)	(502,256)
Plus dividends or other earnings paid during the year and prior to the vesting date of any equity awards and not otherwise included in the SCT total	950,564	27,060
Equals CAP	$22,778,058	$5,595,170

(a)
The “service cost” is the actuarial present value of defined benefit pensions that is attributable to services rendered during the year. See “Pension Benefits” starting on page 100 for a description of the formulas for the pension earned each year.

(b)
The “prior service cost” is the total additional cost of defined benefit pension benefits for prior years that is attributed to amendments during the year. No such amendments were adopted effective in any of the years shown in the Pay Versus Performance table.

110   ConocoPhillips

Pay Versus Performance
(c)
Amounts shown are based on the fair value of awards as determined in accordance with FASB ASC Topic 718. See the “Employee Benefit Plans” section of Note 14 in the Notes to Consolidated Financial Statements in ConocoPhillips’ 2025 Annual Report on Form 10-K for a discussion of the relevant assumptions used in this determination. Amounts in the CAP Reconciliation Table (other than totals shown in the first and last rows) are actual amounts rounded to the nearest dollar, and the total CAP is the sum of the amounts shown. In the following footnotes fair values are rounded to the nearest penny.

(d)
Includes the year-end fair value (or average year-end fair value as applicable) of PSP and ERSUP award units granted during the year and unvested at year-end including award units related to dividend equivalents on outstanding unvested awards reinvested in 2025, each with a fair value of $94.00 as of December 31, 2025. The 2025 PSP awards and related reinvested dividend equivalents are shown at target for the year of grant because that is the probable payout as of the end of that year. The dividend equivalents granted in 2025 for 2023 PSP awards vesting and settling in 2026 are adjusted for actual below-target performance because that is the probable payout based on performance through the end of the performance period (ended December 31, 2025) even though the HRCC retained the discretion to adjust the payout until the time of settlement in February of 2026.

(e)
Includes the vesting date fair value (or average vesting date fair value as applicable) of equity awards granted and vested during the year including ERSUP award units granted in 2025 for which restrictions were lapsed on November 14, 2025, to satisfy required tax withholding, with a fair value of $90.25 per share as of the vesting date.

(f)
Includes the incremental reduction in fair value (or average incremental reduction in fair value as applicable) of unvested awards as of December 31, 2025, which were granted in previous years, including, as applicable, restricted shares for LTIP VIII — PSP I initial payout, for which restrictions lapse following retirement; restricted stock units related to grants for PSP I final payout — PSP VI, for which restrictions lapse following separation from service; restricted stock units for PSP VIII and PSP VIII Tail for which Mr. Lance elected to defer lapsing of restrictions until separation from service; restricted stock units related to ERSUP awards granted in 2023 and 2024, for which restrictions lapse three years from the grant date; PSP award units related to the grant in 2023 based on projected performance (not including forfeited units) and PSP award units related to the grant in 2024 based on initial target. For these awards, the negative change in fair value equals the aggregate number of shares multiplied by minus $4.20, which is $94.00 (the fair value of the company’s common stock as of December 31, 2025) less $98.20 (the fair value of the company’s common stock as of December 31, 2024).

(g)
Includes the incremental increase in fair value (or average incremental increase in fair value as applicable) of awards vesting in 2025, including PSP award units related to the grant in 2022 that settled in cash based on performance as approved by the HRCC at its February 2025 meeting and restricted stock units related to ERSUP awards granted in 2022 that vested and settled in stock on February 11, 2025 and February 8, 2025, respectively. For these ERSUP awards, the positive change in fair value equals the aggregate number of shares multiplied by $1.16, which is $99.36 (the fair value of the company’s common stock as of the last trading day preceding the February 8, 2025 vesting date) less $98.20 (the fair value of the company’s common stock as of December 31, 2024). For these PSP awards, the positive change in fair value equals the aggregate number of shares multiplied by $2.70, which is $100.90 (the fair value of the company’s common stock as of the February 11, 2025, vesting date) less $98.20 (the fair value of the company’s common stock as of December 31, 2024).

(h)
Includes the projected incremental reduction in fair value (or average incremental reduction in fair value as applicable) of unvested PSP award units related to the 2023 PSP grant as adjusted for actual performance below target through December 31, 2025. The incremental reduction in fair value as of December 31, 2025, equals minus $98.20 per share (the fair value as of December 31, 2024) because the award included target shares at the end of the prior year. The 2023 PSP awards vesting and settling in 2026 are adjusted for actual performance because that is the probable payout based on performance through the end of the performance period (ended December 31, 2025) even though the HRCC retained the discretion to adjust the payout until the time of settlement in February of 2026. The average of Non-CEO NEOs includes adjustments related to rounding the final payout of the 2022 PSP award that vested February 11, 2025 and reductions related to the 2023 and 2024 PSP grants as adjusted for awards that were forfeited due to prorated retirement vesting, with a fair value of minus $98.20 per share (the fair value as of December 31, 2024) because the award included target shares at the end of the prior year.

(4)
The NEOs included for the 2025 Average SCT Total for Non-CEO NEOs and the Average CAP for Non-CEO NEOs are: A.M. O’Brien, W.L. Bullock, Jr. (retired effective August 31, 2025), N.G. Olds, K.B. Rose and K.L. Johnson. The NEOs included for the 2024 Average SCT Total for Non-CEO NEOs and the Average CAP for Non-CEO NEOs are: W.L. Bullock, Jr., N.G. Olds, K.B. Rose and A.M. O’Brien. The NEOs included for the 2023 Average SCT Total for Non-CEO NEOs and the Average CAP for Non-CEO NEOs are: W.L. Bullock, Jr., D.E. Macklon (retired effective May 1, 2024), N.G. Olds and K.B. Rose. The NEOs included for the 2022 Average SCT Total for Non-CEO NEOs and the Average CAP for Non-CEO NEOs are: W.L. Bullock, Jr., T.A. Leach, D.E. Macklon, N.G. Olds and K.B. Rose. The NEOs included for the 2021 Average SCT Total for Non-CEO NEOs and the Average CAP for Non-CEO NEOs are: W.L. Bullock, Jr., T.A. Leach, D.E. Macklon, M.J. Fox (retired effective July 1, 2021) and K.B. Rose.

(5)
Company TSR shown for 2021 is the value as of December 31, 2021, of a hypothetical investment of $100 in ConocoPhillips stock on December 31, 2020, with all dividends reinvested. The amount shown for 2022 is the cumulative value of that hypothetical investment (with all dividends reinvested) as of December 30, 2022 (the last trading day in 2022). The amount shown for 2023 is the cumulative value of that hypothetical investment (with all dividends reinvested) as of December 29, 2023 (the last trading day in 2023). The amount shown for 2024 is the cumulative value of that hypothetical investment (with all dividends reinvested) as of December 31, 2024. The amount shown for 2025 is the cumulative value of that hypothetical investment (with all dividends reinvested) as of December 31, 2025.

(6)
Peer Group TSR shown for 2021 is the value as of December 31, 2021 of a hypothetical investment of $100 in the stock of our performance peer group on December 31, 2020, with all dividends reinvested. The amount shown for 2022 is the cumulative value of that hypothetical investment (with all dividends reinvested) as of December 30, 2022 (the last trading day in 2022). The amount shown for 2023 is the cumulative value of that hypothetical investment (with all dividends reinvested) as of December 29, 2023 (the last trading day in 2023). The amount shown for 2024 is the cumulative value of that hypothetical investment (with all dividends reinvested) as of December 31, 2024. The amount shown for 2025 is the cumulative value of that hypothetical investment (with all dividends reinvested) as of December 31, 2025. For this purpose and for all years shown in the table, our performance peer group consists of APA Corporation, Chevron, Devon Energy, Diamondback Energy, EOG Resources, ExxonMobil and Occidental Petroleum (see “Measuring Performance — Performance Peer Group” on page 81 for a description of how we select our performance peer group), and Peer Group TSR is weighted according to each peer’s stock market capitalization at the beginning of each annual period. While TSR for our peer group includes the S&P 500 Total Return Index for purposes of certain compensation decisions as discussed in “Measuring Performance — Performance Peer Group” on page 81, in accordance with SEC regulations the S&P 500 Total Return Index is not included in Peer Group TSR as shown in the table above. In 2023, we updated our performance peer group, removing Marathon Oil Corporation and adding Pioneer Natural Resources, to better align with our business and market capitalization. In May of 2024, ExxonMobil acquired Pioneer Natural Resources, and after the acquisition we retained only the combined company in our performance peer group. In November of 2024, we acquired Marathon Oil, eliminating our ability to separately measure the performance of the performance peer group that existed prior to our substitution of Pioneer Natural Resources for Marathon Oil Corporation. In July of 2025, Chevron acquired Hess, and after the acquisition we retained only the combined company in our performance peer group.

(7)
Absolute Adjusted ROCE is measured over a one-year period as described in “Process for Determining Executive Compensation — Financial (VCIP and PSP)” and “Components of Executive Compensation — Performance-Based Pay Programs” on pages 78 and 72. See page 79 for how Adjusted ROCE is calculated. See Appendix A for non-GAAP reconciliations.

2026 Proxy Statement   111

Pay Versus Performance
Linking Pay and Performance
The items below represent the most important performance measures ConocoPhillips used to link company performance to compensation, as reflected in CAP, to the NEOs for the 2025 fiscal year.
Tabular List of Performance Measures
• Absolute Adjusted ROCE • Capital • Operating and Overhead Costs	• Production • HSE • Strategic and Operational Milestones
Relationship between Compensation Actually Paid and TSR, Net Income, and Absolute Adjusted ROCE
The graphs below show the relationship between CAP and TSR, Net Income, and 1-Year absolute Adjusted ROCE.
Compensation Actually Paid vs. Company and Peer TSR
For purposes of this chart, company TSR and peer TSR are calculated as described in footnotes (5) and (6) on page 111.
Compensation Actually Paid vs. Net Income
112   ConocoPhillips

Pay Versus Performance
Compensation Actually Paid Vs. 1-Year Absolute Adjusted ROCE
Note: As discussed under “Components of Executive Compensation — Performance-Based Pay Programs” on page 72, the HRCC evaluates performance for purposes of PSP payouts using relative TSR and relative/absolute Adjusted ROCE measured over a three-year performance period because a multiyear performance period helps to focus management on longer-term results. Performance-based equity grants under the PSP are the largest individual component of target compensation for the NEOs (see “Majority of Executive Compensation is Performance Based” on page 71). One-year absolute Adjusted ROCE is used for purposes of evaluating VCIP payouts for 2025 (see “Process for Determining Executive Compensation — Financial (VCIP and PSP)” on page 78) and was selected for comparison because it complies with SEC guidance indicating that multiyear performance measures and measures that cross fiscal years should not be used in the Tabular List of Performance Measures or as the company-selected measure in the Pay Versus Performance Table.
For purposes of this chart, absolute Adjusted ROCE is calculated as described in footnote (7) on page 111.
See page 79 for how Adjusted ROCE is calculated. See Appendix A for non-GAAP reconciliations.
2026 Proxy Statement   113

Stock Ownership
Holdings of Major Stockholders
The following table sets forth information regarding persons whom we know to be the beneficial owners of more than 5% of our issued and outstanding common stock:
	Common Stock
Name and Address	Number of Shares(4)	Percent of Class(5)
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	109,815,887	9.0%
BlackRock Inc.(2) 50 Hudson Yards New York, NY 10001	85,107,015	7.0%
State Street Corporation(3) State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114-2016	71,554,551	5.9%

(1)
Based on Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group.

(2)
Based on a Schedule 13G/A filed with the SEC on July 16, 2025, by BlackRock Inc., on behalf of itself, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, BlackRock Investment Management, LLC, BlackRock Japan Co., Ltd., BlackRock Life Limited, and iShares (DE) I Investmentaktiengesellschaft mit Teilgesellsc.

(3)
Based on a Schedule 13G/A filed with the SEC on January 25, 2024, by State Street Corporation, on behalf of itself, State Street Corporation, SSGA Funds Management, Inc., State Street Global Advisors Europe Limited, State Street Global Advisors Limited, State Street Global Advisors Trust Company, State Street Global Advisors, Australia, Limited, State Street Global Advisors (Japan) Co., Ltd., State Street Global Advisors Asia Limited, State Street Global Advisors, Ltd., State Street Global Advisors Singapore Limited.

(4)
The number of shares is based solely on and as of the date of such stockholders’ Schedule 13G filings with the SEC as indicated in footnotes (1) – (3) above.

(5)
The percentages are based on 1,220,807,773 shares of our common stock issued and outstanding as of February 16, 2026.

Delinquent Section 16(a) Reports
We are not aware of any late or delinquent filings under Section 16(a) of the Securities Exchange Act of 1934, except for an inadvertent omission from Form 3 of 300 shares of common stock held by non-employee director Nelda J. Connors that was corrected through an amended Form 3 filed on January 16, 2026.
114   ConocoPhillips

Stock Ownership
Securities Ownership of Officers and Directors
The following table sets forth the number of shares of our common stock beneficially owned at the end of trading on February 16, 2026, unless otherwise noted, by each ConocoPhillips director, each NEO, and all of our current directors and executive officers as a group. Together these individuals beneficially own less than 1% of our common stock. The table also includes information about stock options, restricted stock, and restricted and deferred stock units credited to the accounts of our directors and executive officers under various compensation and benefit plans. For purposes of this table, shares are considered to be “beneficially” owned if the person, directly or indirectly, has sole or shared voting or investment power with respect to such shares, or has the right to acquire such shares, within 60 days of February 16, 2026.
	Number of Shares or Units
Name	Total Common Stock Beneficially Owned	Options Exerciseable Within 60 Days(1)	Restricted/Deferred Stock Units(2)
D.V. Arriola	—	—	9,216
N.J. Connors	300	—	6,941
G. Huey Evans	—	—	53,458
J.A. Joerres	—	—	26,767
T.A. Leach	441,218	—	17,968
K.A. McGinty	—	—	3,448
W.H. McRaven	5,823	—	25,585
S. Mulligan	1,974	—	26,254
A.N. Murti	21,500	—	58,945
R.A. Niblock	—	—	97,788
D.T. Seaton	2,500	—	17,168
R.A. Walker	44,900(3)	—	17,168
R.M. Lance	491,548(4)	506,800	298,053
A.M. O’Brien	15,771	—	—
W.L. Bullock, Jr. (retired)(5)	60,592	152,200	51,847
N.G. Olds	28,263	12,150	24,904
K.B. Rose	41,484	—	22,300
K.L. Johnson	17,015	—	—
Director Nominees and Executive Officers as a Group (20 Persons)(6)	1,150,490	553,450	714,709

(1)
Includes beneficial ownership of shares of common stock that may be acquired within 60 days of February 16, 2026, through stock options awarded under compensation plans. See footnote (5) below for a different effective date for Mr. Bullock.

(2)
Includes vested restricted stock units and deferred restricted stock for which delivery of the underlying shares would occur more than 60 days after February 16, 2026 subject to a qualifying retirement occurring on or after that date and subject to earlier settlement following death. Does not include target performance share units that are subject to performance adjustment and vesting more than 60 days after February 16, 2026. Does not include ERSUP units that are not vested under retirement or other criteria as of February 16, 2026, and for which, if vested thereafter, settlement (except in the case of death) would occur more than 60 days after February 16, 2026. See footnote (5) below for a different effective date for Mr. Bullock.

(3)
Includes 6,900 shares held by a limited liability partnership (LLP) of which the reporting person exercises investment control. The partnership interests in the LLP are held by the reporting person and family trusts of which the reporting person is a trustee.

(4)
Includes 432,221 shares of common stock owned by the Lance Family Trust.

(5)
Reflects ownership information as of May 31, 2025, which is the date Mr. Bullock ceased to be an executive officer of ConocoPhillips. Total common stock beneficially owned includes 266 shares held in the William L. Bullock Family Trust, for which Mr. Bullock holds a Power of Attorney and is among the beneficiaries of the trust. Mr. Bullock disclaims beneficial ownership in the foregoing shares to the extent he does not have a pecuniary interest in such shares. Also includes 41,254 shares held in the Sharon D. Bullock Family Trust. Mr. Bullock disclaims beneficial ownership of the securities held by the trust.

(6)
Excludes shares owned by Mr. Bullock, who was no longer an executive officer of the company on February 16, 2026.

2026 Proxy Statement   115

Equity Compensation Plan Information
The following table sets forth information about ConocoPhillips’ common stock that may be issued under all existing equity compensation plans as of December 31, 2025:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders(1)	8,169,762(3)	$48.17(4)	33,075,977(5)
Equity compensation plans not approved by security holders	—	—	—
Total	8,169,762	$48.17	33,075,977

(1)
Includes awards issued from the 2023 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, which was approved by stockholders on May 16, 2023, including subplans for awards for certain non-U.S. locations; the 2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, which was approved by stockholders on May 13, 2014; the 2011 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, which was approved by stockholders on May 11, 2011; the 2009 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, which was approved by stockholders on May 13, 2009; and the 2004 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, which was approved by stockholders on May 5, 2004. After approval of the 2023 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, no additional awards may be granted under the 2014, 2011, 2009 or 2004 Omnibus Stock and Performance Incentive Plans of ConocoPhillips.

(2)
Excludes 239,426 outstanding awards that may be settled in ConocoPhillips common stock and that were issued under plans assumed in mergers and acquisitions. None of the assumed outstanding awards are stock options. No additional awards may be granted under the assumed plans.

(3)
Does not include awards that are settled in cash only, such as certain performance share unit awards settled in cash. Includes 964,725 shares subject to nonqualified stock options and 7,205,037 shares subject to RSUs, including deferred awards and reinvested dividend equivalents, as applicable.

(4)
Reflects the weighted average exercise price of outstanding nonqualified stock options and does not include awards, such as stock-settled RSUs, for which no exercise price is payable.

(5)
The securities remaining available for future issuance under the 2023 Omnibus Stock and Performance Incentive Plan may be issued in the form of stock options, stock appreciation rights, stock awards (including awards and rights under subplans for certain non-U.S. locations), stock units and stock settled performance shares. Securities remaining available for future issuance take into account the maximum shares available under the 2023 Omnibus Stock and Performance Incentive Plan as approved by shareholders; less outstanding equity awards made under the plan since the date the Board adopted the plan; plus awards under the plan and its predecessor plans that became available due to forfeiture, cancelation or cash settlement after the date of Board adoption, up to the shareholder approved maximum.

116   ConocoPhillips

Stockholder Proposals
We expect Item 4 to be presented by a stockholder at the Annual Meeting. Following SEC rules, other than minor formatting changes, we are reprinting the stockholder proposal and supporting statement, including any graphics, as it was submitted to us. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the proponent; we take no responsibility for them. Upon oral or written request to the Corporate Secretary at the address listed under How to Reach Our Corporate Secretary on page 122, we will provide the address and shareholdings (to our company’s knowledge) of the proponent of any stockholder proposal presented at the Annual Meeting.
2026 Proxy Statement   117

Item 4: Stockholder Proposal —  Independent Board Chairman
National Legal and Policy Center (NLPC), located at 107 Park Washington Court, Falls Church, Virginia 22046, has notified ConocoPhillips that they intend to present the following proposal at the Annual Meeting. NLPC has indicated that it holds the requisite number of shares of ConocoPhillips common stock in accordance with Rule 14a-8 requirements.
What am I Voting On?
Stockholders are being asked to vote on the following resolution: Request for Board of Directors to Adopt Policy for an Independent Chair
RESOLVED:
Shareholders request the Board of Directors (“Board”) of ConocoPhillips Company (“ConocoPhillips” or “Company”) adopt as policy, and amend the governing documents as necessary, to require hereafter that that two separate people hold the office of Chairman of the Board (“Chair”) and the office of the Chief Executive Officer (“CEO”) as follows:
Selection of the Chair: The Board requires the separation of the offices of the Chair and the CEO.
Whenever possible, the Chair shall be an Independent Director.
The Board may select a temporary Chair who is not an Independent Director to serve while the Board seeks an Independent Chair.
The Chair should not be a former CEO of the company.
Selection of the Chair shall be consistent with applicable law and existing contracts.
SUPPORTING STATEMENT:
The CEO of ConocoPhillips is also Board Chair. These roles — each with separate, different responsibilities that are critical to the health of a successful corporation — are greatly diminished when held by a singular company official, weakening its governance structure.
Expert perspectives substantiate our position:
•
According to the 2024 Spencer Stuart Board Index survey, 60 percent of S&P 500 companies had separate CEOs and Board Chairs as of 2024, up from 47 percent in 2014. Meanwhile, 39% of companies had an independent chair as of 2024, up from 28% in 2014.1

•
Proxy adviser Institutional Shareholder Services contends that “the chair of the board should ideally be an independent director,” and generally encourages investors to vote for “shareholder proposals requiring that the board chair position be filled by an independent director.”2

•
Proxy adviser Glass Lewis wrote in 2024, “it can become difficult for a board to fulfill its role of overseer and policy setter when a CEO/chair controls the agenda and the boardroom discussion. Such control can allow a CEO to have an entrenched position, leading to longer-than-optimal terms, fewer checks on management, less scrutiny of the business operation, and limitations on independent, shareholder-focused goal-setting by the board.”3

•
According to the CFA Institute Research and Policy Center, “Combining [Chair and CEO] positions may give undue influence to executive board members and impair the ability and willingness of board members to exercise their independent judgment … Many jurisdictions consider the separation of the chair and CEO positions a best practice because it ensures that the board agenda is set by an independent voice uninfluenced by the CEO.”4

1
https://www.spencerstuart.com/-/media/2024/09/ssbi2024/2024_us_spencer_stuart_board_index.pdf

2
https://www.issgovernance.com/file/policy/active/americas/US-Voting-Guidelines.pdf

3
https://resources.glasslewis.com/hubfs/2024%20Guidelines/2024%20US%20Benchmark%20Policy%20Guidelines.pdf

4
https://rpc.cfainstitute.org/-/media/documents/article/position-paper/corporate-governance-of-listed-companies-3rd-edition.pdf

118   ConocoPhillips

Item 4: Stockholder Proposal — Independent Board Chairman
•
Search firm Calibre One argues that “governance best practices increasingly recommend separating the roles of CEO from the Chair of the Board, especially in times of leadership transition or strategic inflection … When one executive holds both titles, it can lead to ambiguity in oversight responsibilities. By contrast, separating the roles introduces a clearer distinction.”5

5
https://www.calibreone.com/a-thoughtful-look-at-ceo-chair-separation-what-boards-should-consider-in-2025/

What Vote is Required to Approve this Proposal?
Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.
Our Board’s Statement in Opposition
What Does the Board Recommend?
The Board recommends you vote AGAINST this proposal for the following reasons:
The Board has carefully reviewed our leadership structure, as well as feedback from our stockholders on a similar and unsuccessful proposal in 2023, and determined that a fixed policy requiring a separate and independent Chairman as requested by the stockholder proposal is neither necessary nor in the best interest of ConocoPhillips or its stockholders for the following reasons:
Our Board believes that there is no single organizational model that is the best and most effective in all circumstances, and therefore our Board should retain the flexibility to determine the most effective leadership structure for ConocoPhillips based on the needs of the company as part of its regular assessment of ConocoPhillips’ leadership and governance structure.
Under our Corporate Governance Guidelines, rather than prescribing a single organizational model, our Board retains the flexibility to choose its Chairman based on what is in the best interest of ConocoPhillips and our stockholders in light of the everchanging environment in which we operate. The Board routinely assesses its directors’ strengths and capabilities and has a deep understanding of the strategic goals of ConocoPhillips, as well as the opportunities and challenges it faces; therefore, the Board is in the best position to determine the most effective leadership structure for ConocoPhillips. The Chairman and CEO may, but need not be, the same person. However, we recognize the importance of accountability and independent oversight, which is why our Corporate Governance Guidelines also require that, in the event the Board determines that it is in the best interest of ConocoPhillips and its stockholders for the offices of Chairman and CEO to be held by the same person (or in the event the office of Chairman is not held by the CEO, but is nonetheless not independent), an independent lead director must be selected from among the non-employee directors.
Our Corporate Governance Guidelines outline robust roles and responsibilities for our Lead Director.
Under our Corporate Governance Guidelines, our Lead Director has clearly defined and robust responsibilities, which include:
•
Presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the Board, and managing the discussion with the Chairman following such executive sessions.
(A task that enables clear communication of priorities of the Board and the non-employee directors and accountability for escalation and resolution of any concerns.)

•
Serving as liaison between the Chairman and the non-employee directors.
(A task that clearly allocates responsibility for communication and management of oversight by the non-employee directors.)

•
Advising the Chairman of the Board’s informational needs and ensuring appropriate information is provided to the Board.
(A task that ensures ongoing communication between the Chairman and the Board and that the Board is provided sufficient information to perform oversight.)

•
In consultation with the Chairman, approving meeting agendas for the Board.
(A task achieved through ongoing communication between the Lead Director, Chairman, senior management and other employees of ConocoPhillips, beginning a month or more prior to Board meetings and continuing up until the meeting date.)

•
Approving meeting schedules to assure that there is sufficient time for discussion of all agenda items.
(A task that focuses on ensuring communication and deliberation of the items of highest priority.)

•
Having authority to call meetings of the non-employee directors.
(A task that supports independence, accountability and oversight.)

2026 Proxy Statement   119

Item 4: Stockholder Proposal — Independent Board Chairman
•
Approving the retention of consultants that report directly to the Board.
(A task that supports independence, accountability and oversight.)

•
Ensuring that the Board’s self-assessments are conducted annually to promote efficient and effective Board performance and functioning.
(A task that promotes transparency and accountability as well as robust succession planning.)

•
Evaluating the performance of the CEO in consultation with the Chair of the Human Resources and Compensation Committee.
(A task that provides accountability of our Chairman and CEO to the Board and ConocoPhillips’ stockholders.)

•
If requested by stockholders, after consulting with the Chairman and CEO, ensuring that he or she will be available for appropriate engagements with those stockholders.
(A task that provides accountability of our Board to our stockholders.)

While certain tasks and responsibilities are not exclusive to the Lead Director, each of the foregoing tasks and responsibilities are specifically assigned to the Lead Director, thus ensuring ultimate accountability for independent oversight.
Our Board regularly reviews the leadership structure and has determined that continuing with a combined Chairman and CEO, with our independent Lead Director, remains in the best interest of ConocoPhillips and our stockholders.
Ryan Lance, ConocoPhillips’ Chairman and CEO, has extensive industry knowledge and a deep operational understanding of the business, including over 40 years of oil and natural gas industry experience in senior management and technical positions around the globe. The Board believes that Mr. Lance’s proven success in leading ConocoPhillips through business cycles and major transactions, as well as his ability to provide the day-to-day insight into the challenges and opportunities facing ConocoPhillips, make him best positioned to effectively execute the strategy for the business to maximize stockholder value.
To support robust independent oversight of ConocoPhillips’ management, strategy and business, the non-employee directors selected Robert Niblock as the independent Lead Director. Mr. Niblock has extensive public company governance experience and deep institutional knowledge of ConocoPhillips’ business, having served on the Board since 2010, including rotations on each of the committees of the Board. In addition, Mr. Niblock’s service extends beyond those duties delineated in our Corporate Governance Guidelines. Mr. Niblock is an actively engaged director who is in regular communication with Mr. Lance, other directors, and other members of senior management, including on matters brought forth by stockholders. For example, under Mr. Niblock’s leadership, ConocoPhillips put forth a recommendation to eliminate supermajority voting provisions in ConocoPhillips’ governing documents and has recommended proposed amendments to ConocoPhillips’ Charter to provide stockholders with a special meeting right.
Under Mr. Lance’s leadership as Chairman and CEO, and Mr. Niblock’s oversight as Lead Director, ConocoPhillips has effectively delivered on its value proposition of superior returns to stockholders through price cycles, as illustrated by the seven-year annualized total shareholder return chart on the next page, which reflects the period they have been serving together in these roles. In light of the foregoing, the Board does not currently believe that a change to ConocoPhillips leadership structure will improve corporate performance or otherwise be in the best interest of either ConocoPhillips or its stockholders.
Our Board believes that our leadership structure and strong corporate governance practices ensure that our Chairman and CEO is in a position to guide the Board in setting priorities for ConocoPhillips and in addressing the risks and challenges we face, while ensuring robust, effective and independent oversight of management by the Board and our independent Lead Director.
We believe that the current Board leadership structure and corporate governance practices already provide adequate oversight and independent leadership and allow the Board to receive guidance from the combined Chairman and CEO, which helps them better understand ConocoPhillips’ risks and challenges when setting priorities for ConocoPhillips.
•
Our Board is made up of a diverse group of directors with extensive experience who are elected annually by stockholders.

•
Eleven of the13 directors up for election this year are independent.

•
All of the members of our Audit and Finance Committee, Committee on Directors’ Affairs and Human Resources and Compensation Committee are independent.

•
The Board and its committees each meet in executive session on a regular basis without the presence of the CEO or other members of management to discuss matters they deem appropriate.

•
Directors have full access to officers and employees of ConocoPhillips, and any meetings or contacts that a director wishes to initiate with officers or other employees may be initiated directly by such director.

•
The Board and each standing committee have the power to hire independent outside accounting, legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of ConocoPhillips.

120   ConocoPhillips

Item 4: Stockholder Proposal — Independent Board Chairman
Our Committee on Directors’ Affairs routinely assesses the Board’s leadership structure to determine whether it remains in the best interest of ConocoPhillips and our stockholders for the Chairman and CEO role to be combined. See page 35 for more information about our Board leadership structure.
Annualized TSR: 7-Year with Euro Majors (12/31/2018 – 12/31/2025)
The Board believes it is best positioned to review and assess the most effective leadership structure for ConocoPhillips that is in the best interest of ConocoPhillips and our stockholders. For all of the foregoing reasons, the Board believes that a fixed policy requiring a separate and independent Chairman as requested by the stockholder proposal is neither necessary nor in the best interest of ConocoPhillips or its stockholders, and that, based on its current assessment, the leadership structure with Mr. Lance serving as our combined Chairman and CEO and Mr. Niblock serving as our Lead Director is in the best interest of both ConocoPhillips and our stockholders.
AGAINST	For the foregoing reasons, the Board recommends you vote AGAINST this stockholder proposal.
2026 Proxy Statement   121

Submission of Future Stockholder Proposals and Nominations
Rule 14a-8 Stockholder Proposals
Under SEC rules, if you want us to include a proposal in our proxy statement for the 2027 Annual Meeting of Stockholders, our Corporate Secretary must receive the proposal by November 30, 2026. Any such proposal should comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act.
Proxy Access Nominations
Under our proxy access By-Law, a stockholder or a group of up to 20 stockholders, owning at least 3% of our stock continuously for at least three years and complying with the other requirements set forth in the By-Laws, may nominate up to two individuals (or 20% of the Board, if greater) for election as a director at an annual meeting and have those nominees included in our proxy statement. Any proxy access nomination notice for our 2027 proxy statement must be delivered to the Corporate Secretary between October 31, 2026 and November 30, 2026.
Other Proposals/Nominations Under the Advance Notice By-Law
Under our By-Laws and as SEC rules permit, stockholders must follow certain procedures to nominate a person for election as a director (other than proxy access nominations) at an annual or special meeting or to introduce an item of business at an annual meeting.
These procedures require proposing stockholders to submit the proposed nominee or item of business by delivering a notice to the Corporate Secretary. Assuming our 2027 Annual Meeting convenes as currently scheduled, we must receive notices for the 2027 Annual Meeting between January 12, 2027 and February 11, 2027.
In addition to satisfying the foregoing requirements under ConocoPhillips’ By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees for the 2027 Annual Meeting of Stockholders must provide notice pursuant to Rule 14a-19 under the Exchange Act and set forth the information required by Rule 14a-19.
How to Reach Our Corporate Secretary
Any notice or request that you wish to deliver to our Corporate Secretary should be sent to the following address: Corporate Secretary, ConocoPhillips, P.O. Box 4783, Houston, TX 77210-4783.
As required by Article II of our By-Laws, a notice of a proposed nomination must include information about the nominating stockholder(s) and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the stockholder in the business, and certain other information about the stockholder. You can obtain a copy of ConocoPhillips’ By-Laws by writing the Corporate Secretary or on our website under “Investors > Corporate Governance.”
122   ConocoPhillips

Available Information and Q&A About the Annual Meeting and Voting
Available Information
SEC rules require us to provide an annual report to stockholders who receive this Proxy Statement. Additional printed copies of the Annual Report, as well as our Corporate Governance Guidelines, Code of Business Ethics and Conduct, charters for each of our Board committees, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including the financial statements and the financial statement schedules, are available without charge to stockholders upon written request to the ConocoPhillips Shareholder Relations Department, P.O. Box 2197, Houston, Texas 77252-2197 or via our website at www.conocophillips.com. We will furnish the exhibits to our Annual Report upon payment of our copying and mailing expenses.
Attending the Annual Meeting
Will the Annual Meeting be in person?
The 2026 Annual Meeting will be a virtual meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/COP2026. There will not be a physical location for the 2026 Annual Meeting, and you will not be able to attend the 2026 Annual Meeting in person. You will be able to attend the Annual Meeting online and be able to vote your shares electronically at the Annual Meeting (other than shares held through our employee benefit plans, which must be voted prior to the meeting).
Why is the Annual Meeting virtual only?
The Board believes that holding the Annual Meeting in a virtual format supports an efficient use of company resources and allows stockholders to attend with fewer expenses and logistical issues than an in-person meeting.
The Board intends that the virtual meeting format provides a level of transparency as close as possible to the traditional in-person meeting format, and we take the following steps to achieve this:
•
Providing the opportunity for stockholders to submit questions electronically during the meeting by visiting www.virtualshareholdermeeting.com/COP2026.

•
Providing the opportunity for stockholders to submit questions in advance of the meeting by visiting www.conocophillips.com/annualmeeting.

•
Answering questions in accordance with our Meeting Procedures and Rules of Conduct in the time allotted for the meeting without discrimination.

•
Publishing questions submitted in accordance with our Meeting Procedures and Rules of Conduct along with answers after the meeting, including questions that were not addressed during the meeting.

•
Providing several meeting opportunities with stockholders as part of our ongoing stockholder engagement to address matters of governance or other appropriate topics (see “Stockholder Engagement in 2025” on page 66).

2026 Proxy Statement   123

Available Information and Q&A About the Annual Meeting and Voting
Who can attend the Annual Meeting?
You are entitled to attend the Annual Meeting only if you were a ConocoPhillips stockholder at the close of business on March 18, 2026, or you hold a valid proxy. You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/COP2026. You also will be able to vote your shares electronically at the Annual Meeting (other than shares held through our employee benefit plans, which must be voted prior to the meeting).
To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials.
The Annual Meeting webcast will begin promptly at 9:00 a.m., Central Daylight Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:30 a.m., Central Daylight Time, and you should allow ample time for the check-in procedures.
What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.
What is the Annual Meeting website and how can I access it?
All stockholders can visit the Annual Meeting website at www.conocophillips.com/annualmeeting.
On our Annual Meeting website, you can vote your proxy, submit questions in advance of the Annual Meeting, view a live webcast of the Annual Meeting, access copies of our Proxy Statement and Annual Report and other information about ConocoPhillips, and elect to view future proxy statements and annual reports online instead of receiving paper copies in the mail.
Stockholders of Record and Beneficial Stockholders: Know Which One You Are
What is the difference between holding shares as a stockholder of record and as a beneficial stockholder?
If your shares are registered directly in your name with Computershare Trust Company, N.A., our registrar and transfer agent, you are considered a stockholder of record with respect to those shares. If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” or “street name” holder of those shares.
What is a broker non-vote?
Brokers may use their discretion to vote shares held in street name on matters considered “routine” under NYSE rules. Brokers may not vote shares held in street name on nonroutine matters unless they have received voting instructions from the beneficial owners. Shares that are not voted on nonroutine matters are called broker non-votes.
124   ConocoPhillips

Available Information and Q&A About the Annual Meeting and Voting
Who Can Vote and How
Who is entitled to vote?
You may vote if you were the record owner of ConocoPhillips common stock as of the close of business on March 18, 2026. Each share of common stock is entitled to one vote. As of March 18, 2026, we had 1,218,853,041 shares of common stock outstanding and entitled to vote.
How do I vote?
Stockholders of Record: You can vote either using the internet during the meeting or by proxy. If you vote by proxy, you still are entitled (but not required) to attend the meeting virtually. Even if you plan to attend the meeting virtually, we encourage you to vote your shares in advance.
This Proxy Statement, the accompanying proxy card, and our 2025 Annual Report are being made available to stockholders online at www.proxyvote.com.
Vote your shares as follows. In all cases, have your proxy card in hand.
Beneficial Stockholders: If you hold your ConocoPhillips stock in street name, your ability to vote by telephone or over the internet depends on your broker’s voting process. Please follow the directions on your proxy card or voting instruction card carefully. Please provide your voting instructions so your vote can be counted on all matters to be considered at the meeting.
By Mailing Your Proxy Card If you elected to receive a hard copy of your proxy materials, fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.	By Telephone (800) 690-6903 Dial toll-free 24/7	By Internet Using Your Computer Visit 24/7 www.proxyvote.com
How do I vote if I hold my stock through ConocoPhillips’ employee benefit plans?
If you hold your stock through ConocoPhillips’ employee benefit plans, you must do one of the following:
•
Vote online (instructions are in the email sent to you or on the notice and access form);

•
Vote by telephone (instructions are on the notice and access form); or

•
If you received a hard copy of your proxy materials, fill out the enclosed voting instruction card, date and sign it, and return it in the enclosed postage-paid envelope.

You will receive a separate voting instruction card for each employee benefit plan under which you hold stock. Please pay close attention to the deadline for returning your voting instruction card to the plan trustee. Different plans may have different deadlines.
What if I am a stockholder of record and return my proxy but do not vote for some of the matters listed on my proxy card?
If you return a signed proxy card without indicating your vote, your shares will be voted “FOR” each of the director nominees listed on the card, “FOR” the ratification of Ernst & Young LLP as ConocoPhillips’ independent registered public accounting firm, “FOR” the approval of the compensation of our Named Executive Officers, and “AGAINST” the stockholder proposal for an Independent Board Chairman.
2026 Proxy Statement   125

Available Information and Q&A About the Annual Meeting and Voting
Will my shares be voted if I do not provide my proxy and do not participate in the Annual Meeting?
If you are a record owner and do not provide a proxy or vote your shares during the meeting, your shares will not be voted.
If you hold your shares in street name, your broker has the authority to vote your shares for certain routine matters even if you do not provide voting instructions. This year, only the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2026 is considered a routine matter. If you do not give your broker instructions on how to vote your shares on other matters, the broker cannot vote on those proposals, resulting in a broker non-vote.
As more fully described on your proxy card, if you hold your shares through certain ConocoPhillips employee benefit plans and do not vote your shares, your shares (along with all other shares in the plan for which votes are not cast) may be voted pro rata by the trustee in accordance with the votes directed by other participants in the plan.
How are abstentions and broker non-votes counted?
Abstentions and broker non-votes are counted in determining whether a quorum is present. Otherwise, broker non-votes will have no effect on the vote for any proposal. In contrast, abstentions will have the same effect as a vote “AGAINST” a proposal but will have no effect with respect to the election of directors.
Can I change my vote?
You can change your vote at any time before the polls close at the Annual Meeting. You can do this by:
•
Voting again by telephone or over the internet prior to 11:59 p.m. EDT on May 11, 2026;

•
Signing another proxy card with a later date and returning it to us prior to the meeting; or

•
Voting again during the meeting.

Who counts the votes?
We have hired Broadridge Financial Solutions, Inc. to count the votes represented by proxies and cast by ballot. Natalie S. Hairston of American Election Services, LLC has been appointed to act as Inspector of Election.
When will the voting results be announced?
We will announce the preliminary voting results during the Annual Meeting. We will report the final results on our website and in a Current Report on Form 8-K filed with the SEC within four business days following the meeting.
Will my vote be confidential?
All stockholder proxies, ballots and tabulations that identify stockholders will be maintained in confidence. No such document will be available for examination, and the identity and vote of any stockholder will not be disclosed, except as necessary to meet legal requirements and to allow the Inspector of Election to certify the results of the vote. Occasionally, stockholders provide written comments on their proxy card that may be forwarded to management.
Business to Take Place at the Meeting
How many votes must be present to hold the Annual Meeting?
In order for us to hold our meeting, holders of a majority of our outstanding shares of common stock as of March 18, 2026 must be present at the meeting. This is referred to as a quorum. Your shares are counted as present at the Annual Meeting if you participate in the meeting and vote electronically, or if you properly return a proxy by internet, telephone or mail.
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Available Information and Q&A About the Annual Meeting and Voting
What are my voting choices for each of the proposals to be voted on at the 2026 Annual Meeting of Stockholders and how does the Board recommend I vote my shares?
1	Election of 13 Directors
• vote in favor of all nominees; • vote in favor of specific nominees; • vote against all nominees; • vote against specific nominees; For information, see page 14.	• abstain from voting with respect to all nominees; or • abstain from voting with respect to specific nominees.	The Board recommends you vote FOR each nominee standing for election as director.	FOR
2	Ratification of Independent Registered Public Accounting Firm
• vote in favor of the ratification; • vote against the ratification; or • abstain from voting on the ratification. For information, see page 59.	The Audit and Finance Committee recommends you vote FOR the ratification.	FOR
3	Advisory Approval of the Compensation of the Named Executive Officers
• vote in favor of the advisory proposal; • vote against the advisory proposal; or • abstain from voting on the advisory proposal. For information, see page 61.	The Board recommends you vote FOR the advisory approval of executive compensation.	FOR
4	Stockholder Proposal — Independent Board Chairman*
• vote in favor of the proposal; • vote against the proposal; or • abstain from voting on the proposal. For information, see page 118.	The Board recommends you vote AGAINST this proposal.	AGAINST

*
We will provide the share ownership of the primary filer submitting this proposal promptly upon a stockholder’s request.

2026 Proxy Statement   127

Available Information and Q&A About the Annual Meeting and Voting
Which proposals to be voted on at the meeting are considered “routine” and which are “nonroutine”?
The ratification of Ernst & Young LLP as our independent registered public accounting firm for 2026 is the only routine matter to be presented at the Annual Meeting, and the only matter on which brokers may vote on behalf of beneficial owners who have not provided voting instructions.
All other matters to be presented at the Annual Meeting are nonroutine. Brokers will not be allowed to vote on these other proposals without specific voting instructions from beneficial owners.
How many votes are needed to approve each of the proposals?
Each of the director nominees requires the affirmative “FOR” vote of a majority of the votes cast at the Annual Meeting. All other proposals submitted require the affirmative “FOR” vote of a majority of those shares present or represented by proxy at the meeting and entitled to vote on the proposal.
Could other matters be decided at the Annual Meeting?
We are not aware of any other matters to be presented at the meeting. If any matters are properly brought before the Annual Meeting, the individuals named in your signed proxy are authorized to vote in accordance with their best judgment.
Is there a policy about attendance by directors at the Annual Meeting?
Directors are expected to attend the Annual Meeting of Stockholders. All of the individuals who were seeking reelection attended the 2025 annual meeting, with the exception of Kathleen A. McGinty, who was appointed to the Board on July 1, 2025.
Proxies
Who is soliciting my proxy?
The Board of Directors of ConocoPhillips is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders.
How can I revoke my proxy?
You can revoke your proxy by sending written notice of revocation to our Corporate Secretary so that it is received prior to the close of business on May 11, 2026. See “How to Reach Our Corporate Secretary” on page 122.
What is the cost of this proxy solicitation?
Our directors, officers and employees may solicit proxies by mail, by email, by telephone or in person. Those individuals will receive no additional compensation for solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by those entities, and we will, upon request, reimburse reasonable forwarding expenses. We will pay the costs of preparing, printing, assembling and mailing the proxy materials used in the solicitation of proxies. In addition, we have hired Alliance Advisors to assist us in soliciting proxies, which it may do by mail, telephone or in person. We anticipate paying Alliance Advisors a fee of $20,000, plus expenses.
128   ConocoPhillips

Available Information and Q&A About the Annual Meeting and Voting
Ways to Get Our Proxy Statement and Annual Report
How can I access ConocoPhillips’ proxy materials and Annual Report electronically?
This Proxy Statement, the accompanying proxy card and our 2025 Annual Report are available to stockholders online at www.proxyvote.com.
Most stockholders can elect to view future proxy statements and annual reports online instead of receiving paper copies in the mail. If you are a record owner of ConocoPhillips stock, you can choose this option and save us the cost of producing and mailing these documents by following the instructions on your proxy card or those provided when you vote by telephone or over the internet. If you hold your ConocoPhillips stock in street name, please refer to the information provided by your broker for instructions on how to elect to view future proxy statements and annual reports electronically.
If you choose to view future proxy statements and annual reports electronically, you will receive a Notice of Internet Availability next year in the mail containing the applicable internet address. Your choice will remain in effect unless you change it; you do not have to elect internet access each year. If you change your mind and would like to receive paper copies of our proxy statements and annual reports, you can request both by phone at (800) 579-1639, by email at sendmaterial@proxyvote.com, and online at www.proxyvote.com. You will need the 16-digit control number located on your Notice of Internet Availability to request a package. You will also have an opportunity to request future proxy statements and annual reports by mail.
Why did my household receive a single set of proxy materials?
SEC rules permit us to deliver a single copy of an annual report and proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This benefits both you and ConocoPhillips, as it eliminates duplicate mailings and reduces our printing and mailing costs. Each stockholder will continue to receive a separate proxy card or voting instruction card.
If your household received a single set of proxy materials, but you would prefer to receive your own copy, please contact Broadridge Householding Department, by calling their toll-free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions, at which time you will then be sent separate copies of the documents.
If you hold your stock in street name, you may receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings on request. You may need to contact your broker directly if you want to discontinue duplicate mailings to your household.
2026 Proxy Statement   129

Appendix A
Non-GAAP Financial Measures
Adjusted Earnings
Adjusted Earnings is calculated by removing the impact of special items from reported earnings. Special items are items that management believes are unusual or nonrecurring and not indicative of our core operating results or business outlook over the long term. Management believes adjusted earnings is useful to investors in evaluating our operating results, understanding our operating trends across periods on a consistent basis, and providing comparability with the performance of peer companies.
Adjusted EPS
Adjusted EPS is a measure of the company’s diluted net earnings per share excluding special items. Special items are items that management believes are unusual or nonrecurring and not indicative of our core operating results or business outlook over the long term. Management believes adjusted earnings per share is useful to investors in evaluating our operating results, understanding our operating trends across periods on a consistent basis and providing comparability with the performance of peer companies.
Cash from Operations (CFO)
Cash from operations (CFO) is calculated by removing the impact from operating working capital from cash provided by operating activities. The company believes that the non-GAAP measure cash from operations is useful to investors to help understand changes in cash provided by operating activities excluding the impact of working capital changes across periods on a consistent basis and for comparison with the performance of peer companies in a manner that, when viewed in combination with the company’s results prepared in accordance with GAAP, provides a more complete understanding of the factors and trends affecting the company’s business and performance.
Free Cash Flow
Free Cash Flow is defined as cash from operations net of capital expenditures and investments. The company believes free cash flow is useful to investors in understanding how existing cash from operations is utilized as a source for sustaining our current capital plan and future development growth. Free cash flow is not a measure of cash available for discretionary expenditures since the company has certain nondiscretionary obligations such as debt service that are not deducted from the measure.
Return on Capital Employed (ROCE)
Return on capital employed (ROCE) is a measure of the profitability of the company’s capital employed in its business operations compared with that of its peers. The company calculates ROCE as a ratio, the numerator of which is adjusted net income, and the denominator of which is average total equity plus average total debt. The net income is adjusted for after-tax interest expense, for the purposes of measuring efficiency of debt capital used in operations, and is also adjusted for non-operational or special items impacts to allow for comparability in the long-term view across periods. The company believes ROCE is a good indicator of long-term company and management performance as it relates to capital efficiency, both absolute and relative to the company’s primary peer group.
Adjusted Return on Capital Employed (also referred to as Cash-Adjusted Return on Capital Employed)
Adjusted Return on Capital Employed (ROCE) or cash-adjusted ROCE is a measure of the profitability of the company’s capital employed in its business operations compared with that of its peers. The basis of cash-adjusted ROCE utilizes ROCE as defined above and further adjusts for cash and cash equivalents, restricted cash and short-term investments as well as the after-tax interest income generated by these capital sources, as the company may retain these sources for other strategic purposes and not fully employ such capital for use in operations. As such, cash-adjusted ROCE is useful for comparability across periods that may be cyclically impacted by significant cash-related transactions. When evaluating ROCE on a relative basis, it cannot be adjusted to exclude after-tax interest income because this data is not publicly available for all of our peers.
130   ConocoPhillips

Appendix A
Non-GAAP Reconciliations
Reconciliation of Net Cash Provided by Operating Activities to Cash from Operations (“CFO”) to Free Cash Flow
	For the Year Ended	For the Year Ended	For the Year Ended
$ Millions, Except as Indicated	12/31/2023	12/31/2024	12/31/2025
Net Cash Provided by Operating Activities	19,965	20,124	19,796
Adjustments:
Net operating working capital changes	(1,382)	(181)	(76)
Cash from operations	21,347	20,305	19,872
Capital expenditures and investments	(11,248)	(12,118)	(12,553)
Free Cash Flow	10,099	8,187	7,319
Reconciliation of Earnings to Adjusted Earnings and EPS to Adjusted EPS
	For the Year Ended
	12/31/2025
Consolidated	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)
Earnings (loss)			7,988	6.35
Adjustments:
(Gain) loss on asset sales	(635)	92	(543)	(0.43)
Transaction, integration and restructuring expenses	491	(135)	356	0.29
(Gain) loss in interest rate hedge(1)	(18)	3	(15)	(0.01)
Pending claims and settlements	(83)	20	(63)	(0.05)
Other corporate charges	82	(17)	65	0.05
(Gain) loss on contingent liability measurement(2)	(60)	14	(46)	(0.04)
Adjusted earnings (loss)			7,742	6.16

(1)
Interest rate hedging (gain) loss from PALNG 1 investment.

(2)
Related to our Surmont acquisition.

Reconciliation of Return on Capital Employed (ROCE)
For the Year Ended
$ Millions, Except as Indicated	12/31/2025
Numerator
Net income	7,988
Adjustment to exclude special items	(246)
After-tax interest expense	712
ROCE earnings	8,454
Denominator
Average total equity(1)	65,094
Average total debt(2)	23,670
Average capital employed	88,764
ROCE (percent)	10%

(1)
Average total equity is the average of beginning and ending total equity by quarter.

(2)
Average total debt is the average of beginning and ending long-term debt and short-term debt by quarter.

2026 Proxy Statement   131

Appendix A
Reconciliation of Adjusted ROCE
	2021	2022	2023	2024	2025
Numerator
Net income attributable to ConocoPhillips	8,079	18,680	10,957	9,245	7,988
Adjustment to exclude special items	(79)	(1,340)	(342)	(21)	(246)
Net income attributable to noncontrolling interests	—	—	—	—	—
After-tax interest expense	698	641	616	631	712
After-tax interest income	(26)	(152)	(324)	(318)	(247)
ROCE earnings	8,672	17,829	10,907	9,537	8,207
Denominator
Average total equity(1)	42,293	48,801	47,925	51,497	65,094
Average total debt(2)	19,338	17,742	17,470	19,176	23,670
Average total cash(3)	(8,430)	(8,589)	(8,444)	(6,591)	(6,678)
Average capital employed	53,201	57,953	56,951	64,082	82,086
Adjusted ROCE (percent)	16.3%	30.8%	19.2%	14.9%	10%

(1)
Average total equity is the average of beginning total equity and ending total equity by quarter.

(2)
Average total debt is the average of beginning and ending long-term debt and short-term debt by quarter.

(3)
Average total cash is the average of beginning cash, cash equivalents, restricted cash and short-term investments and ending cash, cash equivalents, restricted cash and short-term investments by quarter.

Other Measures
Resources
The company estimates its total resources based on the Petroleum Resources Management System (PRMS), a system developed by industry that classifies recoverable hydrocarbons into commercial and subcommercial to reflect their status at the time of reporting. Proved, probable and possible reserves are classified as commercial, while remaining resources are categorized as subcommercial or contingent. The company’s resource estimate includes volumes associated with both commercial and contingent categories. The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. U.S. investors are urged to consider closely the oil and gas disclosures in our Form 10-K and other reports and filings with the SEC.
Cost of Supply
Cost of supply is the WTI equivalent price that generates a 10% after-tax return on a point-forward and fully burdened basis. Fully burdened includes capital infrastructure, foreign exchange, price-related inflation, G&A and carbon tax (if currently assessed). If no carbon tax exists for the asset, carbon pricing aligned with internal energy scenarios is applied. All barrels of resource in the cost of supply calculation are discounted at 10%.
132   ConocoPhillips

Stockholder Information

Annual Meeting
The ConocoPhillips Annual Meeting of Stockholders will be held:
Tuesday, May 12, 2026
Online at: www.virtualshareholdermeeting.com/ COP2026
Notice of the meeting and proxy materials are being sent to all stockholders.
Direct Stock Purchase and Dividend Reinvestment Plan
The ConocoPhillips Investor Services Program is a direct stock purchase and dividend reinvestment plan that offers stockholders a convenient way to buy additional shares and reinvest their common stock dividends. Purchases of company stock through direct cash payment are commission-free. Please call Computershare to request an enrollment package:
Toll-free number: 800-356-0066
You may also enroll online at www.computershare.com/investor
Registered stockholders can access important investor communications online and sign up to receive future stockholder materials electronically by following the enrollment instructions.
Principal and Registered Offices
925 N. Eldridge Parkway
Houston, TX 77079
251 Little Falls Drive
Wilmington, DE 19808

Stock Transfer Agent and Registrar
Computershare
150 Royall Street
Suite 101
Canton, MA 02021
www.computershare.com
Information Requests
For information about dividends and certificates, or to request a change of address form, stockholders may contact Computershare:
By courier:
150 Royall Street
Suite 101
Canton, MA 02021
By mail:
P.O. Box 43078
Providence, RI 02940-3006
By phone:
Toll-free number: 800-356-0066
Outside the U.S.: 201-680-6578
By internet:
www.computershare.com/investor
Personnel in the following offices can also answer investors’ questions about the company:
Institutional Investors:
ConocoPhillips Investor Relations
16930 Park Row Drive
Houston, TX 77084
281-293-5000
investor.relations@conocophillips.com
Individual Investors:
ConocoPhillips Shareholder Relations
P.O. Box 2197
Houston, TX 77252-2197
281-293-6800

Compliance and Ethics
For guidance, or to express concerns or ask questions about compliance and ethics issues, call ConocoPhillips’ Ethics Helpline toll-free at 877-327-2272, available 24 hours a day, seven days a week. The ethics office also may be contacted via email at ethics@conocophillips.com, online at www.conocophillips.ethicspoint.com or by mail at:
Attn: Corporate Ethics Office
ConocoPhillips
P.O. Box 2197
Houston, TX 77252-2197
Copies of Proxy Statement and Annual Report
Copies of this Proxy Statement and the 2025 Annual Report, as filed with the U.S. Securities and Exchange Commission, are available for free by making a request on the company’s website, calling 918-661-3700 or writing:
ConocoPhillips Reports
B-17 Plaza Office Building
315 S. Johnstone Ave.
Bartlesville, OK 74004
Website
www.conocophillips.com
The site includes resources of interest to investors, including news releases and presentations to securities analysts; copies of ConocoPhillips’ annual reports and proxy statements; reports to the U.S. Securities and Exchange Commission; and data on ConocoPhillips’ health, safety and environmental performance.

2026 Proxy Statement   133

ConocoPhillips
2026 Notable Recognitions and Achievements
•
Awarded Gold Standard Reporting by OGMP 2.0 for 2025

•
Forbes’ America’s Best Companies 2026

Explore ConocoPhillips

Annual Report
The ConocoPhillips Annual Report and Form 10-K provides details on the company’s financial and operating performance and additional shareholder information. conocophillips.com/annualreport

Upcoming and Past Investor Presentations
Provide notice of future presentations and archived presentations dating back one year, including webcast replays, transcripts and slides. conocophillips.com/investors
Sustainability Disclosures Updated annually to provide details on the company’s sustainability governance, risk management, strategy, metrics and targets. conocophillips.com/reports

Call to Action:
Electronic Document Delivery
We encourage our stockholders to enroll in voluntary electronic receipt of future proxy materials, which will save us the cost of producing and mailing documents, help us contribute to sustainable practices and give you an electronic link to the proxy voting site.
www.proxyvote.com

© 2026 ConocoPhillips Company. All Rights Reserved.

SCAN TO VIEW MATERIALS & VOTE 16930 PARK ROW DR. SPIRIT ONE, #15-N055 VOTE BY INTERNET HOUSTON, TX 77084Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date. Have your Voting Direction card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/COP2026 You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time the day before the cut-off date or meeting date. Have your Voting Direction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your Voting Direction card and return it in the postage-paid envelopewe have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. In order for your vote to be counted, your Voting Direction cardmust be received no later than the day before the cut-off date or meeting date. V88435-P47881 CONOCOPHILLIPS THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"ITEMS 1-3. 1.ELECTION OF DIRECTORS. Nominees:ForAgainstAbstain 1a.Dennis V. Arriola!!!ForAgainstAbstain 1b.Nelda J. Connors1l.David T. Seaton !!!!!! 1c.Gay Huey Evans1m.R.A. Walker !!!!!! 2.Proposal to ratify appointment of Ernst & Young LLP as 1d.Jeffrey A. Joerres!!!ConocoPhillips' independent registered public accounting!!!firm for 2026. 1e.Ryan M. Lance!!!3.Advisory Approval of Executive Compensation.!!! 1f.Timothy A. LeachTHE BOARD OF DIRECTORS RECOMMENDS A VOTEForAgainstAbstain !!! "AGAINST" ITEM 4. 1g.Kathleen A. McGinty!!4.Stockholder Proposal - Independent Board Chairman.!! !! William H. McRaven5.In its discretion, upon such other matters that mayproperly come before the meeting or any adjournment or adjournments thereof. 1i.!!! 1h.!!! Sharmila Mulligan 1j.Arjun N. Murti !!! Robert A. Niblock 1k.!!!

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V88436-P47781THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSANNUAL MEETING OF STOCKHOLDERSMAY 12, 2026 The stockholder(s) hereby appoint(s) Kelly B. Rose, Nelsy G. Lipford and Heather G. Hrap, or any of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ConocoPhillips that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on May 12, 2026, via live webcastat www.virtualshareholdermeeting.com/COP2026, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS CONOCOPHILLIPS' INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE ADVISORY APPROVAL OF EXECUTIVE COMPENSATION, AND AGAINST THE STOCKHOLDER PROPOSAL - INDEPENDENT BOARD CHAIRMAN.PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING DIRECTION CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V88453-Z92254 ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 16930 PARK ROW DR. SPIRIT ONE, #15-N055 HOUSTON, TX 77084 CONOCOPHILLIPS ! ! ! 2. Proposal to ratify appointment of Ernst & Young LLP as ConocoPhillips' independent registered public accounting firm for 2026. 3. Advisory Approval of Executive Compensation. 5. In its discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. 4. Stockholder Proposal - Independent Board Chairman. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 4. 1a. Dennis V. Arriola 1b. Nelda J. Connors 1c. Gay Huey Evans 1d. Jeffrey A. Joerres 1e. Ryan M. Lance 1f. Timothy A. Leach 1g. Kathleen A. McGinty 1h. William H. McRaven 1i. Sharmila Mulligan 1j. Arjun N. Murti 1k. Robert A. Niblock 1. ELECTION OF DIRECTORS. Nominees: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-3. For Against Abstain For Against Abstain For Against Abstain 1l. David T. Seaton 1m. R.A. Walker SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 7, 2026. Have your Voting Direction card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 7, 2026. Have your Voting Direction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. In order for your vote to be counted, your Voting Direction card must be received no later than May 7, 2026. ATTEND THE MEETING You may attend the meeting via the Internet at: www.virtualshareholdermeeting.com/COP2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V88454-Z92254ConocoPhillips Savings PlanCONFIDENTIAL FIDUCIARY VOTING DIRECTIONConocoPhillips Annual Meeting of Stockholders May 12, 2026The undersigned hereby directs that Fidelity Management Trust Company, Trustee of the ConocoPhillips Savings Plan ("Savings Plan"), vote a proportion of the shares of ConocoPhillips Common Stock representing the interest of Savings Plan participants who fail to give voting direction at the ConocoPhillips Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on May 12, 2026, via live webcast at www.virtualshareholdermeeting.com/COP2026, and at any adjournment thereof, in the manner indicated on the back of this card as to the matters shown and at its discretion as to any other matters that come before the meeting, all as described in the Notice and Proxy Statement. The proportion to which this direction applies equals the proportion of shares allocated to the Savings Plan account of the undersigned to the total shares allocated to the accounts of participants who provide fiduciary voting direction.If Broadridge, the Tabulator for the Trustee, Fidelity Management Trust Company, does not receive this Voting Direction card by May 7, 2026 at 11:59 p.m. ET, if you do not fill in any boxes on the back of this card, if you return this card unsigned, or if you do not vote by Internet or telephone on or before May 7, 2026, any shares in the Savings Plan that you otherwise could have directed will be directed by other eligible participants who elect to direct such shares.Important Information - I understand that by electing to direct the Trustee's vote of shares which do not represent my own part of the Savings Plan I become a fiduciary of the Savings Plan for voting such shares; that I must act in the best interests of all participants of the Savings Plan when giving directions for voting shares not representing my part of the Savings Plan; that I have read and understand my duties as a fiduciary as they are described on pages 26 and 27 of the Savings Plan Summary Plan Description dated January 1, 2022; and that I may decline to accept the responsibility of a fiduciary as to such shares by NOT completing or returning this Voting Direction card and NOT voting by Internet or telephone.ConocoPhillips has acknowledged and agreed to honor the confidentiality of your voting instructions to the Trustee. The Trustee will keep your voting instructions confidential.This package contains your confidential Voting Direction card to instruct the Trustee of the Savings Plan how to vote the shares of ConocoPhillips Common Stock in the Savings Plan reflecting the interest of Savings Plan participants who fail to give voting direction. Also enclosed is the Company's 2025 Annual Report along with the Notice and Proxy Statement for the 2026 Annual Meeting. Please use these documents to help you decide how to direct the way the Trustee (Fidelity Management Trust Company) should vote.CONTINUED AND TO BE SIGNED ON REVERSE SIDE

16930 PARK ROW DR.SPIRIT ONE, #15-N055HOUSTON, TX 77084 ........................ .............. .. SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 7, 2026. Have your Voting Direction card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time on May 7, 2026. Have your Voting Direction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. In order for your vote to be counted, your Voting Direction card must be received no later than May 7, 2026. ATTEND THE MEETING You may attend the meeting via the Internet at: www.virtualshareholdermeeting.com/COP2026 V88429-Z92255-Z92257 CONOCOPHILLIPS THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"ITEMS 1-3. 1.ELECTION OF DIRECTORS. Nominees:ForAgainstAbstain 1a.Dennis V. Arriola!!!ForAgainstAbstain 1b.Nelda J. Connors1l.David T. Seaton !!!!!! 1c.Gay Huey Evans1m.R.A. Walker !!!!!! 2.Proposal to ratify appointment of Ernst & Young LLP as 1d.Jeffrey A. Joerres!!!ConocoPhillips' independent registered public accounting!!!firm for 2026. 1e.Ryan M. Lance!!!3.Advisory Approval of Executive Compensation.!!! 1f.Timothy A. LeachTHE BOARD OF DIRECTORS RECOMMENDS A VOTEForAgainstAbstain !!! "AGAINST" ITEM 4. 1g.Kathleen A. McGinty!!4.Stockholder Proposal - Independent Board Chairman.!! !! William H. McRaven5.In its discretion, upon such other matters that mayproperly come before the meeting or any adjournment or adjournments thereof. 1i.!!! 1h.!!! Sharmila Mulligan 1j.Arjun N. Murti !!! Robert A. Niblock 1k.!!! 16930 PARK ROW DR.SPIRIT ONE, #15-N055HOUSTON, TX 77084

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V88430-Z92255-Z92257 ConocoPhillips Savings PlanCONFIDENTIAL VOTING DIRECTIONConocoPhillips Annual Meeting of Stockholders May 12, 2026The undersigned hereby directs that Fidelity Management Trust Company, Trustee of the ConocoPhillips Savings Plan ("Savings Plan"), vote all shares of ConocoPhillips Common Stock representing your interest in the Savings Plan (described on the back of this Voting Direction card) at the ConocoPhillips Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on May 12, 2026, via live webcast at www.virtualshareholdermeeting.com/COP2026, and at any adjournment thereof, in the manner indicated on the back of this card as to the matters shown and at its discretion as to any other matters that come before the meeting, all as described in the Notice and Proxy Statement.If Broadridge, the Tabulator for the Trustee, Fidelity Management Trust Company, does not receive this Voting Direction card by 11:59 p.m. ET on May 7, 2026, if you do not fill in any boxes on the back of this card, if you return this card unsigned, or if you do not vote by Internet or telephone on or before May 7, 2026, any shares in the Savings Plan that you otherwise could have directed will be directed by other eligible participants who elect to direct such shares.ConocoPhillips has acknowledged and agreed to honor the confidentiality of your voting instructions to the Trustee. The Trustee will keep your voting instructions confidential.This package contains your confidential Voting Direction card to instruct the Trustee of the Savings Plan how to vote the shares of ConocoPhillips Common Stock described on the back of the card representing your interest in the Savings Plan.Also enclosed is the Company's 2025 Annual Report along with the Notice and Proxy Statement for the 2026 Annual Meeting. Please use these documents to help you decide how to direct the way the Trustee (Fidelity Management Trust Company) should vote.CONTINUED AND TO BE SIGNED ON REVERSE SIDE

16930 PARK ROW DR.SPIRIT ONE, #15-N055HOUSTON, TX 77084 ........................ .............. .. SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 5, 2026. Have your Voting Direction card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time on May 5, 2026. Have your Voting Direction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. In order for your vote to be counted, your Voting Direction card must be received no later than May 5, 2026. ATTEND THE MEETING You may attend the meeting via the Internet at: www.virtualshareholdermeeting.com/COP2026 V88441-Z92256 CONOCOPHILLIPS THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"ITEMS 1-3. 1.ELECTION OF DIRECTORS. Nominees:ForAgainstAbstain 1a.Dennis V. Arriola!!!ForAgainstAbstain 1b.Nelda J. Connors1l.David T. Seaton !!!!!! 1c.Gay Huey Evans1m.R.A. Walker !!!!!! 2.Proposal to ratify appointment of Ernst & Young LLP as 1d.Jeffrey A. Joerres!!!ConocoPhillips' independent registered public accounting!!!firm for 2026. 1e.Ryan M. Lance!!!3.Advisory Approval of Executive Compensation.!!! 1f.Timothy A. LeachTHE BOARD OF DIRECTORS RECOMMENDS A VOTEForAgainstAbstain !!! "AGAINST" ITEM 4. 1g.Kathleen A. McGinty!!4.Stockholder Proposal - Independent Board Chairman.!! !! William H. McRaven5.In its discretion, upon such other matters that mayproperly come before the meeting or any adjournment or adjournments thereof. 1i.!!! 1h.!!! Sharmila Mulligan 1j.Arjun N. Murti !!! Robert A. Niblock 1k.!!! 16930 PARK ROW DR.SPIRIT ONE, #15-N055HOUSTON, TX 77084

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V88442-Z92256 CONOCOPHILLIPS UK, Australia, Norway PlansCONFIDENTIAL VOTING DIRECTIONConocoPhillips Annual Meeting of Stockholders May 12, 2026The undersigned hereby directs that Computershare Trustees Limited, CPU Share Plans Pty Limited, or any successor or other applicable trustee, custodian, or broker ("Holder"), as record holder of shares under the U.K. ConocoPhillips Share Incentive Plan, ConocoPhillips Norway Stock Savings Plan, ConocoPhillips Australian Employee Share Plan or any successor plan or arrangement ("Share Plan"), vote shares of ConocoPhillips Common Stock (described on the back of this Voting Direction card) at the ConocoPhillips Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on May 12, 2026, via live webcast at www.virtualshareholdermeeting.com/COP2026, and at any adjournment thereof, in the manner indicated on the back of this card as to the matters shown and at its discretion as to any other matters that come before the meeting, all as described in the Notice and Proxy Statement. In order for your vote to be counted, Broadridge, the Tabulator for the Holder must receive this Voting Direction card no later than 11:59 p.m. ET on May 5, 2026.If Broadridge, the Tabulator for the Holder does not receive this Voting Direction card by 11:59 p.m. ET on May 5, 2026, if you do not fill in any boxes on the back of this card, if you return this card unsigned, or if you do not vote by Internet or telephone on or before May 5, 2026, any shares held in the Share Plan that you otherwise could have directed will not be voted by the Holder.ConocoPhillips has acknowledged and agreed to honor the confidentiality of your voting instructions to the Holder. The Holder will keep your voting instructions confidential.This package contains your confidential Voting Direction card to instruct the Holder how to vote the shares of ConocoPhillips Common Stock described on the back of the card representing your interest in the applicable plan.Also enclosed is the Company's 2025 Annual Report along with the Notice and Proxy Statement for the 2026 Annual Meeting. Please use these documents to help you decide how to direct the way the Holder should vote.CONTINUED AND TO BE SIGNED ON REVERSE SIDE